Coronado Global Resources Inc. (“Coronado”) Statement of Coal
Resources and Reserves for the Curragh Mine Complex in Accordance
with the JORC Code and United States SEC Regulation S-K 1300 as of
December 31st 2023
Bowen Basin
Queensland, Australia
February 2024

SIGNATURE PAGE
Effective Date of Report:
December 31st, 2023
Qualified Person(s) Preparers:

/s/ Barry Lay______________________
Name: Barry Lay
Managing Director of Resology Pty Ltd (Prepared Sections: 1.3, 1.4, 1.6, 5.2,

6, 7, 8, 9, 10, 11

,

21,
22, 23, 24, 25, 26)
_/s/ Daniel Millers___________________
Name: Daniel Millers
Superintendent Long Term Planning – Coronado Curragh Pty Ltd (Prepared Sections: 1.1, 1.2, 1.5,
1.7, 1.8, 1.9, 1.10, 2, 3, 4, 5, 12.1, 13.1, 14, 15, 16, 17, 18, 19, 20,

21, 22, 23, 24, 25, 26)
_/s/ Chris Wilkinson __________________
Name: Chris Wilkinson
Director Mining Consultancy Services (Australia) Pty Ltd – Talisman Technical

Pty Ltd

(Prepared Sections: 12.2, 13.2,

21, 22, 23, 24, 25,

26)

Signature Date:
February 15th, 2024

Table

Of Contents
1
Executive Summary.................................................................................................................................

7
1.1
Property Description

.........................................................................................................................

7
1.2
Ownership ........................................................................................................................................

7
1.3
Geology and Mineralization

..............................................................................................................

7
1.4
Exploration Status ............................................................................................................................

7
1.5
Operations and Development .......................................................................................................... 7
1.6
Mineral Resource .............................................................................................................................

8
1.7
Mineral Reserve ...............................................................................................................................

9
1.8
Capital and Operating Costs ............................................................................................................

9
1.9
Economic Evaluation

......................................................................................................................

10
1.10
Conclusion and Recommendations ...............................................................................................

11
2
Introduction

............................................................................................................................................

12
2.1
Registrant and Terms

of Reference

...............................................................................................

12
2.2
Information Sources .......................................................................................................................

12
2.3
Personal Inspections

......................................................................................................................

12
3
Property Description

..............................................................................................................................

13
3.1
Location

13
3.2
Titles, Claims or Leases .................................................................................................................

14
3.3
Mineral Rights ................................................................................................................................

18
3.4
Encumbrances ...............................................................................................................................

18
3.5
Other Risks

.....................................................................................................................................

18
4
Accessibility, Climate,

Local Resources,

Infrastructure and Physiography .......................................... 19
4.1
Topography,

Elevation and Vegetation ..........................................................................................

19
4.2
Access and Transport ....................................................................................................................

19
4.3
Availability of Infrastructure ............................................................................................................

19
4.4
Climate and Length of Operating Season

......................................................................................

19
5
History ...................................................................................................................................................

20
5.1
Previous Operation.........................................................................................................................

20
5.2
Previous Exploration ......................................................................................................................

20
6
Geological Setting, Mineralization and Deposit

.....................................................................................

21
6.1
Regional, Local and Property Geology ..........................................................................................

21
6.2
Mineralization .................................................................................................................................

22
6.3
Coal Quality

....................................................................................................................................

22
6.4
Deposits

23
7
Exploration

.............................................................................................................................................

25
7.1
Nature and Extent of Exploration ...................................................................................................

25
7.2
Hydrology .......................................................................................................................................

31
7.3
Geotechnical Data

..........................................................................................................................

33
8
Sample Preparation, Analysis and Security ..........................................................................................

41
8.1
Prior to Sending to the Lab and Lab Procedures

...........................................................................

41
9
Data Verification ....................................................................................................................................

42
9.1
Limitations of Verification ...............................................................................................................

42
9.2
Procedures of Qualified Person .....................................................................................................

42
9.3
Opinion of Qualified Person ...........................................................................................................

42
10
Mineral Processing and Metallurgical Testing .......................................................................................

43

10.1
Testing

Procedures and Sample Representatives

......................................................................... 43
10.2
Laboratory Details ..........................................................................................................................

43
10.3
Assumptions and Prediction

...........................................................................................................

43
10.4
Opinion of Qualified Person ...........................................................................................................

43
11
Mineral Resource Estimates .................................................................................................................

44
11.1
Assumptions, Parameters and Methodology .................................................................................

44
11.2
Qualified Person’s Resource Estimate .......................................................................................... 45
11.3
Cut-off thickness and insitu ash .....................................................................................................

45
11.4
Resources Exclusive of Reserves

..................................................................................................

46
11.5
Initial Economic Assessment ......................................................................................................... 46
11.6
Resource Classification and Estimate Uncertainty ........................................................................ 48
11.7
Qualified Person ’s Opinion

............................................................................................................

49
11.8
Qualified Person ’s Credentials

......................................................................................................

49
12
Mineral Reserve Estimates ................................................................................................................... 50
12.1
Open Cut 50
12.2
Underground ..................................................................................................................................

53
13
Mining Methods .....................................................................................................................................

59
13.1
Open Cut Mining ............................................................................................................................

59
13.2
Underground Mining

.......................................................................................................................

70
14
Process and recovery methods

.............................................................................................................

89
14.1
Description .....................................................................................................................................

89
15
Infrastructure .........................................................................................................................................

92
16
Market studies .......................................................................................................................................

94
16.1
Market Description .........................................................................................................................

94
16.2
Price Forecasts ..............................................................................................................................

95
16.3
Contract Requirements ..................................................................................................................

95
17
Environmental studies, permitting, and plans, negotiations,

or agreements with local individuals or
groups

....................................................................................................................................................

99
17.1
Results of Studies ..........................................................................................................................

99
17.2
Requirements and Plans for Waste Disposal ................................................................................ 99
17.3
Permit Requirements and Status .................................................................................................

100
17.4
Local Plans, Negotiations or Agreements

....................................................................................

101
17.5
Mine closure plans and associated costs .................................................................................... 101
17.6
Commitment to local hiring

...........................................................................................................

101
17.7
Qualified Person ’s Opinion

..........................................................................................................

102
18
Capital and Operating Costs ...............................................................................................................

103
18.1
Capital Cost Estimate

...................................................................................................................

103
18.2
Operating Cost Estimate ..............................................................................................................

103
19
Economic Analysis ..............................................................................................................................

104
19.1
Assumptions, Parameters and Methods ......................................................................................

104
19.2
Results

105
19.3
Sensitivity .....................................................................................................................................

105
20
Adjacent properties..............................................................................................................................

106
20.1
Information Used

..........................................................................................................................

106
21
Other relevant data and information

....................................................................................................

107
22
Interpretation and conclusions ............................................................................................................

108
22.1
Conclusion

....................................................................................................................................

108

22.2
Significant Risk Factors

................................................................................................................

108
22.2.0
Governing Assumptions

...............................................................................................

108
22.2.1
Limitations

....................................................................................................................

108
22.2.2
Development of the Risk Matrix

...................................................................................

108
23
Recommendations...............................................................................................................................

116
24
References ..........................................................................................................................................

117
25
Reliance on information provided by the registrant

.............................................................................

117
26
Glossary of Abbreviations and Definitions .......................................................................................... 118

LIST OF FIGURES
Figure 1-1: CAPEX US$ million (nominal)

.......................................................................................................

10
Figure 1-2: Curragh Operating Cost Profile (nominal)..................................................................................... 10
Figure 3-1: Location Map

.................................................................................................................................

13
Figure 3-2 - Mining Leases and Mineral Development Licenses .................................................................... 15
Figure 3-3: Surface landownership details ......................................................................................................

17
Figure 6-1: Blackwater Group Stratigraphic Sequence ...................................................................................

22
Figure 6-2: Trends in Seam Splitting and

Coalescing from North to South .................................................... 23
Figure 6-3: North South Section through Curragh Tenements

showing major seams ................................... 24
Figure 7-2: Curragh Boreholes as of 31 August 2023 used

in Resource Estimate ........................................ 28
Figure 7-3: Sample Locations by PrimarySample Type ..................................................................................

29
Figure 7-4 Hydro Monitoring Sites

...................................................................................................................

32
Figure 7-4 Curragh Main Sample Sites ...........................................................................................................

39
Figure 7-5 Curragh North Sample Sites ..........................................................................................................

40
Figure 14 Breakeven analysis vs strip ratio.

....................................................................................................

47
Figure 11-1 – Underground

cost per tonne vs average realized price per product tonne

............................... 48
Figure 12-1. S-K 1300 Resource Classifications Relative to Mammoth

Seam Mine Plan

.............................. 55
Figure 12-2. S-K 1300 Resource Classifications Relative to Mackenzie

Seam Mine Plan

............................. 56
Figure 13-1 - Curragh North typical Highwall design profile

............................................................................

61
Figure 13-2 - Curragh North typical Lowall design profile ...............................................................................

61
Figure 13-3 - Curragh Main typical Highwall design profile

.............................................................................

62
Figure 13-4 - Curragh Main typical Lowall design profile ................................................................................

62
Figure 13-5 – Curragh North Period Progress Plot .........................................................................................

64
Figure 13-6 - Curragh Main Period Progress Plot ...........................................................................................

65
Figure 13-7 - X Pit Period Progress Plot .........................................................................................................

66
Figure 13-8 - Z Pit Period Progress Plot ......................................................................................................... 67
Figure 13-9 - Curragh Open Cut LOM Production Fleets

...............................................................................

68
Figure 13-10 - Curragh Open Cut LOM ROM t Mined .................................................................................... 68
Figure 13-
11
- Curragh Open Cut LOM Waste Handled

by Equipment Type

................................................. 69
Figure 13-12 - Curragh Open Cut ROM t Mined by Pit ...................................................................................

69
Figure 13-13 - Curragh Open Cut ROM t Mined and

Product Coal ................................................................

70
Figure 13-14 - Curragh Open Cut Product Coal by Type ................................................................................

70
Figure 13-15.

Typical Bord and Pillar Production

Panel with Primary and Secondary Extraction. ................. 71
Figure 13-16.

Example of Secondary Floor Coal Workings ............................................................................

72
Figure 13-17.

Average Annual Production Rate by CM

Unit over LOM

.......................................................... 73
Figure 13-18.

Mammoth Seam Depth of Cover (DOC) (m) ........................................................................... 75
Figure 13-19.

Mackenzie Seam Depth of Cover (DOC) (m) ........................................................................... 76
Figure 13-20.

Mammoth Seam thickness (m) .................................................................................................

77
Figure 13-21.

Mackenzie Seam thickness (m) ................................................................................................

78
Figure 13-22.

Mammoth Seam Gas Content (m3/t) ........................................................................................

79

Figure 13-23.

Mackenzie Seam Gas Content (m3/t)

.......................................................................................

80
Figure 13-24.

Surface infrastructure for the Mammoth Seam South Area Mine

Access from S-Pit ...............

81
Figure 13-25.

Curragh North Underground Mine – Mammoth Seam

LOM Layout

......................................... 82
Figure 13-26.

Curragh North Underground Mine – Mackenzie

Seam LOM Layout

........................................ 83
Figure 13-27.

LOM Production Period Plot for Mammoth Seam

South ..........................................................

84
Figure 13-28.

LOM Production Period Plot for Mammoth Seam

Central & North

........................................... 85
Figure 13-29.

LOM Production Period Plot for Mackenzie Seam ................................................................... 86
Figure 13-30.

LOM ROM Production per year by seam mined

graph............................................................. 87
Figure 13-31.

LOM ROM Production per year by CM Production Unit

graph

................................................. 87
Figure 13-32.

LOM Marketable tonnes by Primary and Secondary

Product per year graph

.......................... 88
Figure 14-1: Aerial view of the CHPP facilities and associated infrastructure ................................................

90
Figure 15-1: Curragh Preparation Plant Infrastructure ....................................................................................

93
Table

16.2: Coal Pricing (Real US$/t sold)

......................................................................................................

95
Figure 17-1: Mine Waste Disposal Areas ......................................................................................................

100
Figure 18-1: CAPEX US$ million (nominal)

...................................................................................................

103
Figure 18-2 : Curragh Operating Cost Profile (nominal)................................................................................ 104

LIST OF TABLES
Table

1.1: Coal Resources Summary as of December 31, 2023 ......................................................................

8
Table

1.2: Coal Reserve Estimate Summary as of December

31, 2023 (Mt) ...................................................

9
Table

1.3: Marketable Coal Reserve Estimate Summary

as of December 31, 2023 (Mt) ................................

9
Table

1.4: LOM tonnage, Profit & Loss (P&L) before tax

and EBITDA

........................................................... 11
Table

3.1: Mining Leases ................................................................................................................................

16
Table

3.2: Mineral Development Licenses ......................................................................................................

16
Table

7.1: Drill hole Statistics ..........................................................................................................................

27
Table

7.2: Selected Exploration and Data management procedures

.............................................................. 27
Table

7.4 Geotechnical Laboratory Testing:

Australian Standards (AS) International Standards (ASTM)

and
No. of Completed Tests

2022-23 ..........................................................................................................

34
Table

7.5 2022 Curragh North Geotechnical Drilling....................................................................................... 35
Table

7.6 2022 Curragh Main Geotechnical Drilling

........................................................................................

36
Table

7.7 2023 Curragh North Geotechnical Drilling....................................................................................... 37
Table

7.8 2023 Curragh Main Geotechnical Drilling

........................................................................................

38
Table

8.1: Analytical Test

Standards Numbers – Coal Quality ....................................................................... 41
Table

8.2: Analytical Test

Standards Numbers – Geotechnical

...................................................................... 42
Table

11.1: Coal Resources

Summary as of December 31, 2023

.................................................................. 45
Table

11.2: Ranges

of drillhole spacing used to define coal Resource categories

(metres) ..........................

49
Table

11.3: Resource

Estimate Global Precision

............................................................................................

49
Table

12.1 – Insitu to ROM Coal Modifying Factors

........................................................................................

51
Table

12.2: Open Cut ROM Coal Reserve Summary as of December

31, 2023 (Mt) ....................................

52
Table

12.3: Open Cut Marketable Coal Reserve Summary

as of December 31, 2023 (Mt)

........................... 52
Table

12.4: Underground ROM Coal Reserve Summary

as of December 31, 2023 (Mt)

............................... 57
Table

12.5: Underground Marketable Coal Reserve Summary

as of December 31, 2023 (Mt) .....................

57
Table

14.1: CHPP Capacity

.............................................................................................................................

91
Table

16.1: Coal Quality for Washed Products ............................................................................................... 94
Figure 19-1: Project Post Tax

Net Cash Flow Summary (Millions) ...............................................................

105
Table

19.1: Sensitivity of NPV (USD billions)

................................................................................................

105
Table

22.1:

Likelihood/Probability Level Table .............................................................................................

109
Table

22.2; Consequence Level Table ..........................................................................................................

110
Table

22.3:

Risk Matrix

.................................................................................................................................
111
Table

22.4:

Risk Assessment .......................................................................................................................

112

Executive Summary
1.1

Property Description
This

report

provides

a

statement

of

Coal

Resources

and

Coal

Reserves

estimates

for

Curragh

mine
(sometimes referred to herein as Curragh or the Property) in Central Queensland, Australia, as defined under
Subpart

1300

of

Regulation

S-K

(Regulation

S-K

1300)

promulgated

by

the

United

States

Securities

and
Exchange

Commission

(SEC)

and

the

Australasian

Code

for

Reporting

of

Exploration

Results,

Mineral
Resources

and

Ore

Reserves

(JORC

Code

2012).

This

report

was

also

prepared

in

accordance

with

the
Australasian Code for Public Reporting of Technical

Assessments and Valuations of Mineral Assets (VALMIN
Code 2015).
Coal Resources

and Coal

Reserves estimates

are herein

reported and

rounded to

millions of

metric tonnes
(Mt).

Curragh is located

approximately 200 kilometres

by road west

of Rockhampton and

approximately 14 km north
of the

town

of

Blackwater

(refer

to

Figure

3-1)

within

the

Central

Highlands

Regional

Council,

Queensland
Australia. The coordinates of the mine are 688,561 East,

7,400,933 North in the AMG66 grid system.
The

Property

is

comprised

of

approximately

25,586

total

hectares

of

approved

Mining

Leases

and

Mineral
Development

Licences.

Underlying

these

Resource

Authorities

are

various

forms

of

cadastral

land

with
different ownership

arrangements as

detailed in section

3.2. Coronado is

able to access

all the land

through
either direct ownership or signed agreements.
1.2

Ownership
Curragh commenced

operations in

1983 and

was formerly

controlled by

a consortium

of companies.

These
companies were bought out by Arco Australia who later

sold the Property to Wesfarmers. Coronado acquired
the Property from Wesfarmers in 2018. Further details

on ownership are presented in Sections 3.2 to 3.4
1.3

Geology and Mineralization
The Curragh mine

extracts

seams in the

Rangal Coal

Measures including

the Cancer,

Aries, Castor,

Pollux,
Orion

and

Pisces

seams.

These

coals

are

suitable

for

beneficiation

to

metallurgical

and

thermal

products.
Some seams

are suitable

to bypass

direct to

product.

Further details

on the

geology of

the operations

are
provided in Section 6.
1.4

Exploration Status
The Property

has been

extensively explored, largely

by drilling

open chip holes

as well

as core

holes, downhole
geophysics is

used extensively.

The majority

of the

data was

acquired or

generated by

previous owners

of
the Property. These sources comprise the primary data used in the evaluation of the coal Resources and coal
Reserves on the Property.

Ongoing exploration

has been

carried out

by Coronado

since acquiring

the Curragh

mine.

The exploration
data acquired by Coronado has been consistent with past drilling activities. Recent exploration has included a focus on underground exploration including the acquisition of 2D and 3D seismic data. Further details on past exploration efforts are discussed in Section 7.
1.5

Operations and Development
Curragh operates the open cut using a conventional open cut strip mining technique using draglines

and truck
and excavator

methods

typical

throughout

the

Bowen Basin.

Curragh

operates

4 large

electric draglines,

1
large

electric

rope

shovel

and

fleets

of

diesel

hydraulic

excavators

in

the

open

cut.

The

mine’s

annual
production capacity

of approximately

185 Mbcm

of total

movement means

it can

be ranked

as a

large open
cut coal operation when compared to producers in

Australia and internationally. The open cut operation mines
around 13.5Mt Run of Mine (ROM) coal per annum, producing

around 11Mtpa

of product coal.

The

Curragh

mine

includes

a

development

underground

project

at

Curragh

North

currently

in

operational
readiness phase and planned to

commence production in 2025.

The selected underground mining

method is
Bord and Pillar Mining using

the Place Change operating

methodology.

The Life of Mine (LOM)

underground
plan utilises up to

four continuous miners

over two separate

mining levels, entering

the target seams

directly
from a final

open cut highwall.

The target seams

to be mined

using underground

methods are the

Mammoth
and Mackenzie seams at Curragh North. The Mammoth seam corresponds to the coalesced Aries and Castor
seams in

the open

cut, and

the Mackenzie seam

corresponds to the

coalesced Pollux, Orion

and Pisces seams
in the open cut.

The underground

project will

add a

ROM production

profile on

top of

the existing

open cut

mine, at

around
3Mtpa ROM coal.

This takes

the total ROM

coal feed to

the Coal Handling

and Preparation Plant

(CHPP) to
nameplate

capacity

of

around

16.5Mtpa

for

the

total

Curragh

mining

complex,

maximising

the

production
potential with the existing installed

processing infrastructure on site. The

product coal profile is targeted to

be
around 13.5Mtpa from the

combined open cut and

underground operations, decreasing

over the LOM as

the
yield from the open cut coal reduces

over the LOM plan. The mine produces

coal that is suitable for the export
metallurgical and thermal coal markets, as well as a long term domestic thermal coal supply contract.

There are two coal preparation plants at Curragh, CPP1 and CPP2. CPP1 has a nameplate capacity of 1,100
raw tonnes

per hour

(tph).

CPP2 has

a nameplate

capacity

of 1,200

tph but

is capable

of 1,350

tph when
processing selected

feed types.

Processes are

typical of

those used

in the

coal industry

and are

in use

at
adjacent

coal

processing

plants.

Further

details

on

coal

processing

and

infrastructure

are

discussed

in
Sections 14 and 15 respectively.
1.6

Mineral Resource
Mineral

Resources,

representing

in-situ

coal

form

a

portion

of

which

Reserves

are

derived,

are

presented
below.

The Coal Resource

estimate, summarized

in Table

1.1, was

prepared as

of December 31,

2023, for
the Curragh Mine. Further details on the Coal Resource

estimate is presented in Section 11

.
Table 1.1: Coal Resources Summary as of December 31, 2023
Area
Measure
d (Mt)
Indicate
d (Mt)
Meas +
Ind (Mt)
Inferred
(Mt)
Total
(Mt)
Ash %
VM
%
Sulphur
%
Opencut
Inclusive of Reserves

217 25 242 - 242 18.7 19.2 0.57
Exclusive of Reserves

167 81 247 54 302 22.9 19.1 0.59
Total Open-cut 383 106 489 54 543 21.0 19.1 0.58
Underground
Inclusive of Reserves

140 44 183 - 183 14.9 18.2 0.39
Exclusive of Reserves

41 62 103 106 209 18.6 18.1 0.39
Total

Underground
181 106 286 106 392 16.9 18.2 0.39
Total Resources 564 211 775 160 936 19.2 18.7 0.50

Notes

(i)

Total Coal Resources (936Mt) are reported inclusive of Reserves
(ii)

Coal Resource tonnes are reported on a 5.3%

in-situ Moisture basis

(iii)

Coal qualities are reported on an air-dried

basis
(iv)

Underground resources are those that are approximately >15:1 vertical strip ratio or those overlapping underground mining reserves
(v)

The numbers have been rounded and the

totals may not add up.

1.7

Mineral Reserve
The Coal

Reserve

estimate

summary

for Curragh

reported

in Table

1.2

has been

converted

from

the

Coal
Resource estimate. The Marketable Coal Reserve

estimate in Table

1.3 represents beneficiated or otherwise
enhanced coal product where modifications due to mining, dilution and processing have been considered and is an estimate of the marketable product achievable from

the Coal Reserve.

The numbers

are based

on the

results and

findings of

the Qualified

Persons and

their application

of the

relevant
modifying factors to the

Coal Resource geological

model. The basis for

the conversion of

Coal Resources to
Coal Reserves

including the

modifying

factors

used

is discussed

in section

12.

Inferred

Resources

are not
included in the Coal Reserve estimate.
Table 1.2: Coal Reserve Estimate Summary as of December 31, 2023 (Mt)
Curragh ROM Tonnes
Proven Probable Total
Quality (adb)
Mt Mt Mt Ash (%) TS (%) VM (%)
Open Cut 227 22 249 31.3 0.5 16.0
Underground 30 11 41 17.0 0.3 16.4
Curragh Total 257 33 290
Table 1.3: Marketable Coal Reserve Estimate Summary as of December 31, 2023 (Mt)
Demonstrated Coal Reserves

(Wet Tonnes,

Washed or Direct Shipped, Mt)
Quality (adb)
Product Tonnes
By Reliability Category
Proven Probable Total Ash% Sulphur% VM%
Open Cut 173 16 189 12.2 0.5 19.5
Underground 25 9 34 10.0 0.3 16.9
Curragh Total 198 25 223

Notes
a)

Coronado's ownership is 100% of the Curragh

Mine
b)

All tonnes are millions of metric tonnes (Mt).

c)

Open Cut ROM Coal Reserves have been stated

on a 7.5% Moisture basis. Underground ROM Coal Reserves

have been
stated on an 8.0% Moisture basis.
d)

Open Cut

Marketable Reserves

are stated

on a

product moisture

basis of

9.5%. Underground

Marketable Reserves

are
stated on a product moisture basis of 10%
e)

Coal qualities are reported on an air-dried

basis.
f)

Typical marketable coal products produced

range from low-ash,

hard coking coal

to mid-ash semi-hard

coking coal, a variety
of low-volatile Pulverised Coal Injection (PCI) products

ranging from low to high ash, and thermal

coal
g)

Totals may not sum due to rounding.
1.8

Capital and Operating Costs
Capital costs for the

Curragh mine are split into development

capital for new projects such as

the underground
project,

X

pit

and

Z

pit

developments,

and

Stay

in

Business

(SIB)

capital

as

a

requirement

to

support

the
ongoing operations

with new

infrastructure

and equipment

as the

current

installed and

operated

equipment
reaches its useful

operating life. A

summary of

the estimated

capital profile over

the LOM for

the Property

is
provided in Figure 1-1.

Figure 1-1: CAPEX US$ million (nominal)
Mine operating costs include

fixed and variable costs

for both the open cut

and underground operations

both
onsite and offsite to Free on Board (FOB) loaded onto a ship at the port for export coal, or Free on Rail (FOR)
loaded onto

a train

for domestic

thermal

coal.

The open

cut costs

have been

benchmarked

off the

existing
open cut operation at Curragh.

The underground development project operating costs

have been supplied by
a third

party independently

with experience

estimating costs

for similar

underground

Bord and

Pillar mining
projects in the Rangal seams in the Bowen Basin.

All state

regulated and

third party

contracted royalties

payable based

on the

Curragh coal

production profile
are included in

the operating

costs, as well

as indirect business

costs backcharged to

the Curragh operation
such as a corporate support functions.

A summary of projected operating costs profile over the

LOM for the Property is provided in Figure 1-2.
Figure 1-2: Curragh Operating Cost Profile (nominal)
1.9

Economic Evaluation
The financial model

prepared for this

Technical

Report Summary (TRS)

was developed to

test the economic
viability

of the

Coal

Reserves.

The results

of this

financial

model are

not

intended

to represent

a bankable
feasibility

study,

required

for

financing

of

any

current

or

future

mining

operations

contemplated

for

the
Coronado

properties,

but

are

intended

to

establish

the

economic

viability

of

the

estimated

Coal

Reserves.

Cash flows are simulated on an annual basis based on

projected production from the Coal

Reserves.

The

project

cash

flows,

excluding

debt

service,

are

calculated

by

subtracting

direct

and

indirect

operating
expenses, tax payments and capital expenditures from

revenue.

Customer coal pricing have been estimated

based on

industry

specialists

forecasts

and appropriate

discounts

and

adjustments

applicable

to Curragh’s
products.
Economic outcomes include capital forecasts and government and contracted royalty and rebate payments.
Table 1.4: LOM tonnage, Profit & Loss (P&L) before tax and EBITDA
LOM Clean LOM PandL LOM EBITDA
Tonnes Pre-Tax PandL Per Tonne EBITDA Per Tonne
Curragh 253Mt 4.7 billion 18 7.0 billion 28
Clean tonnes

produced in LOM

plan are

greater than

Marketable Coal Reserve

tonnes due

to mine

sequencing
required for open

pit mine design

and operating long

strike dragline pit

operations to achieve

the Marketable
Reserves.

Under

SEC

requirements

Inferred

Resources

cannot

be

converted

to

a

Coal

Reserve,

only
Measured and Indicated Resources may be converted

to a Coal Reserve.
In order

to allow

the mine

plan to

proceed however

Inferred Resources

must be

mined as

part of

the LOM
plan,

these

are

then

excluded

for

reporting

purposes

from

the

marketable

tonnes.

The

majority

of

Inferred
Resources are mined late in the mine schedule and

due to time value of money these

have minimal impact on
net present value NPV valuation.
As shown in Table 1.4 the Curragh Mine shows positive

EBITDA over the LOM.

Overall, Curragh’s operations
show positive LOM P&L and EBITDA of over $4 billion

and $7 billion respectively.
Curragh’s cash flow summary,

excluding debt service, is shown in section 19.
Consolidated cash flow

from operations is

positive over the

mine life with

the post-production

years showing
negative cash flows due to end-of-mine reclamation spending.

Cash flow after tax, but before debt service, generated

over the life of the project was discounted to NPV at

a
10.0%

discount

rate,

which

represents

the

risk

adjusted

return

demanded

by

a

hypothetical

investor

in
Curragh, also referred as the Weighted Average Costs of Capital (WACC). The assessment of an appropriate discount

rate

is

a

matter

of

judgement

considering

market

pricing

information

and

the

characteristics,
circumstances and risks specific to the asset generating

the cash flows subject to discounting.

The NPV of

the project cash

flows is a

point in time

estimate of

potential economic

outcomes with scope

for
further projects

not exhausted.

The NPV

amounts to

approximately USD

1.1 billion as

a base

line only

with
outcomes

highly

dependent

upon

market

based

pricing,

exchange

rates,

and

various

other

factors.

The
financial model prepared for the TRS was developed to test the economic viability of each coal resource area.

The NPV estimate

was made for purposes

of confirming the economics

for classification of Coal

Reserves and
not

for

purposes

of

valuing

Coronado

or

its

Curragh

assets.

Mine

plans

may

change

or

be

optimised

in
increase cashflow/NPV,

and actual results of

the operations may be

different.

In all cases, the

mine production
plan assumes the properties are under competent management.
1.10

Conclusion and Recommendations
Sufficient data has

been obtained through various exploration

and sampling programs and mining

operations
to

support

the

geological

interpretations

of

seam

structure

and

thickness

for

coal

horizons

situated

on

the
Curragh Property.

The exploration

data is

of sufficient

quantity and

reliability to

reasonably support

the Coal
Resource and Coal Reserve estimates in this TRS.
The geological

data and

LOM Plan

in this

report consider

mining plans,

revenue, operating

and capital

cost
assumptions that are sufficient to support the classification of Coal Reserves provided herein.

Introduction
2.1

Registrant and Terms of Reference
This report

was prepared

for the

sole use

of Coronado

Global Resources

Inc. (“Coronado”)

and its

affiliated
and subsidiary companies

and advisors. The

report provides a

statement of coal

Resources and coal

Reserves
for the Curragh mine, as defined under SEC Regulation S-K 1300 and the Australasian Code for Reporting of
Exploration Results, Mineral Resources

and Ore Reserves (JORC

Code 2012).

This report was

also prepared
in accordance

with the

Australasian Code

for Public

Reporting of

Technical

Assessments and

Valuations

of
Mineral

Assets

(VALMIN

Code

2015).

This

report

updates

the

technical

report

summary

titled,

"Coronado
Global

Resources

Inc.

(“Coronado”)

Statement

of

Coal

Resources

and

Reserves

for

the

Curragh

Mine
Complex in Accordance

with the

JORC Code and

United States SEC

Regulation S-K 1300

as of

December 31,
2021 Bowen Basin Queensland, Australia February 202

2," dated February 21, 2022.
The

report

provides

a

statement

of

Coal

Resources

and

Coal

Reserves

for

the

Curragh

mine.

Exploration
results and Resource calculations were used as the basis

for the mine planning.
Coal Resources

and Coal

Reserves are

herein reported

in metric

units of

measurement and

are rounded

to
millions of metric tonnes (Mt). All currency is in USD.
2.2

Information Sources
This

TRS

is

based

on

information

provided

by

various

Curragh

employees

and

external

consultants

and
reviewed by Barry Lay (Qualified

Person Resource) and Daniel

Millers (Qualified Person Open

Cut Reserve)
and Chris

Wilkinson (Qualified

Person Underground

Reserve).

For the

evaluation,

the

following tasks

were
completed:
●

Process

the

information

supporting

the

estimation

of

Coal

Resources

and

Coal

Reserves

into
geological models;

●

Develop LOM plans and financial models;
●

Held discussions with Coronado company management; and

●

Prepare

and

issue

a

Technical

Report

Summary

providing

a

statement

of

Coal

Resources

and
Reserves which would include:
o

A description of the mine and facilities.

o

A description of the evaluation process.
o

An

estimation

of

Coal

Resources

and

Coal

Reserves

with

compliance

elements

as

stated
under the JORC Code and Regulation S-K 1300.
2.3

Personal Inspections
Daniel Millers is a full time employee of Coronado Global

Resources in the role of Superintendent Long Term
Planning. Daniel

has a thorough

understanding of

the Curragh

mine site

and has

made numerous

site visits
during his 3 years of employment with the organisation

.
Barry Lay

is an

external consultant operating

under his

own company

Resology Pty Ltd

and is

a former

Curragh
employee with years of site experience.
Chris Wilkinson is a Director of

Mining Consultancy Services Pty Ltd the Advisory entity

of Talisman Technical
Pty

Ltd,

an

independent

consultancy

company

who

has

been

engaged

by

Coronado

Global

Resources
throughout

the

Curragh

North

Underground

Project.

Mr

Wilkinson

visited

Curragh

Mine

and

the

planned
underground mine location in S-Pit area during 2023.

Abbot Point Coal Terminal
200 000dwt
Bowen
20
0
50
100km
Collinsville
Collinsville
Sonoma*
Gattonvale
Bowen
Basin
Calen
Coal
Measures
Mackay
Newlands
Eastern Creek
Wollombi/Suttor Creek
Hillalong
Lancewood
Lake Elphinstone
Wards Well
Hail Creek
North Goonyella
Mount Fort Cooper
Burton
Ellensfield
Kemmis/Walker
Red Hill
Bee Creek
Goonyella Riverside
South Walker Creek
Broadlea North
Nebo West
Moranbah North
Coppabella
Morambah/Wotonga
Grosvenor
Carborough Downs*
22°
Isaac Plains
Moranbah
Moorvale
Moranbah South
Mavis Downs
Codrilla
Diamond Creek
Millennium
Olive Downs
Daunia
Poitrel
Winchester South
Peak Downs East
Winchester
Peak Downs
New Saraji
Saraji
Lake Vermont*
Dysart
Blair Athol
Clermont*
Norwich Park
Middlemount
German Creek East
German Creek
Foxleigh
Oaky Creek
Lake Lindsay*
Gregory
Crinum
Valeria
Kestrel
Yarrabee
Jellinbah East
Ensham
Curragh
Taroborah
Bluff
Emerald
Blackwater
Minyango
Cullin-la-ringo
Minerva
Blackwater
Cook
Togara North
Sirius Creek
Togara South
24°
Humboldt
Springsure
Bowen
Basin
Rolleston
148°
150°
Dalrymple Bay Coal Terminal
230 000dwt
Hay Point Coal Terminal
230 000dwt
Styx
Basin
Styx
Rockhampton
Gladstone
RG Tanna Coal Terminal
Barney Point Coal Terminal
24°
22°
Baralaba
Baralaba
Wonbindi
Callide
Basin
Biloela
Callide
Belvedere (Moura West)
Moura
Dawson Mining Complex (Moura)
Theodore
Monto
Mulgildie
Basin
Monto
Dawson South Stage 3
Theodore South
Operating mine
Mine under construction
Deposit
Township
Railway
Coal export terminal
90 000dwt (maximum vessel size)
Coal measures
Bowen Basin
Calen Coal Measures
Callide Basin
Galilee Basin
Mulgildie Basin
Styx Basin
Surat Basin

Property Description
3.1

Location
The Curragh Project

is located approximately 200

kilometres by road west

of Rockhampton and approximately
14 km

north

of the

town

of

Blackwater

(refer

to

Figure

3-1)

within

the

Central

Highlands

Regional

Council,
Queensland

Australia.

The

coordinates

of

Curragh

are

688,561

East,

7,400,933

North

in

the

AMG66
coordinate system.
Figure 3-1: Location Map

3.2

Titles, Claims or Leases
The Mineral Resources

Act 1989 (Qld) (MRA)

and the Mineral

and Energy Resources

(Common Provisions)
Act

2014

(Qld)

(MERCPA),

together,

provide

for

the

assessment,

development

and

utilization

of

mineral
resources in

Queensland to

the maximum

extent practicable,

consistent with

sound economic

and land

use
management.

The

MRA

vests

ownership

of

minerals,

with

limited

exceptions,

in

the

Crown

(i.e.,

the

state
government). A royalty is

payable to the

Crown for the

right to extract minerals.

The MRA also

creates different
tenures for

different mining

activities, such

as prospecting,

exploring and

mining. A

mining lease

(ML) is

the
most important

tenure, as

it permits

the extraction

of minerals

in conjunction

with other

required authorities.
The MRA imposes general conditions on an ML.
Coronado controls

the coal mining rights

at Curragh under

14 coal and

infrastructure ML’s

and three Mineral
Development

Licences,

granted

pursuant

to

the

MRA.

The

ML’s

and

MDL’s

at

Curragh

are

referred

to,
collectively, as the Tenements.

Renewal of certain Tenements

will be required during the mine life of Curragh
and

the

Queensland

government

can

vary

the

terms

and

conditions

on

renewal.

There

are

a

number

of
petroleum tenements which overlap with the Tenements.

The priority, consent and

coordination requirements
under the MRA,

MERCPA

and the Petroleum

and Gas

(Production and

Safety) Act

2004 (Qld)

(as relevant)
may

apply

with

respect

to

those

overlaps.

Extensive

statutory

protocols

govern

the

relationships

between
co-existing

mining

and

exploration

rights

and

these

protocols

are

largely

focused

on

encouraging

the
overlapping tenement

holders to negotiate

and formulate

arrangements that

enable the co-existence

of their
respective

interests.

To

date,

Coronado

has

negotiated

arrangements

in

place

with

all

of

the

overlapping
tenement holders and full access to all of its Tenements.

The respective Curragh

ML and MDL tenements

are shown in Figure

3-2. Detail on individual

tenements are
listed in Table 3.1 for the Mining Leases and Table 3.2 for the Mineral Development Leases. A land ownership map is shown in Figure 3-3.

MDL 162
Creek
Cooroora
Jellinbah Plains
ML80110 CURRAGH NORTH
ML80123
Mackenzie River
Riley's Crossing Rd
Mount Stuart
Bedford
MDL 162
MDL 162
Blackwater Ck
ML700007 CURRAGH CENTRAL
ML700008 CURRAGH CENTRAL EXTENDED
Jellinbah Central
Weir Road
MDL 162
ML1878 CURRAGH
ML80010 CURRAGH EXTENDED NO.1
ML1990 CURRAGH A
MDL 328
ML80011 CURRAGH EXTENDED NO.2
ML80086 CURRAGH EAST
ML80112
ML80012 CURRAGH EXTENDED NO.3
MDL 329 CURRAGH WEST NO.2
ML80171 CURRAGH WEST
MDL 328 CURRAGH WEST NO. 1
ML700009 CURRAGH EXTENDED
MDL 162
MDL 162
ML700006 CURRAGH SOUTH
Blackwater
Capricorn Highway
BLACKWATER MINE
680000
685000
690000
695000
700000
7425000
7420000
7415000
7410000
7405000
7400000
7395000
7390000
LEGEND
Roads - Major; Minor
Railway
ML - Coronado
MDL - Coronado
NORTH
Map Grid MGA94
Datum GDA94
Zone 55
0 2 5km
FIGURE
Source Coronado
Drawn MINSERVE (R.A.)
Scale See Scale Bar
Cad File WF21M01.DWG
Rev 1
MDL162, MDL328 & MDL329

Figure 3-2 - Mining Leases and Mineral Development Licenses

Table 3.1: Mining Leases
Mineral Lease Permit Name Expires Hectares Comments
ML 1878 Curragh 5/31/2024 4,455

ML 80112 Curragh B 9/30/2025 110 Infrastructure
ML 80086 Curragh East 10/31/2025 3,033

ML 1990 Curragh A 5/31/2033 172

ML 80010 Curragh Extended No.1 5/31/2033 24 Infrastructure
ML 80011 Curragh Extended No.2 5/31/2033 6 Infrastructure
ML 80012 Curragh Extended No.3 5/31/2033 43 Infrastructure
ML 80171 Curragh West 7/31/2040 954

ML 700008 Curragh Central Extended 11/30/2040 2,643

ML 700009 Curragh Extended 11/30/2040 797

ML 700006 Curragh South 6/30/2041 1,432

ML 700007 Curragh Central 6/30/2041 1,123

ML 80110 Curragh North 7/31/2044 4,860

ML 80123 Curragh North A 7/31/2044 5

TOTAL

19,658

Table 3.2: Mineral Development Licenses
License Permit Name Expires Hectares Comments
MDL 328 Curragh West No. 1 8/31/2026 381

MDL 329 Curragh West No. 2 8/31/2026 2,334

MDL 162 Mackenzie 2/29/2028 3,213

5,928

Legend
Coronado MDLs
Cadastral Boundary
Coronado Curragh Pty Ltd
The State of Queensland
Peter Dunne
Allan and Jenny Acton
Barney & Annette Davidson, Toni & Peter Frame
Jellinbah Group Pty Ltd
Jellinbah Mine
John & Judy Acton
Kelvin Roy Sibson
Stuart & Bill Dixon
Tony & Mandy Goodwin
Peter Goodwin
Richard & Rhonda Atkinson
Central Highlands Regional Council
Mining Leases
Kelvin Roy Sibson
Jellinbah Group Pty Ltd
Barney & Annette Davidson,Toni & Peter Frame 'Barnett'
ML 80110
Coronado Curragh Pty Ltd
Peter Dunne
Allan and Jenny Acton 'Cooroorah'
The State of Queensland
ML 80123
Peter Dunne 'Mourailyn'
Coronado Curragh Pty Ltd 'Bedford'
MDL 162
The State of Queensland
ML 700007
ML 700008
Allan and Jenny Acton 'Cooroorah'
Jellinbah Mine
Peter Goodwin 'New Caledonia'
ML 1878
ML 1990
Stuart & Bill Dixon 'Bonnie Doon'
MDL 328
ML 80112
The State of Queensland
ML 80171
MDL 329
ML 700009
Tony & Mandy Goodwin 'Top End'
John & Judy Acton 'Tullochard'
Central Highlands Regional Council 'Reserve'
Richard & Rhonda Atkinson 'Carlona'
ML 700006
Coronado Curragh Pty Ltd 'Sagittarius Station'
BLACKWATER
N
0 1 2 3 4 5
Kilometers

Coronado STEEL STARTS HERE

Minserve

CORONADO RESOURCES
CURRAGH COAL MINE

Source	Coronado	25/2/22	Title
Drawn	Minserve	07/3/22	Regional Landholders
Scale	1:150,000	A4P	Figure
Cad File	20220307 Regional Landowners Map

Figure 3-3: Surface landownership details

There are no outstanding disputes or

litigation. Only one tenement (ML

80123) required a native title process
for its grant. Curragh

undertook the Right to

Negotiate process with the then

Native Title Parties, the Gaangalu
Nation People,

and concluded

an ancillary

agreement

and a

section

31 Deed

to allow

the ML

to be

validly
granted in compliance with

the Commonwealth Native

Title Act 1993.There

are no material issues

relating to
native title for the Curragh operations.
Curragh negotiated a Cultural Heritage Management Plan (“CHMP”) for the

project in 2012. There have been
subsequent changes

to the

registration and

composition of

the Native

Title

claim for

the relevant

Aboriginal
Party. A new CHMP

has been prepared for the

extended Curragh operations, signed on December 19,

2017.
Cultural heritage is unlikely to pose any material issues

to the Curragh operations.
3.3

Mineral Rights
Property control and

mining rights

at Curragh

are entirely

expressed in

the MLs

and MDLs mentioned

in the
previous section of this document.

Overlapping petroleum tenure exists over the southern and

eastern extents
of the

Curragh tenements.

Under the Mineral

and Energy Resource

(Common Provisions) Act

2014 legislation
(‘MERCPA 2014”) this requires

annual information

exchanges including the

provision and maintenance

of Joint
Information Management Plans with the overlapping petroleum

tenement holder.

Coronado is compliant with
the legislation and there are no current restrictions to

coal mining.
3.4

Encumbrances
There are mortgages on the tenements.
3.5

Other Risks
Risk exists

in areas

of high

environmental significance;

these are

managed by

internal processes

as part

of
the normal day to day operations of the mine. Areas that have high environmental value that lie outside of the approved disturbance footprints are not included within

the Coal Resource and Reserve estimates.
There are

no indications

that matters

associated with

surface rights,

mineral rights,

or other

encumbrances
would deny access to the resources and reserves captured

in the current estimates.

Accessibility, Climate, Local Resources, Infrastructure and
Physiography

4.1

Topography,

Elevation and Vegetation
Curragh coal

mine is

characterized by

a general

gently rolling

topography,

which is

the predominant

feature
for the Bowen Basin. The principal drainage conduits

are the Mackenzie River and the Blackwater Creek

and
their tributaries, which represent the upper phase of the hydrologic regime. The mean altitude is between 140 and 150 metres above sea level.
Vegetation at Curragh consists primarily of grass land, with pastures and low intensity cattle grazing being the primary

forms

of

non-mining

land

use;

the

secondary

land

use

is

crop

farming

over

dry

lands.

Most

of

the
original vegetation was

cleared for agricultural

exploitation with a relatively

small portion remaining

along the
two aforementioned waterways.
4.2

Access and Transport
Established sealed roads

connect the mine

to the towns

of Emerald to

the west and the

port at Gladstone

to
the east.

Curragh site owns

and runs a

rail loop, adjacent

to product stockpiles

with a conveyor

system that
feeds train

loadout bin.

Domestic coal

sales are

loaded onto

train wagons

for transportation

to the

Stanwell
coal fired

power station

for power

generation. While

export coal

is transported

by rail

on the

Blackwater line
approximately

290km

to

the

RG

Tanna

or

Wiggins

Island

Coal

Export

Terminal

(WICET)

port

facilities

at
Gladstone. No coal transportation takes place on waterways.
4.3

Availability of Infrastructure
The closest

population centre

with respect

to Curragh

is the

town of

Blackwater approximately

14 km

to the
south.

The major regional town of Emerald, located

75 km to the west, offers daily flights

to the State Capital
of Brisbane and is used extensively by Coronado personnel

travelling to and from site.

4.4

Climate and Length of Operating Season
The prevailing climate

at Curragh is

sub-tropical characterized

by warm to

hot and wet

summers and cool

to
mild, dry

winters. The highest

temperatures are observed

in January, reaching an

average of 34°

C; the

coldest
temperatures occur

in July

at an

average

of 7°C.

Annual rainfall

averages

635 mm,

with January

being the
wettest month with typical rainfalls of +90 mm.

July is the driest month with typical precipitation

averaging 19
mm.

History

5.1

Previous Operation
The

coal

mine

at

Curragh

was

developed

in

1983

as

a

joint

venture

between

the

following

partners

with
respective participation in ownership:
Arco Australia Ltd

30%

Australian Consolidated Industries Ltd
30%

R. W. Miller and Co.
30%

Mitsui and Co. (Australia)
10%

Arco Australia

Ltd. bought

out the other

joint venturers

and in

2000 sold the

property to

Wesfarmers Ltd.

In
2014, Wesfarmers acquired

MDL 162 from Peabody

Budjero Pty Ltd.

Coronado acquired all

the Tenements
from

Wesfarmers

Ltd.

in

March

2018.

Since

the

project’s

inception,

additional

MLs

and

MDLs

were
incorporated into Curragh at different times.

5.2

Previous Exploration
Curragh has been the

subject of numerous phases of

exploratory drilling programs extending back to

the early
1960s. Currently there are some 15,000 boreholes available

for geological evaluation of the asset with around
9,000 directly within the

current mineral concession

borders.

The vast majority of

these boreholes are of

the
non-coring type

(open hole)

but with

a regular

spacing cored

holes used

for coal

quality evaluation.

Further
details on past exploration efforts are presented in Section 7. Various drilling programmes were conducted by
the

Queensland

Department

of

Minerals

and

Energy

(previously

known

as

Mines

Department)

during

the
period 1966-76

over a

large area

between the

Capricorn Highway

and the

Mackenzie River.

The area

was
within the

Department of

Mines Reserved

Area 56D

(RA56D). From

1976 to

1978 detailed

drilling and

coal
analysis was carried out

by officers of the

Geological Survey of Queensland

on behalf of the

State Electricity
Commission of

Queensland (SECQ).

During this

time the SECQ

(SECQ’s interest

is now vested

in Stanwell
Corporation Limited

(Stanwell)

was granted

Authority to

Prospect (ATP)

217C. Extensive

exploration of

the
Curragh area within ATP

217C occurred between 1976 and 1978.
). The Curragh lease (ML1878)

was granted on 27

May 1982 and that part

of the area was relinquished

from
ATP 217.

In 1982

further

exploration

was

carried out

by Geological

Survey

of Queensland

on behalf

of

SECQ

in the
Curragh East area (now ML

80086). A subsequent exploration programme in 1993

was also undertaken in the
area

to

collect

additional

coal

quality

and

structural

data.

Four

hundred

holes

were

drilled,

comprising

320
open holes with geophysical logs and 80 partially cored

holes. ML80086 was granted on 19 October 2000.
In 1996 a large

exploration programme was undertaken at

the northern end of

MDL162 and this work provided
the basis

for the

Pisces

Project

feasibility

study (Curragh

North). In

2001 twenty

partially cored

holes

were
drilled in this

northern part

of MDL162 to

provide samples

for bench scale

coking coal testing.

Another large
drilling programme was

commenced in 2003

and the culmination

of all this

work saw ML80110 (Curragh North)
granted on 22nd July 2004.

Systematic

drilling

programs

(ongoing),

conducted

since

the

mine

was

commissioned,

have

resulted

in
thousands of holes being drilled in the Curragh Lease

area.

In the last few years exploration focus has included business as usual open-cut drilling but also an increasing
focus on underground resource evaluation. The underground

exploration program has included seismic 2D

&
3D surveys and core drilling for gas, geotech,

coal quality and spontaneous combustion evaluation. Additional exploration has included permeability and hydrological

assessment.

Geological Setting, Mineralization and Deposit

6.1

Regional, Local and Property Geology
Curragh

is

situated

within

the

Permo-Triassic

aged

Bowen

Basin

in

Eastern

Australia,

which

covers
approximately

16 million

hectares.

Its

physiographic

make-up

consists

of

lowlands,

flood

plains

as

well

as
rugged plateaus and ridges. The main lithological units derive from continental and marine sedimentation with
limited volcanic

and intrusive

rocks.

The principal

Resources

are primarily

large

coal fields

and secondarily
natural gas.
The geological setting of

the property itself consists of sediments

of the Rangal Coal

Measures and Burngrove
Formation, both of Permian age which outcrop on the property. These units underlie alluvial Quaternary cover
and

minor

areas

of

Tertiary

sediments.

Alluvial

sediments

typically

have

an

average

thickness

of

10

to

15
metres, with locations of up to 30 metres of sand, clay

and gravel in northern areas.
The Yarrabee

Tuff marker

coincides with the present lower

limit of Resource estimate.

Figure

6-1 shows the
typical stratigraphic

column that applies

to the

property. Five main coal

seams groups, primarily

of metallurgical
quality with some thermal quality coals, are mined at Curragh,

as listed below:
●

Cancer seam
●

Aries seam
●

Castor seam
●

Pollux seam
●
Mackenzie
and Pisces seams
The Burngrove Formation typically has thick interbedded coal and tuff beds. This coal is typically high ash

and
is not included in either the Resources or Reserves.
The structural environment at

Curragh can be complex

with the observed

seam deformation the result

of thrust
faulting from

the northeast

with fault

throws

up to

30 m.

Structural thickening

can occur

where thrust

faults
cause affected seams

to be repeated,

but in

most cases the

duplicated seams are

not included in

the Resource
estimation, although such repeats of coal are often mined and included in the Resource estimation if required.
Thrust faulting can also

result in barren areas,

where seams have been

faulted out. North-south and east-west
trending normal

faults also

occur but

are less common

than thrust faulting.

The structural

geology within

the
Resource adds some

complexity to

the project, as

such the mine

employs a strong

geotechnical program

to
manage geotechnical risks.
The

major

structure

that

limits

mining

at

Curragh

North

is

the

Jellinbah

Fault

which

trends

in

a

northwest,
southeast direction with throw of several hundred metres

and various splays of lesser throw (10 to 20m).

Figure 6-1: Blackwater Group Stratigraphic Sequence
6.2

Mineralization
The

generalized

stratigraphic

columnar

section

in

Figure

6-1

demonstrates

the

vertical

relationship

of

the
principal coal seams

and rock formations

at Curragh. The

property,

as in the

Bowen Basin as

a whole, does
not contain any signs of metamorphic activity; the prevailing lithology is sedimentary rocks with a few igneous
intrusions. The depth of host rock weathering at Curragh is

on average in the order of 10 to 15 metres.
6.3

Coal Quality
Coal seams

at Curragh

are mainly

of the

low volatile

metallurgical grade

with a

secondary middling

thermal
product. Sulphur and phosphorus content is generally low. Insitu ash is in the range of 20% thus necessitating
beneficiation to

meet market

requirements, which

in this

case is

accomplished

through a

coal handling

and
preparation plant. Metallurgical coal products range

from 7-10% product ash.

Viewed Looking East
NORTH
CURRAGH NORTH
MDL 162
CURRAGH
MDL 162 CURRAGH SOUTH
Cancer
N00
Aries
Castor
Mammoth (MAM)
Aries Upper (A10)
Aries Lower (A00)
Castor Upper (C10)
Castor Lower (C00)
Pollux Upper
P10
P00
O10
O00
I10
Pollux Lower
Pollux
Pollux Upper (P10)
Pollux Lower (P00)
Orion Upper (O10)
Orion Lower (O00)
Orion (O00)
Pisces (I10)

Curragh Operations				**FIGURE**
Seam Splitting Schematic with Seam Codes				
Source	QGESS	Scale	NTS	
Drawn	Racad Cartography	Cad File	QGS-BW-07.dwg	Rev 1

6.4

Deposits
Figure 6-2

shows

a 3D

view of

the geometry

of the

coal horizons

at Curragh.

In portions

of the

property,

a
number of

these seams

merge to

form a

single

package, without

any interburden

strata. In

the central

and
some of the

northern part

of the property

the Aries

and Castor

seams coalesce

into one coal

stratum that

is
referred

to

locally

as

the

“Mammoth”

seam.

The

Mammoth

Seam

is

analogous

to

the

Leichardt

seam
commonly

found

in

mining

operations

further

north.

At

Curragh

North

the

Pollux,

Orion

and

Pisces

seams
coalesce into

one unit

which is

correctly referred

to as

the Mackenzie

seam, but

in some contexts

has been
referred to as the “Pisces” seam even though the

true Pisces seam is only one of the constituent

seams of the
Mackenzie assemblage.

The Mackenzie seam is analogous to the Vermont seam which is commonly found in mining operations further north.
Figure 6-2: Trends in Seam Splitting and Coalescing from North to South
Figure highlights a North-South section from the current geological model through Curragh properties. Seams of economic interest occur at depths ranging from 15m from surface down to as deep as 400m in the deepest part of the property.

Interburden

host rock

typically

consists

of regular

intercalations

of siltstones

and mudstones,

with

layers

of
variable

thicknesses.

The

rock

and

coal

beds

dip

gently

to

East

direction

at

an

angle

of

approximately

3
degrees,

with

some

sections

displaying

dip

angles

as

high

as

10

degrees

in

association

with

structural
deformation.
In

general,

only

minor

instances

of

intrusive

material

have

been

intercepted

in

drill

holes

or

mined

during
production at the Curragh Mine.
Igneous activity is more prevalent at Curragh North although these are not a major impact on operations. The intrusive

includes

rare

dykes

occurring

at

the

northern

end

of

Curragh

North

deposit.

There

was

a

larger
igneous intrusion

approximately

500 metres

long and

100 metres

wide that

impacted the

Resources

of the
Aries, Castor and Mackenzie seams.

Mining has proceeded past the area of impact of this intrusion.

Curragh has been

subjected to

moderate localized

faulting more intense

in southern areas

that has resulted
in

vertical

slips

(displacements)

as

high

as

20

metres,

along

with

variations

in

seam

thickness.

Seam
duplication is

also common

as a

result of

the thrust

faulting but

in most

cases the

duplicated seams

are not
included in the Resource estimation, although such repeats

of coal are often mined.

The principal

geostructural

feature is

the Jellinbah

regional thrust

fault located

east of

the mine

outside the
Resource area.

The structural

geology within

the Resource

adds some

complexity

to the

project. The

mine
employs a strong geotechnical program to manage geotechnical risks.
Figure 6-3: North South Section through Curragh

Tenements showing major seams

Exploration

7.1

Nature and Extent of Exploration
The Curragh geological

drilling database contains over

19,000 holes drilled over

a long history of

exploration
and

development

in

the

Curragh

area.

Various

drilling

programmes

were

conducted

by

the

Queensland
Department of Minerals and Energy (previously known

as Mines Department) during the period 1966-76

over
a large area between

the Capricorn Highway

and the Mackenzie

River. The

area was within

the Department
of

Mines

RA56D.

From

1976

to

1978

detailed

drilling

and

coal

analysis

was

carried

out

by

officers

of

the
Geological Survey of Queensland on behalf of the SECQ. During this time the SECQ (SECQ’s interest is now vested in Stanwell was granted

Authority to Prospect (ATP)

217C. Extensive exploration

of the Curragh area
within ATP 217C occurred

between 1976 and 1978.
In 1982

further

exploration

was

carried out

by Geological

Survey

of Queensland

on behalf

of

SECQ

in the
Curragh East area. The

Curragh lease (ML1878)

was granted on

27 May 1982 and that

part of the area

was
relinquished

from

ATP

217.

A

significant

exploration

programme

was

undertaken

in

1993

to

provide

coal
quality information and

additional structural data

for Curragh East.

Four hundred holes

were drilled, comprising
320 open holes with geophysical logs and 80 partially cored

holes.

In 1996 a

large exploration programme

was undertaken at

the northern end

of MDL162, and

this work provided
the basis

for the

Pisces

Project

feasibility

study (Curragh

North). In

2001 twenty

partially cored

holes

were
drilled in this

northern part

of MDL162 to

provide samples

for bench scale

coking coal testing.

Another large
drilling programme was

commenced in 2003

and the culmination

of all this

work saw ML80110 (Curragh North)
granted on 22nd July 2004.

Systematic

drilling

programs

(ongoing),

conducted

since

the

mine

was

commissioned,

have

resulted

in
thousands of holes being drilled in the Curragh Lease

area.

In the last

three years, several

strategic holes

have been

drilled on an

ongoing basis

to investigate

potential
for future

underground mining.

Geotech, gas,

coal quality

and spontaneous

combustion samples

have been
collected as part of this program.
Some

geophysical

techniques

including

seismic

and

aeromagnetics

have

supplemented

the

geological
understanding. This work is discussed in the next sections.
7.1.0

Non-Drilling Exploration
Geophysical techniques have

been used to

supplement the understanding

of the Curragh

Resource. This work
has been to guide overall understanding of intrusions,

seam continuity and sub-surface faults.
The mains surveys are shown in

Figure 7-1. The surveys that have been conducted are:
●

In September 2003, a low

level airborne geophysical survey was flown over

large parts of the Curragh
tenements to acquire magnetic and radiometric data (31.5km’s of line at 100m spacing).
●

In 2019, 44km

of regional

Scale 2D seismic

acquired to provide

characterisation of

seam continuity,
seam splits and sub-surface structure.
●

In 2020,

18km of

closely spaced

2D lines

in ML

80110

were acquired

to characterise

structure and
seam continuity adjacent to Pit S and Pit U
●

In August 2023, 4.1km2 of 3D seismic

was acquired by Terrex Pty Ltd east of Curragh North open-cut operations
●

In August

2023, 2

kms of

Vibroseis seismic

was acquired

by Terrex

Pty Ltd

south of

Curragh North
open-cut operations
●

In September

2023, 9.32km

of Mini-SOSIE

2D seismic

data was

acquired by

Velseis

Pty Ltd

to the
south of Curragh North operations

685000
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695000
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705000
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7410000
7405000
7400000
7395000
7390000
Legend
2023 Seismic 3D Area
2023 Mini Sosie 2D Survey
2020 Seismic 2D
2019 Seismic 2D
Leases
Mineral Development Licence
Mining Lease
Curragh Exploration
Seismic and Aeromag Survey
Coronado
STEEL STARTS HERE
Date: 8 Jan 24

Aero-magnetic data

has indicated

that Resources

are largely

intrusion free

except for

one large

“plug” body
which was picked up in aero-magnetics and has since

been mined out.
The 2D

and 3D

survey has

been very

successful to

understand larger

scale structures

that are

difficult and
expensive to define with drilling. The seismic

data indicated that Resources are

largely continuous with some
disruption due

to faulting.

The Phase

I seismic

survey was

successful in

locating the

Jellinbah fault,

a major
regional fault and to define seam splitting in areas of sparse drilling.
The 3D survey was particularly successful in precisely defining faults and split lines is an
area of underground mining interest.Figure 7-1: Geophysical

Surveys
7.1.1

Drilling Exploration
The Curragh deposit has a long history of exploration with over 19000 holes drilled in its properties (Figure 8).
Of these approximately

15,700 holes are

deemed suitable for

use in

the geological model.

The remainder have
been

excluded

due

to

not

meeting

strict

data

quality

requirements.

Table

7.1

shows

the

Curragh

Property
drilling statistics as used in the Curragh 2023 geological model.

The excluded holes comprise three broad groups of holes:
●

Holes that were not geophysically logged
●

Drill and blast holes that were only partially logged
●

Top

of coal grade control drilling
Approximately 7,500 of the 15,700

holes lie in areas of

declared coal Resources with the

remainder in mined
out areas or areas of Burngrove

Formation only.

Most of these boreholes are non-coring

(open holes), with a
portion

as

cored

holes

for

coal

quality

and

washability,

geotechnical,

gas

or

fugitive

emissions

purposes.
Predominantly all holes are logged by downhole wireline

geophysical techniques.

Table 7.1: Drill hole Statistics
Hole Type Metres Number of Holes
Chip

1,119,859

12487

Core
264,544

3217

Total

1,334,404

15704
All drilling and sampling

are conducted in accordance

with the Curragh Geology

Planning system which

sets
out standards for acquiring exploration data. A subset

of these procedures is shown in Table

7.2.
Table 7.2: Selected Exploration and Data management procedures
Procedure Name
CPS PLN 2.0 Geology System Plan
CPS PRO 2.3 Exploration Planning
CPS PRO 2.4 Exploration Execution
CPS WI 2.51 Drill Site Management
CPS PRO 2.5 Exploration Data Collection
CPS WI 2.21 Establishing Exploration Requirements
CPS WI 2.22 Guide to Exploration Planning
CPS WI 2.23 Core Logging and Sampling
CPS WI 2.24 Minimum Borehole Logging Requirements
CPS WI 2.26 Sampling for Coal Quality Analysis
The procedures specify the processes of planning through

business stakeholder engagement through to final
acquisition,

validation

and

safe storage

of

geological

data

and

adhere

to

various

industry

standards

where
applicable.
All logging

and data

management is

conducted by

qualified geologists.

In recent

years all

geological data

is
captured in specialist logging software and imported into the Company’s geological database (Geobank) after rigorous

data

validation.

The

database

is

maintained

by

company

IT

professionals

and

administered

by
company geological staff.
Drilling

comprises

short

term

operational

drilling

designed

to

reduce

geological

uncertainty

in

short-term
planning and long-term strategic drilling to allow for assessment of future mining options.
The primary drilling

techniques are

chip drilling

(non-core) and

coring. Chip

holes provide

ground up (“chip”)
samples that

are returned

to surface

by air

or water

which provides lithology

information down the

hole normally
logged

at

1m

intervals.

Down

hole

geophysics

provides

detailed

lithology

and

coal

thickness

data

in

these
holes for subsequent modelling.

Legend
Chip Hole
Cored Hole
Mineral Development Licence
Mining Lease
Curragh Exploration
Borehole by Type
Coronado
STEEL STARTS HERE
Date: 8 Jan 24
685000
690000
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7420000
7425000

Downhole

wireline

techniques

include

calliper

(borehole

diameter),

gamma,

density,

sonic

and

borehole
verticality. In

some cases optical or acoustic

televiewers are run to provide

more detailed bedding and defect
orientation data.
Core allows

for a

more detailed

understanding of

rock characteristics

including lithology

fabric, rock

defects,
hardness and provides physical

intact samples for subsequent

laboratory testing. Cored holes

of either 63 or
100mm

diameter

are

logged,

photographed

and

sampled

by

a

qualified

geologist

into

company

geological
database. Cored holes

maybe partially cored

or fully cored

dependent on the

purpose of the

hole and samples.
Chip samples

may be

collected

and tested

for coal

oxidation. Core

samples are

more common

and maybe
taken for several reasons:
●

Coal Quality and Washability samples
●

Dilution Samples
●

Geotechnical Samples
●

Gas and Fugitive Emissions Samples
●

Reactive Ground and Spontaneous Combustion Samples
Figure 7-2: Curragh Boreholes as of 31 August 2023 used

in Resource Estimate

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Legend
Fugitive Emissions Hole
Grade Control Hole
Large Core Washability
Washability Hole
Other - Gas/Geotech/Coal Quality
Thickness Points
Rivers
Leases
Mineral Development Licence
Mining Lease
2021 Coal Resources
Sampling Locations
Coronado
STEEL STARTS HERE
Date: 12/01/2022

Large core holes (200mm) are generally drilled at the start of project evaluation to provide detailed sizing and
coal quality and coke

characterisation data

and form a small

part of the Curragh

coal quality database.

More
frequent

are

cored

holes

of

either

63mm

or

100mm

diameter.

These

holes

are

logged,

photographed

and
sampled by a qualified

geologist. The sample test data

provides information on coal quality, geotechnical, gas,
reactive

ground

and

spontaneous

combustion

characteristics

in

addition

to

data

to

estimate

product

yield.
Figure 7-3 shows the sample locations by main sample type.
Figure 7-3: Sample Locations by PrimarySample Type

7.1.2

Drilling, Sampling and Recovery Factors
A number of drilling, sampling and recovery factors can materially affect the accuracy and reliability of results.
These factors are routinely reviewed as part of validation

and estimation processes.
Drillhole spacing varies

across Curragh properties

from as low

as 20m to

as high as

1-2km. In years

prior to
mining,

infill drilling

occurs

with drill

hole spacing

decreased

to the

order

of 50-100m

for chip

holes.

Cored
sample drilling spacing prior to mining is generally less

than 400m.
Core Recovery - The diameter of exploration cores

is generally between 50mm and 100 mm, with a

few larger
diameter (200 mm) holes used to

obtain samples for simulated degradation, washing, combustion, and coking practices.

A minimum core

recovery of 90%

is used as

a criteria for

acceptance or

rejection of a

sample for
subsequent

analysis.

If

a

sample

fails

those

criteria,

the

sample

is

re-drilled

or

rejected

from

subsequent
modelling.
Drillhole Collar Survey – All borehole locations

and elevations since the mid-1980’s have been

surveyed by a
registered mine

surveyor registered

under the

Surveyors Act

2003. Boreholes

are surveyed

in a

local mine
grid which is

within a close

approximation to Australian

Geodetic Datum (ADG84). Some

historical holes drilled
in

several

decades

ago

have

lower

confidence

on

survey

accuracy.

Where

there

is

doubt

these

holes

are
excluded or when included tend to lie in lower category

resource areas e.g. Inferred
Downhole Verticality

- Recent holes

in last 5-10

years have been

surveyed by downhole

verticality tools that
give the holes dip

and dip direction at

frequent intervals down

the hole. Holes prior

to this were not surveyed
with verticality tools and it is assumed that these holes are vertical. For Resource and reserve estimation, this assumption is not material.
7.1.3

Drilling Results and Interpretation
Coronado properties have been drilled at suitable density and sufficient samples have been collected to allow for construction of a

detailed geological model. In

areas of wider drillhole

spacing, the uncertainty of this

model
increases. This uncertainty is

captured in Resource confidence

polygons in the Resource

estimation process
and

reported

accordingly

as

Measured,

Indicated

or

Inferred

Resources.

Only

Measured

or

Indicated
resources are considered for conversion into mineral reserves.
Figure 7-2

shows

all boreholes

used in

the 2023

Resource

model and

Resource

estimate. The

holes have
been used to

generate a

geological model,

through which

a geological

section is

presented in

Figure. Holes
in

Burngrove

Formation

in

south-western

Mineral

Development

Leases

are

not

shown

as

the

coal

in

the
Burngrove Formation is not included in the Resources or

Reserves.
Curragh has

extensive drilling.

The results

over the

years have

shown that

the seams

are generally

shallow
dip (less

than 5°),

however in

fault and

deformation zones,

steep dips

occur locally.

Seam deformation

has
resulted principally

from thrust

faulting from

the north-east

resulting in

seam displacements

up to

20 metres
vertically.

North-south

and

east-west

normal

faults

are

less

common

and

some

of

these

have

a

strike-slip
component.
Fault deformation has

resulted in seam thinning,

thickening and barren areas

which is more

prevalent in south.
The Jellinbah

fault occurs

on the

eastern side

of the

Curragh North

mining lease.

The fault

is a

thrust fault
upthrown on the eastern side by several hundred metres

.

This is a physical boundary to coal mining.
Coal quality sample data indicates that metallurgical

coal products (low-vol coking and

PCI) can be produced
from all seams. A

secondary thermal product

is also produced

after beneficiation. A

much smaller proportion
of seams in some areas are only

suitable for thermal coal. The metallurgical coal rank (impacts coke strength)
slowly decreases with increasing depth to the east.

Coal

quality

models

are

well

supported

by

historical

production

with

low

vol

coking,

PCI

and

thermal

coal
produced at Curragh for several decades.

Coal quality is not expected to materially

change in the life of mine
plan.

7.2

Hydrology
Curragh Mine

is in

the Mackenzie

River sub-basin

of the

Fitzroy River

Basin. Mackenzie

River forms

at the
confluence

of

the

Nogoa

and

Comet

rivers

approximately

66

km

upstream

of

Curragh

Mine

and

joins

with
Dawson River to form Fitzroy River approximately 250

km downstream.
Rainfall is

relatively low,

with an

average of

635 mm

of annual

precipitation, and

consequently interruptions
seldom occur in the mining operations due to severe weather.

Most rain occurs in summer.
Water bearing units at Curragh Mine comprise:

●

sand

and

gravel

units

within

alluvial

sediments

of

Quaternary

and

Tertiary

age

and

the
Duaringa/Emerald Formation of Tertiary

age

●

cleated coal seams of the Rangal Coal Measures

●
fractured sediments
of the Burngrove Formation including coal seams and

sandstone units.

The aquitard units of low to very low permeability at Curragh

Mine comprise:

●

clay and silt layers within the Quaternary and Tertiary

alluvium

●

the weathered residual rock beneath the alluvium, which

is typically clay rich

●

the

Rewan

Formation

comprising

mudstones

and

lithic

sandstones

which

overlie

the

Rangal

Coa
Measures

●

interburden

layers

between

coal

seams

comprising

siltstones,

sandstones

and

mudstones,

which
have very low primary porosity

(typically void spacing in the

sandstones is cemented by clay providing
poor interconnection of void space).

Large north-west trending faults provide potential barriers

to groundwater flow.
Wetlands and swamps in the area are not believed

to be materially reliant on groundwater and are unlikely

to
be affected

by drawdown.

Current approved

Environmental Management

Plans ensures

any environmental
impacts are minimised.
The potential for acid mine drainage issues is low.
Curragh has a large network of hydro bores (Figure 7-4).
Curragh

has

a

groundwater

monitoring

procedure

as

part

of

its

Environmental

Management

System

to
characterize groundwater

systems and monitor

any potential impacts

on groundwater

over time and

to meet
its

obligations

under

Environmental

Authorities.

Monitoring

locations

are

installed

in

Alluvium,

Rangal

Coal
Measure

and

the

underlying

Burngrove

Formation

and

additionally

Observation

bores

adjacent

to
infrastructure such as dams and levees.

Compliance and Reference bores are

sampled bi-annually including the recording

of depth to water,

physical
chemical parameters as

well as the collection and

submission of a sample

to NATA

accredited laboratory for
analysis. Sampling

is undertaken

by a

suitably trained

and competent

person in

accordance with

Australian
Standard AS/NZS 5667.11:1998

– Water Quality Sampling.
Future underground mining requires a rigorous

understanding of groundwater systems. In

2023, a network of
monitoring bores and Vibrating Wire Piezometers (VWP) was installed in preparation for underground mining.
All bores

have dataloggers with

satellite telemetry. The new

boreholes are

tested monthly

for insitu

parameters,
and a standard suite of laboratory tests conducted by

NATA

accredited laboratory.
Detailed

hydrological

modelling

has

been

carried

out

in

order

to

obtain

approvals

from

the

environmental
authorities

for

existing

operations

and

new

modelling

is

being

undertaken

for

future

underground

mining
operations.

685000
690000
695000
700000
705000
7425000
7420000
7415000
7410000
7405000
7400000
7395000
7390000
Legend
Hydro Bores
Compliance Bore
Observation Bore
Reference Bore
Water Level Monitoring Bore
Piezometer Bore
Other
Leases
Mineral Development Licence
Mining Lease
Curragh
Hydro Bores
Coronado
STEEL STARTS HERE
Date: 1 Feb 24

Figure 7-4 Hydro Monitoring Sites

7.3

Geotechnical Data
Geotechnical

data

is

collected

to

facilitate

geotechnical

assessments,

analysis

and

design,

with

the

aim

of
ensuring that the geotechnical risks encountered at Curragh

are appropriately understood and managed.
Geotechnical

ground

models

are

the

basis

on

which

geotechnical

assessments,

analysis

and

design

is
completed

and

need

to

be

informed

by

a

level

of

data

appropriate

to

the

design

phase.

The

geotechnical
ground

model

is

comprised

of

the:

Geological

Model,

Structural

Model,

Material

Properties

Model

and
Hydrogeological Model.
The development of geotechnical

ground models to support

mine planning is informed

by operational data (i.e.
geological mapping, survey

pick-ups, rock mass

defect logging etc.)

and exploration data

(i.e. drill hole

data,
down hole geophysical data, seismic surveys, piezometers

etc.).
The Curragh Safety Health Management System (Curragh

SHMS) provides instructions on how geotechnical
risks

at

Curragh

are

identified,

reported,

and

managed.

The

Curragh

Planning

System

(CPS)

is

used

in
conjunction with

the Curragh

SHMS and provisions

under the

relevant SHMS

documents, to

define the

data
requirements,

and

associated

data

management

systems,

necessary

to

inform

geotechnical

assessments,
analysis and design.
7.3.0

2022 to 2023 Geotechnical Logging and Material Testing

Curragh

has

undertaken

geotechnical

logging,

sampling

and

material

testing

of

select

boreholes

to

help
support the on-going development of the geotechnical

ground models.

7.3.1

2022 Geotechnical Borehole Locations

A total

of twenty-four

(24)

sites in

Curragh Main

and fourteen

(14) sites

in Curragh

North were

selected for
geotechnical

logging,

sampling

and

material

testing

in

2022

(refer

to

Table

7.5,

Table

7.6,

Figure

7-4

and
Figure 7-5).

These sites are comprised of geotechnically logged and sampled

HQ sized diamond core boreholes.

7.3.2

2023 Geotechnical Borehole Locations
A total

of eighteen

(18) sites

in Curragh

Main and

twenty-four (24)

sites in

Curragh North

(including four

(4)
boreholes within MDL162) were selected

for geotechnical logging, sampling and

material testing in 2023

(refer
to Table

7.7 ,Table

7.8, Figure 7-4 and Figure 7-5).

These sites comprised of HQ sized diamond core geotechnically logged and sampled boreholes.

Four (4)

of these

boreholes were

selected for

further diagnostic

fracture injection

tests (DFIT)

and drill

stem
tests (DST) across the Mammoth and Mackenzie coal seams and within the Mackenzie Interburden as part of the Curragh Gas Project.

7.3.3

Geotechnical Borehole Logging, Sampling and Material

Testing
Geotechnical logging was

undertaken using the

Australian coal industry

standard – ACARP

Project CoalLog
v3.1 and in line with Australia Standards for Geotechnical

Site Investigations (AS 1726 2017).

Geotechnical samples were collected and recorded by

trained and competent geologists, in line with Curragh
processes and work instructions

for the appropriate selection,

storage, handling and transport of

samples.

The
selection

of

samples

for

testing

and

determination

of

associated

testing

parameters

was

undertaken

by
appropriately qualified geotechnical engineers.

7.3.4

On-Site Geotechnical Testing
7.3.4.1

Point Load Testing
Point

Load

Testing

(PLT)

on

selected

HQ

core

were

conducted

on-site

by

suitably

trained

and

competent
geologists. PLT

was completed

using a

calibrated PLT

Model 6510

from HMA

Geotechnical and

in line

with
AS 4133.4.1-2007.
7.3.4.2

Immersion Testing
Immersion testing

on selected

HQ core

was conducted

on-site by

suitably trained

and competent

geologists
in line with CPS.
7.3.4.3

Geotechnical Laboratory Testing
Geotechnical

laboratory

testing

was

undertaken

by

National

Association

of

Testing

Authorities

(NATA
accredited laboratories

in line

with Australian

Standards (AS)

and/or International

Standards (ASTM)

(Table
7.4).

A summary of the geotechnical laboratory testing completed is provided in Table

7.4.

Table 7.4 Geotechnical Laboratory Testing: Australian Standards (AS) International
Standards (ASTM) and No. of Completed Tests 2022-23
Test
Standard
No. of Completed Test
Uniaxial Compressive Strength

Rock Moisture Content
AS 4133.4.2.2
AS 4133.1.1.1
298
Uniaxial Compressive Strength & Deformation
Test

Rock Moisture Content
AS 4133.4.3.2
AS 4133.1.1.1
204
Direct Shear Test ASTM D5607 59
Strength of Rock Material in Triaxial
Compression
ASTM D7012 7
Slake Durability Index Test AS 4133.3.4 177
Indirect Tensile

Strength

ASTM D3967 185

Hole ID
Completio
n Year
Lease Easting Northing RL
Survey
Accuracy
Total
Depth (m)
Drilling
Completion
Date
Samples Sent to External
Laboratory for
Geotechnical Testing
Core
Photographs
Downhole
Geophysics
Acoustic Scanner
(ATV)
In Field Point Load Data
Collected
In Field Immersion
Tests
DFIT &
DST
Testing
18458C 2022 ML1878 690390.51 7396253.52 165.01 Surveyed 102.00 31/07/2022 Yes Yes Yes Yes No No No
18459C 2022 ML1878 689591.47 7396454.12 168.04 Surveyed 42.00 4/08/2022 Yes Yes Yes No No No No
18464C 2022 ML1878 689932.82 7396107.03 169.08 Surveyed 89.89 22/08/2022 Yes Yes Yes Yes No No No
18435C 2022 ML80110 692614.98 7416655.02 138.16 Surveyed 114.07 9/04/2022 Yes Yes Yes Yes Yes Yes No
18436C 2022 ML80110 692469.32 7416310.65 133.82 Surveyed 99.05 11/04/2022 Yes Yes Yes Yes Yes Yes No
18437C 2022 ML80110 692719.34 7416450.32 130.98 Surveyed 120.00 12/04/2022 Yes Yes Yes Yes Yes Yes No
18438C 2022 ML80110 692565.23 7416469.16 135.41 Surveyed 101.90 15/04/2022 Yes Yes Yes Yes Yes Yes No
18439C 2022 ML80110 692622.33 7416186.45 129.56 Surveyed 114.20 16/04/2022 Yes Yes Yes Yes Yes Yes No
18440C 2022 ML80110 692761.08 7416738.6 138.65 Surveyed 132.19 18/04/2022 Yes Yes Yes Yes Yes Yes No
18441C 2022 ML80110 692747.29 7418700.75 113.59 Surveyed 162.42 1/05/2022 Yes Yes Yes Yes Yes Yes No
18442C 2022 ML80110 692779.65 7418921.44 129.75 Surveyed 120.00 4/05/2022 Yes Yes Yes Yes Yes Yes No
18443C 2022 ML80110 692774.31 7418582.18 112.65 Surveyed 162.28 17/05/2022 Yes Yes Yes Yes Yes Yes No
18444C 2022 ML80110 692793.91 7418478.63 113.96 Surveyed 162.30 27/05/2022 Yes Yes Yes Yes Yes Yes No
18445C 2022 ML80110 692730.09 7418791.05 112.58 Surveyed 162.08 29/05/2022 Yes Yes Yes Yes Yes Yes No
18446C 2022 ML80110 692610.78 7418442.73 51.63 Surveyed 78.17 6/06/2022 Yes Yes Yes Yes Yes Yes No
18447C 2022 ML80110 692631.67 7418307.46 54.18 Surveyed 78.05 8/06/2022 Yes Yes Yes Yes Yes Yes No
18448C 2022 ML80110 692898.38 7418635.84 134.42 Surveyed 132.19 11/06/2022 Yes Yes Yes Yes Yes Yes No
18449C 2022 ML80110 692875.79 7418775.21 133.62 Surveyed 132.58 12/06/2022 Yes Yes Yes Yes Yes Yes No
18450C 2022 ML80110 692790.76 7418284.21 98.72 Surveyed 138.08 21/06/2022 Yes Yes Yes Yes Yes Yes No
18479C 2022 ML80110 694200.22 7416070.65 139.53 Surveyed 324.54 26/09/2022 Yes Yes Yes Yes Yes No No
18481C 2022 ML80110 693370.39 7420976.07 124.62 Surveyed 300.89 8/10/2022 Yes Yes Yes Yes Yes No No
18482C 2022 ML80110 692470.73 7424159.36 124.94 Surveyed 214.00 11/11/2022 Yes Yes Yes Yes No No No
18483C 2022 ML80110 692051.77 7415848.3 128.28 Surveyed 126.12 15/11/2022 Yes Yes Yes Yes Yes No No
18484C 2022 ML80110 691788.64 7415674.19 126.39 Surveyed 120.03 29/11/2022 Yes Yes Yes Yes Yes No No
Table 7.5 2022 Curragh North Geotechnical Drilling

Hole ID
Completio
n Year
Lease Easting Northing RL
Survey
Accuracy
Total
Depth (m)
Drilling
Completion
Date
Samples Sent to External
Laboratory for
Geotechnical Testing
Core
Photographs
Downhole
Geophysics
Acoustic Scanner
(ATV)
In Field Point Load Data
Collected
In Field Immersion
Tests
DFIT &
DST
Testing
18421C 2022
ML8008
6 693196 7400988.68 156.49 Surveyed 95.09 15/03/2022 Yes Yes Yes Yes No No No
18422C 2022
ML8008
6 693166.01 7400596.12 156.34 Surveyed 101.3 17/03/2022 Yes Yes Yes Yes No No No
18423C 2022
ML8008
6 694001.47 7400767.62 161.69 Surveyed 96 19/03/2022 Yes Yes Yes Yes No No No
18431C 2022
ML8008
6 693829.43 7401050.63 156 Surveyed 95 26/03/2022 Yes Yes Yes Yes No No No
18433C 2022
ML8008
6 693694.72 7400778.78 157.83 Surveyed 95 28/03/2022 Yes Yes Yes Yes No No No
18434C 2022
ML8008
6 693713.19 7400530.49 161.08 Surveyed 83 31/03/2022 Yes Yes Yes Yes No No No
18451C 2022
ML8008
6 693498.69 7400103.62 160.74 Surveyed 101 15/07/2022 Yes Yes Yes Yes No No No
18452C 2022
ML8008
6 693718.94 7400326.65 161.76 Surveyed 95 17/07/2022 Yes Yes Yes Yes No No No
18453C 2022
ML8008
6 693458.79 7400402.16 159.13 Surveyed 95 19/07/2022 Yes Yes Yes Yes No No No
18454C 2022
ML8008
6 693825.21 7400208.22 165.43 Surveyed 95 23/07/2022 Yes Yes Yes Yes No No No
18455C 2022
ML8008
6 694044.15 7400087.91 166.04 Surveyed 95 26/07/2022 Yes Yes Yes Yes No No No
18456C 2022
ML8008
6 694283.77 7400116.8 167.57 Surveyed 108.07 28/07/2022 Yes Yes Yes Yes No No No
18460C 2022
ML8008
6 694640.9 7401615.1 158.82 Surveyed 134.42 13/08/2022 Yes Yes Yes Yes No No No
18461C 2022
ML8008
6 694546.33 7399913.2 169.83 Surveyed 120.42 14/08/2022 Yes Yes Yes Yes No No No
Table 7.6 2022 Curragh Main Geotechnical Drilling

Hole
ID
Completion
Year
Lease Easting Northing RL
Survey
Accuracy
Total
Depth (m)
Drilling
Completion
Date
Samples Sent to External
Laboratory for
Geotechnical Testing
Core
Photographs
Downhole
Geophysics
Acoustic Scanner
(ATV)
In Field Point Load Data
Collected
In Field Immersion
Tests
DFIT &
DST
Testing
18491
C 2023
ML8011
0 692356.34 7414854.51 128.08 Surveyed 182 25/02/2023 Yes Yes Yes No Yes No No
18492
C 2023
ML8011
0 692752.55 7415224.32 127.55 Surveyed 174.07 4/03/2023 Yes Yes Yes Yes Yes Yes Yes
18493
C 2023
ML8011
0 693709.67 7416081.23 140.82 Surveyed 300.07 8/03/2023 Yes Yes Yes Yes Yes Yes Yes
18494
C 2023
ML8011
0 693205.41 7414989.29 125.42 Surveyed 228.04 19/03/2023 Yes Yes Yes Yes Yes Yes Yes
18532
C 2023
ML8011
0 693906.13 7418104.2 175.09 Surveyed 366.09 11/05/2023 Yes Yes Yes Yes Yes Yes Yes
18533
C 2023
ML8011
0 693473.03 7418626.8 155.24 Surveyed 300.06 20/05/2023 Yes Yes Yes Yes Yes Yes Yes
18536
C 2023
ML8011
0 692944.55 7418117.61 133.62 Surveyed 222.45 20/05/2023 Yes Yes Yes Yes Yes Yes No
18537
C 2023
ML8011
0 692800.84 7419347 130.29 Surveyed 228 4/06/2023 Yes Yes Yes Yes Yes Yes Yes
18538
C 2023
ML8011
0 693338.4 7415532.98 129.64 Surveyed 252.46 10/06/2023 Yes Yes Yes Yes Yes Yes Yes
18542
C 2023
ML8011
0 692858.85 7420123.11 127.31 Surveyed 252 18/06/2023 Yes Yes Yes Yes Yes Yes Yes
18546
C 2023
ML8011
0 693446.66 7418113.15 161.87 Surveyed 289.9 11/07/2023 Yes Yes Yes Yes Yes Yes Yes
18573
C 2023
ML8011
0 691999.8 7415584.79 123.2 Surveyed 57.2 22/09/2023 Yes Yes Yes Yes No No No
18587
C 2023
ML8011
0 691843.27
7420307.70
8 126.97 Surveyed 180.28 1/11/2023 Yes Yes Yes Yes No No No
20808
C 2023
ML8011
0 692913.66 7415971.49 132.56 Surveyed 201.53 28/03/2023 No Yes Yes No No No Yes
22058
C 2023
ML8011
0 692836.76 7414697.05 126.59 Surveyed 204.48 27/03/2023 Yes Yes Yes Yes Yes No Yes
22059
C 2023
ML8011
0 693173.49 7416270.35 134.96 Surveyed 258.28 18/04/2023 Yes Yes Yes Yes Yes Yes Yes
22062
C 2023
ML8011
0 692361.79 7415473.77 127.72 Surveyed 174.18 25/04/2023 Yes Yes Yes Yes Yes Yes Yes
22063
C 2023
ML8011
0 693304.56 7419168.77 143.87 Surveyed 282.09 8/03/2023 Yes Yes Yes Yes Yes Yes Yes
22089 2023
ML8011
0 693214.83 7419556.88 139.66 Surveyed 284.00 20/06/2023 No No Yes No No No Yes
22101
C 2023
ML8011
0 692447.22 7423352.68 166.11 Surveyed 329.9 26/08/2023 Yes Yes Yes Yes Yes Yes No
22102
C 2023 MDL162 694532.01 7417576.79 143.84 Surveyed 348.36 16/09/2023 Yes Yes Yes Yes Yes Yes No
22103
C 2023 MDL162 694864.6 7416659.39 144.42 Surveyed 402.08 25/09/2023 Yes Yes Yes Yes Yes Yes No
22104
C 2023 MDL162 694681.51 7415806.01 144.08 Surveyed 375.25 5/10/2023 Yes Yes Yes No Yes Yes No
22105
C 2023 MDL162
694729.23
2
7414860.30
9 130.00 Surveyed 345.42 17/10/2023 Yes Yes Yes Yes Yes Yes No
22100
C 2023
ML7000
08 691864.2 7413476.33 128.11 Surveyed 54.23 24/08/2023 Yes Yes Yes Yes Yes Yes No
Table 7.7 2023 Curragh North Geotechnical Drilling

Hole
ID
Completion
Year
Lease Easting Northing RL
Survey
Accuracy
Total
Depth (m)
Drilling
Completion
Date
Samples Sent to External
Laboratory for
Geotechnical Testing
Core
Photographs
Downhole
Geophysics
Acoustic Scanner
(ATV)
In Field Point Load Data
Collected
In Field Immersion
Tests
DFIT &
DST
Testing
18485
C 2023
ML8008
6 695027.24 7403034.28 152.99 Surveyed 144.24 26/01/2023 Yes Yes Yes No Yes No No
18486
C 2023
ML8008
6 693975.49 7401275.99 159.46 Surveyed 96 30/01/2023 Yes Yes Yes Yes No No No
18487
C 2023
ML8008
6 693807.37 7399914.9 163.01 Surveyed 108.04 11/02/2023 Yes Yes Yes Yes No No No
18488
C 2023
ML8008
6 693956.08 7399572.65 163.94 Surveyed 79 15/02/2023 Yes Yes Yes Yes Yes No No
18489
C 2023
ML8008
6 695229.39 7401176.59 156.74 Surveyed 126 17/02/2023 Yes Yes Yes No Yes No No
18490
C 2023
ML8008
6 694299.11 7399473.99 166.3 Surveyed 83.3 20/02/2023 Yes Yes Yes Yes Yes No No
18504
C 2023
ML8008
6 694569.07 7400317.27 168.55 Surveyed 102 4/04/2023 Yes Yes Yes Yes No No No
18510
C 2023
ML8008
6 694770.5 7399550.52 172.43 Surveyed 138 14/04/2023 Yes Yes Yes Yes No No No
18524
C 2023
ML8008
6 693834.83 7399742.35 162.31 Surveyed 101.98 27/04/2023 Yes Yes Yes Yes No No No
18541
C 2023
ML8008
6 694178.53 7401765.46 165.73 Surveyed 108 16/06/2023 Yes Yes Yes No No No No
18543
C 2023
ML8008
6 694252.83 7399857.19 167.91 Surveyed 96 22/06/2023 Yes Yes Yes Yes No No No
18544
C 2023
ML8008
6 694161.57 7399475.41 166.84 Surveyed 126.18 26/06/2023 Yes Yes Yes Yes No No No
18551
C 2023
ML8008
6 694672.81 7399322.73 176.23 Surveyed 150.01 23/07/2023 Yes Yes Yes Yes No No No
18552
C 2023
ML8008
6 694397.71 7399093.68 177.81 Surveyed 162 30/07/2023 Yes Yes Yes Yes No No No
18554
C 2023
ML8008
6 694377.74 7399298.84 176.66 Surveyed 143.8 3/08/2023 Yes Yes Yes Yes No No No
18555
C 2023
ML8008
6 694907.44 7399849.69 172.6 Surveyed 150 10/08/2023 Yes Yes Yes Yes No No No
18560
C 2023
ML8008
6 694348.4 7400297.28 167.85 Surveyed 114 19/08/2023 Yes Yes Yes Yes No No No
18561
C 2023
ML8008
6 694583.49 7400531.59 167.64 Surveyed 132.07 22/08/2023 Yes Yes Yes Yes No No No
18562
C 2023
ML8008
6 694724.28 7402251.06 152.6 Surveyed 156 25/08/2023 Yes Yes Yes Yes No No No
Table 7.8 2023 Curragh Main Geotechnical Drilling

CURRAGH: 2022-23 SEC Reporting
Drawn By: J. Kells
Date: 12/01/2024
Version: 1.0
2022-23 Geotech Drilling
2022
2023
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
4,500
5,000 m

Figure 7-4 Curragh Main Sample Sites

CURRAGH: 2022-23 SEC Reporting
Drawn By: J. Kells
Date: 12/01/2024
Version: 1.0
2022-23 Geotech Drilling
2022
2023
0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 m

Figure 7-5 Curragh North Sample Sites

Sample Preparation, Analysis and Security

8.1

Prior to Sending to the Lab and Lab Procedures
Handling of

coal and

rock samples

at Curragh

follows standard

procedures used

in the

coal mining

industry
with

regard

to

preparation,

analysis

and

security.

Likewise,

laboratory

tests

are

performed

according

to
standards

utilized

internationally.

In

this

instance,

Curragh’s

standards

are

based

upon

the

Australian
Standards which are stated as applicable for this analysis.
Curragh

has

used

an

independent

laboratory

ALS

Coal

(formerly

ACIRL)

since

1983,

now

located

at

478
Freeman

Rd,

Richlands

QLD

4077

for

all

exploration

coal

quality

determinations.

ALS

is

regularly
benchmarked against ISO 17025. by reputable organisations

such as NATA.
The coal laboratory performs a specific workflow of

testing that is compatible for testing of

coking, thermal and
PCI

coals.

The

testing

comprises

sample

pre-treatment,

raw

coal

quality

analysis,

washability

and

product
composite testing

which is

suitable for

full beneficiation

and market

product characterization.

This testing

is
conducted

under

Australian

and

international

standards

samples

including

but

not

limited to

those

listed

in
Table

8.1.
Table 8.1: Analytical Test

Standards Numbers – Coal Quality
Analytical Test Standard No
Ash AS1038.3
Ash Fusibility AS1038.15
Carbon AS1038.15
Crucible Swelling Number AS1038.12.1
Dilatometer AS1038.12.3
Fixed Carbon AS1038.3
Float/Sink Analysis AS4156.1
Gieseler AS1038.12.4.1
Hydrogen AS1038.6.4
Moisture (residual) AS1038.3
Moisture Holding Capacity AS1038.17
Nitrogen AS1038.6.4
Oxygen AS1038.16
Phosphorus BS1016.14
Relative Density AS1038.21.1.1
Size Analysis AS3881
Gross Calorific Value AS1038.5
Total

Moisture
AS1038.1
Total

Sulfur
AS1038.6.3.3
Volatile Matter AS1038.3
Ash Analysis AS1038.14.3
Proximate Analysis AS 1038
Geotechnical

testing

is

conducted

under

Australian

and

international

standards

samples

including

but

not
limited to those listed in

Table 8.2. Geotechnical testing in last five years has been completed by Trilab Pty

Ltd
at

362

Bilset

Rd

Geebung

Qld

4034

or

Strata

Testing

Services

Pty

Ltd

at

Unit

2,

77

Jardine

Street

Fairy
Meadow, N.S.W 2519 Australia

Table 8.2: Analytical Test

Standards Numbers – Geotechnical
Analytical Test Standard No
Geotechnical Site Investigations AS 1726 2017
Uniaxial Compressive Strength AS 4133.4.2.2
Uniaxial Compressive Strength &
Deformation Test
AS 4133.4.3.2
Direct Shear Test ASTM D5607
Strength Of Rock Material In Triaxial
Compression
ASTM D7012
Slake Durability Index Test AS 4133.3.4
Rock Moisture Content AS 4133.1.1.1
Atterberg Limits Test
AS 1289 2.1.1, 3.2.1, 3.3.1,
3.4.1
It is

the opinion of

the Qualified Person

that samples are

collected, dispatched, prepared,

analysed and verified
adequately for subsequent Resource and Reserve evaluation

and estimation.
9

Data Verification

9.1

Limitations of Verification
In a small percentage

of drillholes, downhole geophysical

records have been

lost or not stored

securely over
the

mine

life.

In

these

instances,

hole

logs

are

reviewed

for

detailed

logging

as

would

be

the

practice

if
geophysical

logs

were

available

and

corrected

by

a

geologist.

As

addition

checks,

seam

thicknesses

are
compared to surrounding data for consistency and excluded

if in doubt.
Some

of

the

historical

drilling

in

deeper

parts

of

MDL162

was

not

able

to

be

fully

validated

due

to

lack

of
original survey records

and geologists written logs.

Greater uncertainty is

placed on this

drilling data. However,
seismic data indicates

the presence of

strong reflectors

that are aligned

with boreholes

records. Where data
is considered less reliable, the coal resources are classified as lower confidence resources i.e. Inferred.

9.2

Procedures of Qualified Person

The Qualified Person

has a long

history of working with

Coronado geological data and

production of geological
models and

Resource estimates.

The data

verification process

follows a

detailed process

for confirming

the
accuracy of data upon which subsequent Resource and

reserve estimation is based. This process includes:
●

Collar survey checks relative to topographic surfaces
●

Checking downhole geophysics against interpreted coal thickness
●

Correlation seam sequence checks within boreholes
●

Correlation checks from hole to hole through sectioning

geological database
●

Checking seam thickness, mid-burden and structure plots
●

Validating mined

out polygons against LIDAR surfaces
●

Reconciliation of variance of model iterations
●

Reconciliation of variance of Resource estimate iterations

9.3

Opinion of Qualified Person
In the opinion

of the Qualified

Person Mr

Barry Lay,

there has

been sufficient

data obtained

through various
exploration and

sampling programs

and mining

operations to

support the

geological interpretations

of seam
structure and thickness

for coal horizons

situated on the

Curragh property.

The data seem

to be of

sufficient
quantity and reliability to reasonably support the Coal Resource and Coal Reserve estimates in this TRS.

Mineral Processing and Metallurgical Testing

10.1

Testing Procedures and Sample Representatives
Laboratory testing procedures begin with a routine to ensure that each sample is representative of typical run-
of-mine feed

and Coal

Prep Plant

(CPP) feed

involving

a process

including drop

shattering, dry

sizing, wet
tumbling and wet screening of coal samples.
These pre-treated samples are analysed

using a washability testing procedure

which estimates the yield and
ash at various density

cut points. This information

is subsequently used in

plant simulator (developed by A

and
B

Mylec

Pty

Ltd

(A&B

Mylec))

to

estimate

yield

and

product

quality

after

applying

plant

and

equipment
efficiency factors.
Test

samples are collected as sufficient density

to adequately represent the Resource at the level

of reported
Resource and reserve classification. The testing provides sufficient information to determine the coal type (ie.
Coking, PCI

or Thermal).

There has

historically been

a good correlation

between laboratory

test results

and
train or shipping results.
10.2

Laboratory Details
Curragh has used an independent laboratory

now trading as ALS Coal

(“ALS”) since 1983, now located

at 478
Freeman Rd, Richlands QLD 4077 for all exploration coal

quality determinations.

ALS is accredited by NATA
NATA

assesses

that

ALS

has

appropriately

trained

people,

systems

and

controls.

A

NATA

assessed

coal
quality laboratory is certified against ISO/IEC 17025:2017.
Testing

is conducted against appropriate Australian

and international standards. The most

common standard
numbers are as per Table

8.1.
10.3

Assumptions and Prediction
Resource recovery estimates are based

on inputs of extensive

coal quality borehole testing

which provide run-
of-mine feed sizing, yield and expected product quality.
Expected processing product

yields are estimated

using coal borecore

information and coal

loss and dilution
assumptions

validated

through

mine

reconciliations.

A

process

simulator

developed

by

A&B

Mylec

applies
loss, dilution,

and plant

efficiency factors to

derive final

yield and quality

information at each

borehole datapoint.
This data

is then

modelled in

Vulcan software

for import

to mine

scheduling tools.

There are

no deleterious
elements that have not already been factored in reserves estimates and modelling that would have significant impact on economic extraction.

10.4

Opinion of Qualified Person

Sufficient

metallurgical

testing

data

has

been obtained

through

various

exploration

and

sampling

programs
and mining operations to reasonably support the Coal Resource and Coal Reserve estimates in this TRS.

Mineral Resource Estimates

11.1

Assumptions, Parameters and Methodology
Coal Resources were estimated as of December 31, 2023.
Resology Pty Ltd independently created two geological models – one at the end of March 2023 and a second model (sub-set) in August 2023 which

included more recent drilling in

underground mining areas.

Each model
was constructed

in MAPTEK

Vulcan

modelling software.

Both models

have been

used for

the estimation

of
Coal Resources and Reserve estimates as discussed in

the TRS.
The modelling process follows extensive validation of drillhole data. The model included drillholes available in the company geological database at end

of March 2023 for the larger model

and August 2023 for the smaller
model.
The March 2023 geological model comprises a 50m grid cell model encompassing all of Curragh’s tenements and seams within

the Rangal Coal

Measures only. Seams in the

Burngrove Formation have

not been modelled
or estimated.

The August

model comprised

a 10m

grid cell

encompassing the

underground potential

areas
down dip of the open-cut at Curragh North.
The geological model

s

include multiple

model types

including seam

roof and floor,

base of quaternary,

base
of weathering,

raw quality,

coking and

thermal quality

and simulated

yield and

product quality.

At Resource
classification

stage,

thickness

and

ash

cut-offs

were

applied.

Resource

classification

methodology

and
assumptions are discussed under section 11.4.

Coal Resource

were calculated

from a

series of

seam area

polygons (split

by resource

confidence) against
insitu geological models.

The density grid

was derived from

a seam ash

vs relative density

regression equation
with an

adjustment for

estimated insitu

moisture (5.3%).

MAPTEK RSVUTE

software was

used to

calculate
the resource tonnes for each seam and each resource

confidence category.

Mining surveyed face positions as

of September 30, 2023, were used

as a starting point of the

estimate, with
three

months

of

mining

depletion

(Sep

23–

Dec

23)

applied

to

give

coal

final

Resource

estimate

at
December 31, 2023.

11.2

Qualified Person’s Resource Estimate
Based on the

assumptions and methodology described, a

Coal Resource estimate, summarized in

Table 11.1,
was prepared as of December 31, 2023, for property controlled by Coronado.

Table 11.1:

Coal Resources Summary as of December 31, 2023
Area
Measu
red
(Mt)
Indicated
(Mt)
Meas +
Ind
Inferre
d (Mt)
Total
(Mt)
Ash % VM %
Sulphur
%
Opencut
Inclusive of
Reserves

217 25 242 - 242 18.7 19.2 0.57
Exclusive of
Reserves

167 81 247 54 302 22.9 19.1 0.59
Total Opencut 383 106 489 54 543 21.0 19.1 0.58
Underground
Inclusive of
Reserves

140 44 183 - 183 14.9 18.2 0.39
Exclusive of
Reserves

41 62 103 106 209 18.6 18.1 0.39
Total

Underground
181 106 286 106 392 16.9 18.2 0.39
Total Resources 564 211 775 160 936 19.2 18.7 0.50
Notes
(i)

Total Coal Resources (936Mt) are reported inclusive of Reserves
(ii)

Coal Resource tonnes are reported on a 5.3%

in-situ Moisture basis

(iii)

Coal qualities are reported on an air-dried

basis
(iv)

Underground resources are those that are approximately

>15:1 vertical strip ratio or those overlapping

underground mining

Resources are reported into two subsets:
●

Inclusive of

Reserves

– Those

Coal Resources

that occur

within the

defined boundaries

LOM Plan
Reserves
Inclusive

Coal

Resources

are

calculated

from

cut-offs

described

in

section

11.3

and

resource
confidence polygonl

to determine Measured and Indicated resources.

These same coal resources are
the basis for Reserves
Reserves

have

been

assessed

for

economic

viability

in

the

Reserves

estimation

process

using
Modifying Factors and cut-off parameters as discussed

in section 12 of this TRS
●

Exclusive of Reserves – Those Coal

Resources that occur outside the defined

boundaries of the LOM
Plan Reserves
Exclusive

Coal

Resources

are

calculated

from

cut-offs

described

in

section

11.3

and

resource
confidence polygon to determine Measured and Indicated and

Inferred Resources
The Inclusive and Exclusive Coal Resources are also split

into open-cut and underground categories.
The total coal

Resources within

the project

concession boundaries

are approximately

936

million tonnes,

as
determined at

an effective

year end.

Compared

to established

criteria,

this quantity

of Resources

classifies
Curragh as a large coal mining proposition.

11.3

Cut-off thickness and insitu ash
Open cut Resources

have been estimated

where thickness is greater

than 0.3 metres

and raw insitu

ash below
50% (air-dried basis).

Underground Resources

have been

estimated where

the insitu

coal thickness

is greater

than 1.8m.

No ash
cut-off has been applied as all reported seams

have low insitu ash (<~20% air-dried).

Underground Resources are

those that

can potentially be

accessed from final

open-cut highwall using

a variety
of techniques including but not limited to board and pillar

mining techniques and highwall mining.

Underground resources have been

defined as those that

are part of underground

reserves or in areas where
no reserves are declared, where the vertical overburden to

tonnes of insitu coal ratio is greater than 15:1
Deeper potential

mineralization that

is poorly

defined through

exploration or

not easily

accessible from

final
open-cut highwalls has been excluded from the Resource

Estimate.

11.4

Resources Exclusive of Reserves

Curragh

tenements

contain

Resources

exclusive

of

Reserves

which

have

not

been

included

in

the

current
mine plan (Table

11.1). Reasons

that may preclude elevation

for Resources to Reserves

include, but are not
limited to:

●

Insufficient

data

and/or

incomplete

technical

studies

to

justify

the

conversion

of

coal

Resources

to
Reserves

●

Open

cut

Resources

that

may

not

justify

conversion

to

Reserves

with

current

mining

costs

and/or
short-term product price assumptions

Considering the

long-life of

Curragh assets,

changing technologies

and varying

market conditions

over time
provide options to revise Reserves periodically.

11.5

Initial Economic Assessment

Opencut
An initial economic assessment has been completed to determine whether there are reasonable prospects for
economic extraction of open-cut resources

outside of reserves. There are

247Mt of Coal Resources estimated
as

potentially

suitable

for

open

cut

mining

pending

future

suitable

feasibility

analysis

and

study.

The
assessment

assumes

that

any

future

mining

of

these

resources

would

occur

after

the

depletion

of

current
LOMP

reserves

(>20

years).

It

is assumed

that

demand

for

metallurgical

product

will

continue

beyond

this
timeframe.
The

assessment

is

preliminary

in

nature

and

contains

inferred

mineral

resources

that

are

considered

too
speculative geologically

to have modifying

factors applied to

them that would

enable them to

be categorized
as mineral reserves, and there is no certainty that this

economic assessment will be realized.
The cut-off

grades used

in

the assessment

correspond

to those

in section

11.3.

The cut-off

grade is

within
range of normal current open-cut Operations. The total resource average Insitu ash grade is much lower than the cut-off

grade.

The portion

of resource

that approach

cut-off

grade is

only a

small proportion

of the

total
resource.
The analysis has included mining costs, processing costs, transport, marketing,

sustaining capital and royalty
costs. A long term realized product price of $US133/t was assumed based at an average total product yield of
75% calculated from LOMP average

product mix and yield. Resources

exclusive or reserves are

expected to
yield a similar product mix and yield to the LOMP plan.
The initial economic analysis indicates that a

break-even strip ratio of 17.3 is appropriate

for Curragh open-cut
operations as per Figure 14. The opencut Coal Resource estimates in this TRS have been calculated

using a
lesser strip ratio cut-off ratio of approximately15:1.

Various assumption and

limitation of this analysis include:
o

Costs based on the 2023 Life-of-Mine Plan (LOMP)
o

The

product

ratio

is

based

on

the

average

yearly

product

ratio

from

the

2023

LOMP

and
approximate 40% coking, 30% PCI and 30% thermal.
o

An US exchange rate of $0.73
o

Cutoff thickness of 0.3m of mineable coal and

50% insitu ash
o

All thermal

tonnes are

sold

at export

thermal (higher

prices) after

the cessation

of lower

priced
domestic thermal contracts due to finish in 2037
o

No capital costs have been applied in evaluating resources outside of reserves due to no detailed
studies available at time of publication
o

As high-wall

mining

has been

used at

Curragh in

the

past, it

is assumed

that some

of the

coal
resources outside of reserves will be available at end of pit life albeit at a low recovery
Risk with converting the resources to reserves include:
o

Acquiring the regulatory approvals to mine through Blackwater

Creek
o

Acquiring the regulatory approval and capital required to divert

Blackwater Creek
o

High capital costs that render conversion of resources to reserves un-economic
o

Unfavorable margins due to increasing costs and/or declining product prices
Figure 14 Breakeven analysis vs strip ratio.
Underground
An initial economic assessment has been completed to determine whether there are reasonable prospects for
economic

extraction

of

underground

resources

outside

of

underground

reserves.

There

are

209Mt

of

Coal
Resources estimated as potentially suitable for

underground mining. The assessment is

preliminary in nature
and contains

inferred

mineral

resources

that are

considered

too speculative

geologically

to have

modifying
factors applied to

them that would enable

them to be categorized

as mineral reserves, and

there is no

certainty
that this economic assessment will be realized.
To

determine

whether

there

are

reasonable

prospects

for

economic

extraction

of

these

underground
resources,

mining

cost

and

capital

cost

data

was

extracted

from

a

financial

model

used

in

definition

of
Underground

Reserves

defined

in

section

12.2

and

merged

with

the

actual

cost

data

for

downstream

processing costs,

transport, marketing

and royalties

on the

same basis

as the

previous opencut

analysis as
used in the 2023 LOMP Plan. The analysis demonstrates

a positive net margin as per Figure 11

-1.
Underground resources are only

those that could be

accessed from end

of open-cut life

highwalls or resources
as extension to declared underground reserves.
Figure 11-1 – Underground cost per tonne vs average realized price per product tonne
Various assumption and

limitation of this analysis include:
o

Underground bord and pillar mining method
o

Cut-off thickness of 1.8m
o

Mining and capital costs derived from December 2023

cost model provided by Talisman

Pty Ltd
o

Other costs based on the 2023 LOMP
o

Assumed PCI product @74% yield and secondary PCI

yield @11% yield
o

Assumed average product price US$140/tonne
o

An US exchange rate of $0.73
Risks with converting the resources to reserves include:
●

As geological knowledge

of seam structure

and deformation is

somewhat limited towards the

Jellinbah
Fault, there is risk that geological complexity may preclude any coal extraction adjacent to the fault
●

Significant portion

of the underground

resources are in

the inferred category

and contain considerable
risk associated with confirming acceptable continuity,

coal quality and product yield
●

High capital costs that render conversion of resources to reserves un-economic
●

Unfavorable margins due to increasing costs and/or declining product prices
●

Acquiring the appropriate regulatory approval for underground mining
●

Some resources lie

within Mineral Development Licence

162 and would

require successful conversion
to a Mining Lease
11.6

Resource Classification and Estimate Uncertainty

Resource Classifications have been based on a borehole

geostatistical study conducted in 2020:

Curragh Drillhole Spacing Analysis Project; Resology

Pty Ltd; October 2020
The

project

involved

exploratory

data

analysis

(“EDA”)

of

seam

thickness

and

quality

information

to

define
seam domains. Each seam domain was then assessed using

drillhole spacing analysis (“DHSA”) to calculate
the global estimation precision (“error”)

for each major seam. A

10-year mining rate was then

used to calculate
error at different drillhole spacings for use in Resource

classification process.

The

critical

Resource

variables

analyzed

were

seam

thickness

and

insitu

ash.

These

were

chosen

for

the
Resource estimate classification

as these parameters are

the main drivers of economics.

Ash exhibits a very
good

correlation

to

density

and

hence

density

was

not

analyzed

separately.

Ash

also

exhibits

a

good
correlation

to total

product

yield, a

proxy for

product tonnes.

Other

quality

parameters

are well

with

market
acceptability and not reviewed separately.

As all seam exhibit

different variability for thickness and

ash in different domains, a

variety of drillhole spacings
have

been

applied.

In

summary,

the

following

drillhole

spacing

ranges

(Table

11.2)

have

been

applied

for
thickness and ash to define reported Resource categories. The value chosen will depend on which seam, and
which

domain

is being

estimated.

The

drillhole

spacings

for a

given

category

tend

to be

higher

at Curragh
North due to lower seam variability compared to coal seams

further south.
Table 11.2:

Ranges of drillhole spacing used to define coal Resource

categories (metres)
Measured Indicated Inferred
Thickness

500-1000m

800-2400m

2000-4000m

Ash

800-1000m

1400-1800m

3500m

For reported

categories

the following

precision

levels apply

(Table

11.3).

Resources

reported as

Measured
would be expected to be within +/- 10% on if mined over

a 10-year mining timeframe.

Table 11.3:

Resource Estimate Global Precision
Category Global Estimation Precision
Measured +/- 10%
Indicated +/- 10%-20%
Inferred +/- 20%-50%
11.7

Qualified Person ’s Opinion

It

is

the

Qualified

Person’s

opinion

that

the

Resource

estimate

is

an

accurate

and

fair

representation

of

Curragh’s

coal

Resource

and

that

all

issues

relating

to

relevant

technical

and

economic

factors

likely

to
influence

the

prospect

of

economic

extraction

can

be

resolved

by further

work

and/or

improvement

in

cost
base over time

with innovation and

improving mining technology

over a long

mine life.

Sufficient exploration
data is

supported by

a longstanding

history of

successful coal

production at

Curragh, further

increasing the
confidence of the Resource estimates.

11.8

Qualified Person ’s Credentials

Mr.

Barry

Lay,

BSc

Geology

(Hons);

MAusIMM;

possesses

the

necessary

credentials

as

a

member

of

the
AusIMM to serve as a Qualified Person for this TRS.

Mineral Reserve Estimates
12.1

Open Cut
12.1.0

Assumptions, Parameters and Methodology
A
Coal Reserve is the economically mineable part of

a Measured and/or Indicated Coal Resource. It

includes
diluting materials and allowances

for losses, which may

occur when the material is

mined or extracted and is
defined

by

studies

as

appropriate

that

include

application

of

Modifying

Factors.

These

include,

but

are

not
restricted

to,

mining,

processing,

metallurgical,

infrastructure,

economic,

marketing,

legal,

environmental,
social

and

governmental

factors.

Such

studies

demonstrate

that,

at

the

time

of

reporting,

extraction

could
reasonably

be

justified.

Coal

Reserves

are

sub-divided,

in

order

of

decreasing

geological

confidence,

into
Proven and Probable classifications.
Proven Coal Reserves are the economically mineable

part of a Measured Coal Resource, adjusted

for diluting
materials and

allowances for

losses when

the material

is mined.

It is

based on

appropriate assessment

and
studies

in

consideration

of

and

adjusted

for

reasonably

assumed

modifying

factors.

These

assessments
demonstrate that extraction could be reasonably justified at the time of reporting.

Probable

Coal

Reserves

are

the

economically

mineable

part

of

an

Indicated

Coal

Resource,

and

in

some
circumstances a Measured Coal Resource, adjusted for diluting materials and allowances for losses when the
material

is

mined.

It

is

based

on

appropriate

assessment

and

studies

in

consideration

of

and

adjusted

for
reasonably assumed modifying factors.

These assessments demonstrate that extraction could be reasonably justified at the time of reporting.

The Life

of Mine

plan pit

limits for

the Curragh

Open Cut

were defined

using a

combination of

methods. An
initial first

pass unconstrained pit

optimisation was undertaken

on the

geological Resource model

using Deswik
pseudoflow.

This uses

a block

model of

the resource

with the

Lerchs-Grossman

algorithm to

determine the
optimised pit

shell limits

for the

available Resource.

Modifying factors

were then

applied including

approved
Mining

Lease

and

Environmental

constraints

as

hard

limits

to

the

open

cut

mine

extents,

including

flood
protection

levee

banks

and

environmental

offset

and

protected

conservation

areas.

Installed

critical
infrastructure such

as the

Curragh Noth

Overland Conveyor

were also

taken into

consideration for

limits on
the open cut mine extents.

A

mine

design

was

developed

using

a

pitwall

batter

angle

and

benching

configuration

consistent

with

the
existing open cut operation mine

design and used to cut

a full mining reserve set

of waste and coal solids for
margin ranking

and

scheduling.

Mining

reserves

were cut

to beyond

the

initial

Deswik

pit optimiser

pitshell
extents where other constraints were not limiting the mining reserve. This was a more detailed margin ranking
process could be undertaken in a scheduling package

to define the economic cut-off point of the open

cut.

The mining

reserve

solids

were imported

into the

mine

scheduling

software

package

SPRY

and

converted
from Insitu to ROM reserves using a number of mining

modifying factor assumptions as summarised in Table
12.1.

Table 12.1 – Insitu to ROM Coal Modifying Factors
Insitu to ROM Coal Modifying Factors Unit Value
Roof Loss cm
15.0
Roof Dilution cm
7.5
Floor Loss cm
0.0
Floor Dilution cm
15.0
Minimum Coal Mining Thickness m
0.5
Minimum Waste Mining Thickness m
0.5
Insitu Raw Ash (adb) cutoff %
45

ROM mining loss factor
%
2.0
Dilution density t/bcm
2.4
Dilution Raw Ash (adb) %
90
A

detailed

margin

ranking

process

was

undertaken

on

the

ROM

reserve

set

in

SPRY

using

Long

Term
benchmark

revenue

pricing

assumptions

and

product

realisation

percentages

from

benchmark.

These
assumptions were Coronado’s internal view

of the long-term market as at October 2023. An

average realised
price of USD 131/t has been

adopted in this margin ranking

analysis The average realised

price is a result of
the

benchmark

price

forecast

assumption

for

the

Premium

Low

Volatile

Hard

Coking

Coal

combined

with
appropriate

quality

discounts

and

other

price

adjustments

relevant

to

Curragh’s

product

mix.

This

was

the
economic cut-off price used to determine the economic

limits of open cut mining in the Curragh Reserve.

Costs applied to the margin rank included unit rate actual

Curragh mine site costs on a 3-year historical rolling
average of actuals.

The product coal

yield estimation was

derived from an

A&B Mylec washability

simulation
model gridset

that was

reserved with

the mining

solids on

each coal

ply level

for each

mining reserve

solid.
The margin

ranking process

for the

Curragh LOM

plan was

undertaken in

SPRY and

the output

determined
the

economic

cut-off

point

of

the

open

cut

mine

plan

where

other

hard

constraints

like

Mining

Leases

or
Environmental constraints weren’t limiting the mining

extents.

It should be noted that the open cut mine design in some

pits has taken some slightly margin negative blocks
in

order

to

maintain

the

operational

strike

length

for

efficient

dragline

waste

mining

operations.

These

loss
making blocks are offset with

positive margin mining blocks within

the strip, and a

strip by strip margin analysis
shows the strips overall in the mine plan are margin positive. The pits where this is occurring is T pit, L pit and
Z pit in particular.

12.1.1

Open Cut Reserves Estimate
The Open Cut (ROM) Coal Reserve estimate for Curragh reported in Table 12.2 has been converted from the
Coal Resource estimate.

The Open Cut

Marketable Coal Reserve estimate

represents beneficiated or otherwise enhanced

coal product
where modifications

due to

mining, dilution

and processing

have been

considered and

is an

estimate of

the
marketable product achievable from the ROM Coal Reserve.

This is shown in Table

12.3.
The numbers

are based

on the

results and

findings of

the Qualified

Persons and

their application

of the

relevant
modifying factors to the

Coal Resource geological

model. The basis for

the conversion of

Coal Resources to
Coal Reserves

presented considers only

the Measured and

Indicated Coal Resources

are converted

to Proven
and Probable Coal Reserves respectively.
Table 12.2: Open Cut ROM Coal Reserve Summary as of December 31, 2023 (Mt)
Curragh
Proven Probable Total
Coal Quality of Reserve inclusive of loss and dilution
(adb)
Mt Mt Mt Ash (%) TS (%) VM (%)
ROM tonnes 227 22 249 31.3 0.5 16.0
Table 12.3: Open Cut Marketable Coal Reserve Summary as of December 31, 2023 (Mt)
Demonstrated Coal Reserves

(Wet Tonnes, Washed

or Direct Shipped, Mt)
Quality (adb)
Curragh
By Reliability Category
Proven Probable Total Ash% Sulphur% VM%
Product
tonnes
173 16 189 12.2 0.5 19.5
Notes:
a)

Coronado’s ownership is 100% of the Curragh Mine
b)

All tonnes are millions of metric tonnes (Mt).
c)

ROM Coal Reserves have been stated on a 7.5%

Moisture basis.
d)

Marketable Reserves

are stated

on a

9.5% moisture

basis, including

a combination

of surface

moisture and

inherent moisture.
e)

Coal qualities are reported on an air-dried

basis.
f)

Totals may not sum due to rounding.
12.1.2

Qualified Person’s Opinion
Mr. Daniel Millers BE (Mining) MAusIMM(CP) possesses the required experience in open cut coal mining and
reserve estimation and credentials

as a member

of the AusIMM

to act as

a Qualified Person for

Coal Reserves
estimation in this TRS.
Determination

of

Marketable

Reserves

has

relied

on

Product

Coal

Quality

grids

and

washability

yield
simulation data

at defined

CHPP cut

points provided

by Coronado

which are

then reserved

and imported

to
the

scheduling

model

to

calculate

marketable

reserve

tonnes

and

coal

quality.

The

product

qualities

and
washability yield

simulation grids

are based

on modelling

completed by

AB Mylec.

The models

and outputs
appear

consistent

with

historical

production

results.

The

washability

simulation

and

coal

quality

grids

are
showing a

deterioration in

yield and

quality in

the Z

and X

pit opencut

development mining

areas. This

has
been factored

into the

mine plan,

however there

has been

no production

data to

reconcile against

in these
new greenfield development pit areas.

It is the opinion of Mr. Daniel Millers that this TRS accurately reflects the Open Cut Coal Reserve estimate for
Curragh as defined by

the JORC Code and

SEC Regulation S-K 1300. Sufficient

exploration data is supported
by a long history

of 40 years successful open

cut coal production at Curragh, further

increasing the confidence
of the

Coal Reserve estimate.

The application of

modifying factors is

supported by a

combination of laboratory-
based data and practical historical mining knowledge from

the Curragh operation.

12.2

Underground
12.2.0

Assumptions, Parameters and Methodology
The author

adopted

reasonable

assumptions

when

applying

the appropriate

modifying

factors to

Curragh’s
Resources

to

derive

reserve

estimates.

Such

modifying

factors

include

mining,

metallurgical,

economic,
marketing, legal, environmental, social and governmental

factors.

Proven Coal Reserves are the economically mineable part of a measured coal Resource, adjusted for diluting materials and allowances

for losses when

the material is

mined.

It is based

on appropriate assessment

and
studies

in

consideration

of

and

adjusted

for

reasonably

assumed

modifying

factors.

These

assessments
demonstrate that extraction could be reasonably justified at the time of reporting.

Probable

Coal

Reserves

are

the

economically

mineable

part

of

an

indicated

coal

Resource,

and

in

some
circumstances a measured coal Resource, adjusted for diluting materials and allowances for losses when the material

is mined.

It

is based

on

appropriate

assessment

and

studies

in

consideration

of

and

adjusted

for
reasonably assumed modifying factors.

These assessments demonstrate that extraction could be reasonably justified at the time of reporting.

Upon completion

of delineation

and calculation

of coal

Resources, a

Pre-Feasibility

Study of

Curragh North
area

for

both

target

seams

(Mammoth

Seam

and

Mackenzie

Seam)

and

subsequently

a

more

detailed
Operational Readiness Study (Feasibility Study

level of accuracy)

of the Southern Area

in the Mammoth Seam
was undertaken.

The Mine plan was

generated based on the forecast

mine plan and permit

plan using current
property control limits, modifications to geologic mapping, or other factors determined during the

evaluation.
The planned Mammoth Seam working section is for a minimum primary extraction of 2.5m and a maximum of
3.5m in combination

with secondary

floor coal

extraction of

up to 2m

resulting in

a maximum total

extraction
height of 5.5m. Additional

secondary extraction from

Bell Outs to a

maximum height of 5.5m

is also planned.
Where the seam height

exceeds 5.5m coal will

be left in the

floor. The

planned out of seam

dilution is 50mm
in the roof and 50mm in the floor when mining to the floor

of the seam
The

planned

Mackenzie

Seam

working

section

is

for

a

minimum

primary

extraction

height

of

3m

and

a
maximum of 3.5m in combination with secondary floor coal

extraction of up to 2m resulting in a

maximum total
extraction height of 5.5m. Additional secondary extraction from Bell Outs to a maximum height of 5.5m is also planned. The working section

in Mackenzie Seam

will leave a minimum

of 0.5m of coal

in the floor and

0.8m
of coal in the roof due to geotechnical requirements. Consequently,

there is zero out of seam stone dilution in
the normal Mackenzie Seam working section.
Plant recovery is a function of in-seam recovery

and plant efficiency factor.

ROM and product data outputs

from the LOM plan

sequencing were processed

into reports and summarized
on an

annual basis

for processing

into the

economic model.

Product tonnes

are reported

at 10

percent moisture
and represent the Marketable product from the Property.

Pricing data as provided by Coronado

marketing team is based on

internationally recognised forecasting and
the view

of Coronado

Pricing Committee

as of October

2023. The average

FOB coal

price per

tonne for the
Underground Mine LOM was approximately

US$ 143 /

tonne. The breakeven cost

per FOB product tonne

over
the LOM (FOB Product

tonnes / (total cash

cost + total capital

cost)) was approximately US$

89 / tonne. The
minimum

annual

average

income

per

FOM

product

tonne

for

the

underground

mine

was

estimated

to

be
US$134 / tonne. Based on the stated coal price and cost assumptions the minable reserves are economically extractable and

a Cut

Off

Grade has

not been

applied.

Practical limits

of mining

height and

depth of

cover
(DOC) have been applied.
The coal Resource mapping and estimation process, described in the report, was used as a basis for the coal reserve

estimate.

Proven

and

probable

coal

Reserves

were

derived

from

the

defined

coal

Resource
considering

relevant

processing,

economic

(including

technical

estimates

of

capital,

revenue,

and

cost),
marketing,

legal,

environmental,

socio-economic,

and

regulatory

factors

and

are

presented

on

a

moist,

recoverable

basis.

Modifying

factors

have

been

applied

based

on

the

current

understanding

of

geological,
geotechnical and gas impacts on the planned mining method and extraction.
Points of observation

include exploration drill

holes, degas holes,

and mine measurements

which have been
fully

vetted

and

processed

into

a

geologic

model.

The

geologic

model

is

based

on

seam

depositional
modelling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends,
the impact

of seam

structure (i.e.,

faulting), intra-seam

characteristics, etc.

Once the

geological model

was
completed, a

statistical analysis,

described in

Section 11.1.1

was conducted

and up

to a

1 kilometre

radius
from a valid point of observation was selected to define

Measured Resources.

Likewise,

the

distance

between

1

and

2

of a

kilometre

radius

was

selected

to

define

Indicated

Resources.

Indicated

Resources

may

convert

to

Probable

Reserves.

No

Inferred

coal

was

included

in

the

Reserve
estimation
The Measured,

Indicated and

Inferred Reso

urce classifications

overlayed on

the

current mine

layout at

the
time of

this study

in

the

Mammoth

Seam

and

Mackenzie

Seam

are

shown

in

Figure

12-1

and

Figure

12-2
respectively. No reserves

have been reported in the adjoining MDL162 tenement.

MEASURED
INDICATED
INFERRED
N
0
1000m
MAMMOTH
NORTH
MAMMOTH
CENTRAL
MDL162
MAMMOTH
SOUTH

Figure 12-1. S-K 1300 Resource Classifications Relative

to Mammoth Seam Mine Plan

Figure 12-2. S-K 1300 Resource Classifications Relative

to Mackenzie Seam Mine Plan

12.2.1

Underground Reserves Estimate
Reserve tonnage

estimates

provided herein

report coal

Reserves

derived from

the in-situ

Resource tonnes
presented in

Table

12.4, and

not in

addition to

coal Resources.

Proven and

Probable coal

Reserves

were
derived

from

the

defined

coal

Resource

considering

relevant

mining,

processing,

infrastructure,

economic
(including

estimates

of

capital,

revenue,

and

cost),

marketing,

legal,

environmental,

socio-economic

and
regulatory factors.

The Mineral

Reserve estimates

for Curragh

have been

determined and

are presented

in
Table

12.4 and Table

12.5. The numbers

are based on

the results and

findings of the

Qualified Persons and
their

application

of

the

relevant

modifying

factors

to

the

aforementioned

Resource

model.

The

Reserves
presented consider

only the

Measured and

Indicated Resources

that have

subsequently

been converted

to
Proven and Probable Reserves. The numbers exclude

tonnes from MDL162.
The LOM ROM

tonnes reported in

the Curragh North

Underground PFS (completed in

the first quarter

of 2023)
was approximately 40.4

Mt. Following updating

of the geological

model based on

additional exploration data
the Updated

LOM Plan

reported 57Mt

of which

50.4 Mt

ROM was

within Measured

and Indicated

Resource
classification and excluding inferred

resources and MDL 162.

At the time

of completion of

this reserve estimate
the results of a

3D Seismic Study were in

progress and incomplete.

Conservative modifying factors have been
applied for possible impacts of geological structures yet to be defined and impacts on mining recovery. Based on potentially positive outcomes of further geological exploration (including Seismic Studies)

that are currently
in progress and

planned in

the future it

is probable that

the modifying factors

could be reviewed

.

Currently a
conservative value of 41 Mt

ROM of the 50 Mt ROM

of the current planned LOM

production within Measured
and

Indicated

resource

categories

and

excluding

MDL162,

have

been

reported

as

Proven

and

Probable
Reserves respectively.

This is approximately 84% of the potential LOM

ROM tonnes.
Table 12.4: Underground ROM Coal Reserve Summary as of December 31, 2023 (Mt)
Curragh North
Underground
Proven Probable Total
Coal Quality of Reserve inclusive of loss and dilution
(adb)
Mt Mt Mt Ash (%) TS (%) VM (%)
ROM tonnes 30 11 41 17.0 0.3 16.4
Table 12.5: Underground Marketable Coal Reserve Summary as of December 31, 2023 (Mt)
Demonstrated Coal Reserves

(Wet Tonnes, Washed

or Direct Shipped, Mt)
Quality (adb)
Curragh
North
Undergroun
d
By Reliability Category
Proven Probable Total Ash% Sulphur% VM%
Total
25 9 34 10.0 0.3 16.9
Notes:
a)

Coronado’s ownership is 100% of the Curragh Mine
b)

All tonnes are millions of metric tonnes (Mt).
c)

ROM Coal Reserves have been stated on a 8%

Moisture basis.
d)

Marketable Reserves

are stated

on a

10% moisture basis,

including a

combination of

surface moisture

and inherent

moisture.
e)

Coal qualities are reported on an air-dried

basis.
f)

Totals may not sum due to rounding.
g)

Curragh produce

a range

of Coking,

PCI and

Thermal Coal

products from

the underground

target seams.

The combined
yield for Primary and Secondary Product Coal modelled over

the LOM was approximately 87%
12.2.2

Qualified Person’s Opinion
Mr.

Christopher

Wilkinson

Bsc

(Mining)

MAusIMM(CP)

possesses

the

required

experience

in

underground
coal mining and reserve estimation

and credentials as a member

of the AusIMM to act as

a Qualified Person
for Coal Reserves estimation in this TRS.
It is the opinion of

Mr. Christopher Wilkinson that this TRS accurately reflects the Underground Coal Reserves estimate as

defined by the

JORC Code and

SEC Regulation S-K

1300.

Sufficient exploration data

is supported
by a

longstanding history

of successful

coal production

at Curragh,

further increasing

the confidence

of the
reserve estimates.

The application

of modifying

factors are supported

by a combination

of laboratory-based

data,

practical

historical

mining

knowledge

from

Curragh

and

relevant

experience

from

other

mines

in

the
region extracting

the target

seams using

the same

underground mining

methods.

Appropriate modifying factors
have

been

applied

in

determination

of

ROM

and

Marketable

Reserves

based

on

the

currently

available
exploration data and analysis.
Determination of

Marketable Reserves

has relied

on Product

Coal Quality

grids and

yields at

defined CHPP
cut

points

provided

by

Coronado

which

are

then

used

in

the

Deswik

LOM

scheduling

model

to

generate
marketable reserve

tonnes and

coal quality

The product

qualities and

yield grids

are based

on modelling

by
AB Mylec. The models and outputs

have not been validated by Mr Wilkinson

or Mining Consultancy Services
Pty Ltd / Talisman

Technical

Pty Ltd.

Mining Methods

13.1

Open Cut Mining
Coal

mine

development

at

Curragh

is

accomplished

by

surface

strip

mining

methods

and

has

been

so
historically since the

mine commenced in

1983. The mine’s

annual production capacity

of around 200

Mbcm
of total movement means it can be ranked as a large open cut coal operation when compared to producers in
Australia and

internationally.

The open

cut operation

mines around

13.5Mt Run

of Mine

(ROM) coal

per annum,
producing around

11Mtpa of product coal

for both

international metallurgical markets,

thermal coal

for domestic
and international markets.

Curragh operates 4 large electric draglines, 1 large electric rope shovel and a fleet of smaller diesel hydraulic
excavators.

This

is

typical

of

large

open

cut

coal

mines

in

the

Bowen

Basin

in

Central

Queensland.

The
Curragh Life of Mine

(LOM) plan continues

the use of dragline

strip mining, with

truck and shovel/excavators
moving the prestrip waste ahead of the

dragline fleet. Hydraulic excavators mine

the ROM coal and transport
it to the ROM stockpile for feed to the processing plant

for beneficiation.

13.1.0

Geotech and Hydrology
The

management

of

geotechnical

hazards

at

the

Curragh

Mine

is

managed

in

the

site

Safety

and

Health
Management System (SHMS) with a Principal Hazard Management Plan (PHMP). The Curragh Geotechnical
Hazard Control System Structure consists of 4 primary

elements:
●

Prevention and Implementation;
●

Monitoring;
●

Contingency; and,
●

Audit.
The validity

of the

mine design and

geotechnical hazard management

is achieved by

ensuring data of

sufficient
quantity and

quality for

the geotechnical

model is

available to

support the

design process.

Safe design

and
mine planning

processes are

applied throughout the

life of

mine. The

design is

prepared, reviewed,

and revised
by competent persons throughout the life of mine.
The coal seams at Curragh

generally dip to the east

at less than 5°, however

in fault and deformation zones,
steep dips occur

locally.

On the western

side of Curragh

East the seams

dip to the

west due to

the complex
dome and basin structures resulting from deformation.
Seam

deformation

has

resulted

principally

from

thrust

faulting

from

the

north-east

resulting

in

seam
displacements up to 20 metres

vertically. North-south and east-west normal faults are less common and some
of these have a strike-slip component. Fault deformation has resulted in seam thinning, thickening and barren areas within the mine plan.
The Jellinbah

fault occurs

on the

eastern side

of the

Curragh North

mining lease.

The fault

is a

thrust fault
upthrown on the eastern side by approximately 300 metres.
The

Curragh

Planning

System

(CPS)

consists

of

a

collective

of

mine

planning

systems

developed

and
maintained to ensure mine design and scheduling are consistently applied.

The CPS describes, through each Process,

the steps to be

taken and relevant Work Instructions to be

utilised.
Refer to Appendix

B: Curragh

Planning System (CPS)

Documents for

a full list

of documents

used to inform
various stages of mine planning, design, monitoring,

and auditing.

Geotechnical ground models are

the basis on

which slope stability analysis

and slope design

is completed and
need to

be informed

by a

level of

data appropriate

to the

design phase.

The Geotechnical

ground model

is
comprised of the following components:
●

Geological Model;
●

Structural Model;
●

Material Properties; and
●

Hydrogeological Model.
Geotechnical

slope

stability

analysis

aims

to

predictively

assess

slope

performance

based

on

developed
geotechnical

ground

models

and

understood

slope

failure

mechanisms

associated

with

the

observed

and
interpreted geological, geotechnical, and hydrogeological conditions.
There are various geotechnical slope stability analysis

methods available:
●

Kinematic slope stability analyses;
●

Limit equilibrium slope stability analysis;
●

Numerical slope stability analyses (e.g., finite element etc);

and,
●

Empirical methods.
Geotechnical

hazard

zoning

provides

an

indication

of

the

likelihood

of

failure

for

various

failure

scales

and
forms, and for a defined pit wall design option, to assist mine planning in determining if the risks presented by the design are acceptable.
Geotechnical hazard zoning considers the following:
●

Geotechnical Models:
●

Geological Model;
●

Structural Model;
●

Material Strength Parameters; and
●

Hydrogeological Model.
●

Geotechnical Domains;
●

Past Pit wall Performance;
●

Proposed Pit wall Geometry; and,
●

Geotechnical Analysis.
Geotechnical

Hazard

Mapping

can

be

undertaken

at

a

conceptual

level

or

at

a

detailed

design

level.

The
Geotechnical Hazard

Mapping Plans

present the

projection design,

assessed level

of geological

uncertainty
and potential pit

wall failure

mechanism types

that have been

identified together

with an assessed

likelihood
of failure.
Seismic hazard assessments are completed, where required, for geotechnical infrastructure during the design
and assessment phase with reference to Geoscience

Australia monitoring (maps, likelihood etc.).
Typical Highwall and lowall mine design profiles for the Curragh North active mining area are shown in Figure
13-1 and Figure 13-2

respectively.

The Draglines

will typically take

the lower Pisces

seam interburden which
as typically cast blasted into the adjacent mined out pit

void.

Figure 13-1 - Curragh North typical Highwall design profile
Figure 13-2 - Curragh North typical Lowall design profile
Typical Highwall and

lowall mine design profiles for the

Curragh Main active mining area are

shown in Figure
13-3 and Figure 13-4 respectively.

The Draglines will typically take the lower two passes of Castor and Pollux seam interburdens at Curragh Main.

Highwall Design Constraints (1:3000)

Natural Surface
35°
30m
Base of Unconsolid
terial
60°
CANCER SEAM
20m
ARIES SEAM
CASTOR UPPER SEAM
CASTOR LOWER SEAM
60°
POLLUX SEAM

Figure 13-3 - Curragh Main typical Highwall design profile
Figure 13-4 - Curragh Main typical Lowall design profile
Groundwater impacts are greatest

at Curragh North, in particular

in the Northern pits of

S pit North, T pit

and
U pits where perched aquifers

exist in the upper alluvial sands.

This is managed by designing

wider benches
on the

base of

freedig horizon to

allow for a

trafficable roadway on

the bench as

well as

a drainage and

ponding
area on the highwall side of the bench for groundwater to pond and accumulate before being pumped out and handled

with

the

site

surface

water

management

network.

Other

areas

of

the

mine

are

not

dramatically
impacted by groundwater presence. The coal seams are

the principal aquifers in the Rangal Coal Measures.

Groundwater management at the

operation is achieved through

a network of

in-pit and highwall pump

systems
that move

both ground

water and

captured surface

water from

rainfall into

sacrificial pit

storages and/or

into
surface water

storages. Captured

mine affected

water onsite

is recycled

and used

for dust

suppression

via
water cart fill

points, or transferred

via the site

network back to

the CHPP for

use as processing

water in the
processing

plant.

Some

monitored

releases

of

water

to

the

receiving

environment

occur

when

regulated
conditions are met to remove water from the Curragh

site inventory.

Mine management at Curragh monitors groundwater inflows and

maintains comprehensive site water balance
models.
13.1.1

Open Cut LOM Plan
The Curragh

open cut

Life of

Mine (LOM)

plan essentially

is a continuation

of the

existing mining

method at
the site over the remaining economic Coal Reserves. The mine is currently operating in the Curragh Main and
Curragh

North

operational

areas,

with

two

new

development

areas

(X

and

Z

pits)

to

be

built

and

mined
throughout

the

LOM

plan.

The

primary

waste

production

fleet

is

four

large

electric

draglines

that

currently
operate two

at Curragh

Main and

two at

Curragh North.

These

draglines

are supported

by

fleets

of diesel
hydraulic

excavators

at

Curragh

Main,

and

at

Curragh

North

an

electric

shovel

as

well

as

diesel

hydraulic
excavators.

Coal mining

is

undertaken

with

diesel

hydraulic

excavators

at

both

Curragh

Main and

Curragh
North.
The mining

operations utilise

cast blasting

methods where

applicable in

the dragline

waste passes

to move
some waste into final position from blasting practices. Bulk dozer push is utilised to a minor extent at Curragh
for both dragline

bench prep and

coal uncovery using

Cast/Doze/Excavate (CDX)

methods in some

areas to
boost coal uncovery.

The Curragh

North

open cut

LOM

plan aligns

with

the underground

LOM

plan.

The final

open cut

highwall
position has

been used

to define

the underground LOM

plan. The

Open Cut LOM

plan is limited

in the

Southern
half of the mine

by the installed Overland

Conveyor (OLC). This

ROM coal transport system

transports ROM
coal from the Open

Cut and planned Underground

project from Curragh

North to the processing

plant facility
at Curragh Main.

For the purposes of the Open Cut LOM plan, the assumption was to leave this infrastructure in place and mine

up to it with a

100m pit crest offset

for Geotechnical stability

risk control. The underground
project will mine Coal Reserves

under and to the East

of this infrastructure. This

OLC pit constraint exists

for
S Pit North,

S Pit and S Pit South.
The T Pit and

U Pit Open Cut

reserves are planned to be

mined down dip to

an economic break-even position,
where the underground project will continue with the extraction of ROM coal beyond this open cut break-even point. The period progress plot of the Curragh North

open cut project can be seen in Figure 13-5.

Figure 13-5 – Curragh North Period Progress Plot
The Curragh

Main mine

plan is

the continuation

of the

existing mining

pits within

the historic

mining area

of
the

Curragh

Main

project

area.

The

currently

active

mining

areas

that

the

draglines

are

active

in

will

be
exhausted with

the next

5 years. A

new development boxcut

is required

to open

L pit

which will

be a

investment

to bring online within the 3-5 years in the plan

to ensure dragline strike continuity. Critical to the open cut LOM plan is the

re-entry to

D pit in

the North

of Curragh Main.

D Pit will

require dewatering

to EN pit

void when

it
becomes available as a

final void in 2025.

The establishment of

the L pit boxcut

and re-entry to D

Pit are the
critical factors in delaying the

development

of Z and X pits to late in the 2020’s.

This will ensure continuity of
dragline operations at Curragh

Main and maintaining the lowest

unit rate cost of production

from the Curragh
Main pits.

G pit is currently full of stored mine affected water and requires pumping to another mine void/storage prior to
re-entry to

the remaining

reserves in

G pit.

J pit

is a truck

and excavator

and dozer

push pit

at the southern
end of

Curragh Main

and is

continued to

be worked

with these

mining methods

through the

LOM plan.

The
period progress plot of the Curragh Main open cut project

can be seen in Figure 13-6.

North
L Pit
F North Pit
EN Pit
D Pit
K Pit
G Pit
FS
H
ES
C
B Pit tailings
I Pit (water)
A Pit tailings (full)
J Pit
ROM
MIA
CHPP
2023-24
2025-26
2027-28
2029-30
2031-32
2033-34
2035-36
2037-38
2039-40
2041-42
2043-44
2045-46

Figure 13-6 - Curragh Main Period Progress Plot
X pit is a new development pit area that exists midway between the Curragh Main and Curragh North existing mining areas at the

Curragh Mine. The

X Pit economic

reserve exists over

several different mining

pit areas,
with

differing

optimal

target

pit

floor

horizons

depending

on

seam

thickness,

depth

and

interburden
thicknesses. Surface development infrastructure is required

to unlock the X Pit reserve for mining including a
significant

creek

diversion

of

Minnie

Creek,

flood

protection

levees,

ROM

infrastructure

and

MIA

facilities,
surface water and mine affected

water handling infrastructure,

haulroads,

dragline walk road, conveyor cross
over

bridge

and

66kv

high

voltage

electrical

infrastructure

to

support

dragline

operations.

The

existing
Overland

Conveyor

(OLC)

installation

exists

through

the

centre

of

the

X

Pit

reserve.

The

coal

under

this
infrastructure produces an attractive cash margin and has been included as a coal reserve on the basis that it will be mined

after the completion of

Curragh North open cut

and underground operations have

completed and
the existing OLC is decommissioned – essentially as the final portion of the mines’ life.

The Eastern extent of

the X Pit deposit

is bounded by an

environmental biodiversity

offset conservation limit.
Other areas of the X Pit deposit are

cutoff with economic margi

n

limits where the modelled coal

seams break
even on an all-in cost basis margin rank.

X

pit

contains

an

‘early

entry’

option

by

way

of

the

Southern

two

mining

pit

areas

are

shallow

truck

and
excavator and bulk

dozer push areas that

can be accessed

with minimal surface

infrastructure investment to
unlock and could be

used by the

business as alternative

mining areas to

boost ROM coal

production prior to
what is scheduled

in the LOM

plan. The period

progress plot of the

X Pit open

cut project can

be seen in

Figure
13-7.

Figure 13-7 - X Pit Period Progress Plot
Z Pit is

a second new development

area that exists to

the South-West of the existing

Curragh Main operational
area. This is a shallow, long strike length deposit ideal

for dragline operations. The coal seams however have
thinned in Z

pit compared

to Curragh

Main, and

in the

South of Z

pit the coal

seams down

dip split

into plys
with interburdens less

than 10m in

thickness and

are unsuitable

for dragline operations

.

The impact this

has
is Z

pit produces

the lowest

cash margin

of the

four main

mining areas

at Curragh

and has

been prioritised
within the LOM plan to optimise project cashflow.

Surface development infrastructure is required to be invested in by the business to unlock

the Z Pit reserve for
mining including a creek diversion of Bonnie Doon Creek, flood protection levee, ROM infrastructure and MIA
facilities, surface water and mine

affected water handling infrastructure,

haulroads, dragline walk road,

public
road upgrades and 66kv high voltage electrical infrastructure to support dragline operations.

Most of

the Z

Pit mining

blocks

start on

the modelled

base of

weathering cropline

of the

Pollux seam

in the
Western side of the deposit. The North-Western edge of the Z pit deposit is limited by the Bonnie Doon Creek diversion

on

the

existing

Mining

Lease.

The

Eastern

downdip

extent

of

the

Z

Pit

deposit

is

bounded

by
economic margin cut-off limits

where the modelled coal seams break

even on an all-in cost basis.

The period
progress plot of the Z Pit open cut project can be seen

in Figure 13-8.

Figure 13-8 - Z Pit Period Progress Plot
The primary

production

fleet at

Curragh revolves

around both

maintaining sufficient

prestripping capacity

in
advance of the dragline waste stripping fleet and supporting open cut coal targets. The dragline fleet consists
of two 8200 draglines, an 8750 and an 8750 Supermax dragline making for a total fleet of four machines. The prestripping

fleet

consists

of

a

BE495

electric

rope

shovel,

and

three

classes

of

diesel

hydraulic

backhoe
excavators

– 800t,

600t

and

350t class

excavators.

There is

currently

budgeted

13 x

prestripping and

coal
mining

fleets

being

operated

at

Curragh

in

addition

to

the

four

electric

draglines.

This

prestripping

fleet

is
planned to increase to 15 fleets in the LOM plan to match the strip ratio requirements of the deposit,

and then
reduce later in the

LOM plan when capital

development is undertaken

in the new pit

development areas of

X
and Z pits. The primary excavator fleet is planned

to increase the number of 800t

class machines from two to
four in the LOM plan, with

an additional 800t excavator

replacing the retired BE495 electric

shovel at the end
of its

productive life in

2032. The

LOM plan

primary production

fleet scheduled is

shown in

Figure 13-9

inclusive
of the dragline fleet. The LOM

plan for the Curragh Open Cut

is 21 years and is completed

production in 2045.

Figure 13-9 - Curragh Open Cut LOM Production Fleets
The LOM plan Run of Mine coal

production profile from the Open Cut is

shown in Figure 13-10. The mine plan
is

to

uncover

and

mine

around

13.6

Mtpa

ROM

coal

from

the

Open

Cut.

This

production

profile

can

be
maintained through

until 2040

when the

Curragh North

open cut

reserves

then

become exhausted

and the
mine production profile reduces as Open

Cut mining reserves are completed

and the remaining mining areas
of Curragh Main, X and Z pits are completed.

Figure 13-10 - Curragh Open Cut LOM ROM t Mined
Figure 13- 11
shows the

Open Cut

LOM waste

production

profile by

equipment

type and

the planned

ROM
strip ratio over the

LOM. The ROM strip

ratio reduces later

in the mine life

when X and Z

pits are developed.
The yield for these new pits however reduces and product

strip ratio increases.

Figure 13-11 - Curragh Open Cut LOM Waste Handled by Equipment Type
The LOM ROM coal production profile by source pit is

shown in Figure 13-12.
Figure 13-12 - Curragh Open Cut ROM t Mined by Pit
The planned

product coal

production profile

from the

Curragh Open

Cut mine

plan is shown

in Figure

13-13
plotted

against

the

Run

of

Mine

coal

production

profile.

The

declining

product

yield

can

be

seen

with

the
reducing product coal over the LOM plan.

Figure 13-13 - Curragh Open Cut ROM t Mined and Product Coal
The forecasted

Open Cut

product coal

by product

type can

be seen

in Figure

13-14, with

the declining

total
yield over time on the secondary chart axis.
Figure 13-14 - Curragh Open Cut Product Coal by Type
13.2

Underground Mining
The feasibility

of underground

mining of

the Curragh

North mine

east of

the planned

location of

the current
planned Open Cut

mine LOM has

been undertaken between

2020 and 2023

comprising a Pre

Feasibility Study

BELLOUTS
PRODUCTION FACES
CONVEYOR
DCB
INTAKE AIRWAYS
RETURN AIRWAYS
MINING DIRECTION
completed

in

Q1

2023

and

a

subsequent

more

detailed

Operational

Readiness

Study

(Feasibility

Level

of
Study) on the South Area in the Mammoth Seam.
The selected mining method is Bord and Pillar Mining using the

Place Change operating methodology. Due to
the variation in

seam thickness Bord and

Pillar mining would be

undertaken using

Primary extraction of panels
with roadway widths of

6.5m reducing to 6m where

the overburden thickness (Depth of

Cover: DOC) or mining
conditions require. Primary

extraction height

would vary

between 2.5m

minimum to

3.5m maximum.

Secondary
extraction of

Floor Coal

over the

same panel

layout created

by Primary

Mining would

be undertaken

with a
minimum floor

coal extraction of

1m and

a maximum extraction

thickness of 2m

and a

maximum total

combined
(Primary plus Secondary

Extraction) extraction

height of 5.5m.

The secondary

extraction width would

be 1m
less

than

the

Primary

Extraction

roadway

width

(eg.

5.5m

Secondary

Extraction

width

in

a

6.5m

primary
extraction roadway).

Secondary Extraction would also comprise mining of

“Bell Outs” around the perimeter of
the production panels mined from stubs

(blind entry roadways) mined into the inter

panel pillar. The Bell Outs
would

be

mined

to

a

maximum

height

of

5.5m

(where

seam

thickness

allows)

or

the

combined

extraction
thickness of Primary and Secondary Extraction mining. The proposed mining method is well proven at several
mines in the Region who extract the same target coal seams from underground mines. This method has been proven to

not create

any sig

nificant surface

subsidence

and

impact on

overlying

aquifers. The

method

has
been shown to be safe, productive

and economicaly viable using readily

available equipment technology and
people skills.
A

typical

extraction

panel

would

comprise

of

5-7

roadways

with

pillars

designed

to

comply

with

industry
standard

pillar

design

methodologies

(UNSW

Pillar

Design

Method)

with

Bell

Out

extraction

around

the
perimiter of

the panel,

as shown

in Figure

13-15. Secondary

Coal Floor

extraction may

also occur

in panels
through out the mine in addition to the Bell Out Extraction, an example of the secondary floor workings can be
found in Figure 13-16.

Figure 13-15. Typical Bord and Pillar Production Panel with Primary and Secondary
Extraction.
Note: No. of roadway and heading within Bord and

Pillar Panels vary across the Mine.

Figure 13-16. Example of Secondary Floor Coal Workings
The Curragh North Underground

mine would commence

with 1 Bord and

Pillar Continuous Miner Production
Unit to

mine the

pit bottom

area and

scale up

to 4

Production Units

at full

production. Each

Production Unit
would utilise

a single

place change

continuous miner

with 3 shuttle

cars discharging

to a

Feeder Breaker.

A
single Mobile

Bolter would

install roof

and rib

support.

LHD vehicles

would be

used to

undertake floor

clean
up and materials supply and ancillary work.
All

the

Production

Units

would

be

able

to

undertake

Primary

and

Secondary

Extraction

and

mining

Mains
Development Panels as required by the LOM Schedule and

Plan.
13.2.0

Productivity

The

mine

has

been

planned

to

operate

on

a

similar

shift

roster

and

production

methodology

to

other
underground bord and pillar

mines in Central QLD with an

even time 7 day on, 7

day off roster for production
and

maintenance

crews

and

management

and

technical

staff

on

a

separate

roster.

The

planned

average
underground mine labour complement of approximately

320 people is consistent with similar mines.

The average

budgeted operating

time (Production

hours) per

week is

approximately 84

hrs per

week which
includes panel extension / retraction

time for primary and secondary

mining. This equates to an

overall system
utilisation

of

50%

and

has

been

benchmarked

against

other

similar

Bord

and

Pillar

mining

operations

in
Queensland who target and achieve similar utilisation.
Production Rates

have been

determined based

on first

principles analysis

of the following

parameters using
proven and calibrated simulation models which are benchmarked to relevant operating bord and pillar mines:
●

Extraction height
●

Roadway width
●

Pillar size
●

Plunge depth
●

Equipment specifications
●

Roadway support requirements and pattens. With the support requirements defined at the PFS stage production is not indicated to be constrained by normal

support requirements.
The scheduled average annual Production Rates

vary over the Mammoth Seam

LOM between 177 ROM tph
to 245 ROM tph with

an average of approximately

213 tph. The scheduled

average annual Production Rates

vary over the Mackenzie Seam

LOM between 100 ROM tph

to 220 ROM tph with

an average of approximately
171 tph. Average annual ROM production per Continuous Miner Unit varies between 0.6Mt ROM per CM per
year to 1.0Mt ROM

per CM per year and

a LOM average of

approximately 0.75Mt ROM

per CM per year. This
has been

benchmarked against

comparable bord

and pillar

mines in

Queensland mining

similar coal

seams
and using similar equipment. The average annual production rates per continuous miner unit over the LOM is
shown in Figure 13-17.
Figure 13-17. Average Annual Production Rate by CM Unit over LOM
13.2.1

Underground Geotech and Hydrology
Geotechnical analysis

has been undertaken

based on the

available information at

the time of

the PFS by

Mr
Chris Hanson of

Prime Global Pty

Ltd for MCS

and subsequently

up to the

time of this

study by Mr.

Andrew
Seccombe of Blackrock Mining Solutions Pty Ltd.

Ongoing exploration, sampling and laboratory testing is also ongoing. Both Geotechnical Consultants are appropriately

qualified and experienced.
Mine

design

analysis

of

the

following

aspects

of

the

proposed

underground

mine

design

have

been
considered:
●

Target

seam coal, roof, floor and overburden characteristics
●

Minimum thickness of un-weathered overburden (minimum

Rock Head)
●

Roadway widths
●

Pillar dimensions and design (Factor of

Safety using UNWS standard pillar design methods

and tools)
and width to height ratio.
●

Principle stress magnitude and direction as generally understood at the time of this report.
●

Coal cleat and strata jointing as generally understood at the time of this report.
●

Roof and rib

support requirements and plunge depth

as generally understood at

the time of

this report.
●

Pillar stability and subsidence impacts as generally understood at the time of this report.
●

Highwall stabilisation requirements in the vicinity of proposed underground mine access, as generally understood at the time of this report.
The

currently

planned

Bord

and

Pillar

Primary

and

Secondary

mining

method

has

been

applied

at

similar
mines in

the same

coal

measures

in Queensland

with

proven geotechnical

and hydrogeological

outcomes.
Using this

mining method

and design

principles has

been shown

to have

negligible surface

subsidence and
impact

on

overlying

aquifers

and

bodies

of

surface

water.

The

selected

mining

method

has

successfully
undermined a regional river without significant ground

water impacts due to mining.
Curragh

mine

has an

extensive

water

monitoring

system

and

history

which

is no

w

being

supplemented

by
additional borehole test

data over the

planned underground

mining area. Data

from these sampling

points is
being used by Hansen Environmental Consulting to support

the EA amendment for underground mining.

13.2.2

Underground LOM Plan
The planned Curragh North Underground

Mine will initially extract the

Mammoth Seam and subsequently

the
underlying Mackenzie

seam. Production

would commence

in the

South Area

from the

southern end

of S-Pit
as this area has the

lowest DOC and is preferable from a productivity, recovery and gas drainage perspective.

Figure 13

-18 shows

the

DOC

to the

Mammoth

Seam

which ranges

from approximately

50m

to 28

0m.

The
interburden

to

the

underlying

Mackenzie

Seam

varies

between

approximately

50m

and

70m.

Figure

13-19
shows

the

DOC

to

the

Mackenzie

Seam

roof

and

varies

between

approximately

50m

to

350m.

The

DOC
includes

the

Open

Cut

waste

Dumps

of

between

50m

to

60m

height

which

overly

the

underground

mining
areas. The natural DOC of the Mammoth Seam is comparable

with other bord and pillar mines in QLD.

N
0
1000m
60
140
260
300
280
240
200
100
200
280
260
260
100
120
140
160

Figure 13-18.

Mammoth Seam Depth of Cover (DOC) (m)

Figure 13-19. Mackenzie Seam Depth of Cover (DOC) (m)

The thickness

of the

Mammoth Seam

varies from

approximately 2.5m

to 7m

over the

proposed LOM

layout
as illustrated in Figure 13-20 with a minimum 2.5m extraction height cut off.
Figure 13-20. Mammoth Seam thickness (m)

N
7.0
7.0
7.0
8.0
6.0
8.0
7.0
6.0
5.0
6.0
5.0
5.0
6.0
5.0
4.0
5.0
5.0
4.0
5.0
0
1000m

The thickness of the Mackenzie Seam varies from

approximately 4m to 9m over the proposed LOM

layout as
illustrated in Figure 13-21 with a minimum 3m extraction

height (4.3m seam thickness).
Figure 13-21. Mackenzie Seam thickness (m)

12
11.5
11
10.5
10
9.5
9
8.5
8
7.5
7
6.5
6
5.5
5
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
0
1000m
9.5
9
10
9.5

The gas content

of the Mammoth

Seam is shown inFigure

13-22 and varies

from approximately 0

to 11

m3/t
and Mackenzie

Seams are

shown in

Figure 13-23,

which varies

from approximately

5m3/t to

13.5m3/t.

Gas
content and permeability have been determined by bore hole core sample testing and modeled by recognized industry experts Novus Energy and Geogas. A Gas analysis and management study on the initial South Area
of Mammoth Seam has been undertaken by Mr.

Miles Brown (Drive Mining).
Figure 13-22. Mammoth Seam Gas Content (m3/t)

Figure 13-23. Mackenzie Seam Gas Content (m3/t)

Permeability

of

the

coal

seams

has

been

tested

and

mapped

in

order

to

model

the

requirements

for

gas
management

over

the

resource.

Where

the

gas

content

is

similar

to

or

greater

than

the

Gas

Outburst
Threshold,

gas drainage will

be required to

reduce the

gas content to

suitable levels

for safe and

productive
mining operations. Surface to In Seam (SIS) test gas

wells will be implemented and the results used to design
appropriate gas drainage strategies for the underground mine.

Drive Mining have completed an initial UIS and
SIS gas

drainage Plan

for the

Mammoth Seam

South Area.

The

results from

gas drainage

in this

area can
then be used as inputs to extend gas drainage layouts

and designs over the LOM.
Mine access

is via

4 portal

entries from

the southern

end of

S-Pit and

the surface

infrastructure and

access
would be as illustrated in

Figure 13-24. ROM coal

from the South Area underground

mine will be transported
by truck from the portal to

the Curragh North ROM stock pill area where

it is loaded onto the existing. overland
conveyor and delivered to the CHPP.

The underground MIA facilities would be located adjacent to the current
S-Pit Open Cut

MIA and Workshop and

men and material

access to the

underground mine would

be via mobile
vehicles.

The

mine

access

methodology

and

surface

infrastructure

arrangement

is

consistent

with

other
underground bord and pillar mines operating from existing

Open Cut mines in QLD.
Figure 13-24. Surface infrastructure for the Mammoth Seam

South Area Mine Access from
S-Pit
The mine

has been

planned with

three mining

areas: South,

Central and

North. Production

transitions from
South to Central

and then North

Areas as reserves

deplete and geographical expansion

is required to

maintain
the required LOM production.
The electrical

power requirements for

the Underground Mine

have been

determined.

Studies have

shown there
is adequate

power on

site

for establishing

the

underground

mine and

commencing

the first

two continuous
miner Units, however

upgrades to

the site infrastructure

for full underground

production with four

continuous
miner units is required.
A load

study is

being undertaken

for Curragh

site to

determine the

required upgrades

for the

Open Cut

and
Underground LOM.

Once completed,

the required power line and infrastructure

upgrades must be completed
before full underground production to sustain safe and

effective underground operations.

Figure 13-25. Curragh North Underground Mine – Mammoth Seam

LOM Layout

Figure 13-26. Curragh North Underground Mine – Mackenzie Seam

LOM Layout

The mine

will commence

in the

South Area

of Mammoth

Seam in

planned to commence

in December

2024
and then introduce additional continuous

miner units, with full production

using 4 units by 2026. Production

is
planned

to

commence

in

the

Mackenzie

Seam

in

2034

and

the

expected

LOM

of

approximately

20

years.
Figure 13-27 &

Figure 13-28

shows the Period

Plot of production

in the Mammoth

Seam by year

and Figure
13-29 shows

the Period

Plot

for production

in

Mackenzie

Seam

by year.

The ROM

Production

by Year

for
each seam

over the

LOM is

shown graph

form in

Figure 13-30.

The annual

ROM Production

by continuous
miner unit over the LOM is shown in Figure 13-31.
Figure 13-27. LOM Production Period Plot for Mammoth

Seam South

Date R...

Date From	Color
Jan 24	
Jan 25	
Jan 26	
Jan 27	
Jan 28	
Jan 29	
Jan 30	
Jan 31	
Jan 32	
Jan 33	
Jan 34	
Jan 35	
Jan 36	
Jan 37	
Jan 38	
Jan 39	
Jan 40	
Jan 41	
Jan 42	
Jan 43	
Jan 44	
Jan 45	
Jan 46

Figure 13-28. LOM Production Period Plot for Mammoth

Seam Central & North

Date R...
Date From
Color
Dec 24
Jan 25
Jan 26
Jan 27
Jan 28
Jan 29
Jan 30
Jan 31
Jan 32
Jan 33
Jan 34
Jan 35
Jan 36
Jan 37
Jan 38
Jan 39
Jan 40
Jan 41
Jan 42
Jan 43
Jan 44
Jan 45
Jan 46
Jan 47

Figure 13-29. LOM Production Period Plot for Mackenzie Seam

LOM ROM Production - Seam
ROM Tonnes (t)
4000000
3500000
3000000
2500000
2000000
1500000
1000000
500000
0
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Year
Mammoth
Mackenzie

Figure 13-30. LOM ROM Production per year by seam mined graph.
Figure 13-31. LOM ROM Production per year by CM Production

Unit graph
Curragh

Mine

currently

produces

a

range

of

Met

Coal

(Coking

Coals),

PCI

and

Thermal

Coal

from

the
Mammoth and Mackenzie seams depending on market conditions and requirements to optimize recovery and income. The product yield

from the underground for

both target seams has

been determined based on

existing
washing models and data at Specific Gravity Cut Points

of 1.34 SG for a Primary Product consistent with

Met
Coal and

a Secondary

Product at

a Cut

Point of

1.7 SG.

Alternative Cut

Points and

blending strategies

with
Open Cut coal from Curragh have been considered and would

generate different products and yields.
The LOM Marketable

coal based

on a

Primary Product

at a 1.34SG

cut point and

a Secondary

Product at

a
1.7SG cut point and the combined Yield

% is shown by year over the LOM in Figure 13-32.

Figure 13-32. LOM Marketable tonnes by Primary and Secondary

Product per year graph

Process and recovery methods

14.1

Description
Curragh has

two coal

preparation plants

CPP1 and

CPP2. CPP1

is the

oldest of

the two

processing plants
and has a documented nameplate capacity

of 1100 t/h (as received). The CPP processes the

32mm x 0.7 mm
fractions through

a 2-stage

dense medium

cyclone (“DMC”)

circuit operating

in a

low density

/ high

density
configuration

to

produce

a

low

ash

primary

and

a

high

ash

secondary

product

respectively.

The

primary
cyclone underflow has

the functionality to

bypass the secondary

DMC circuit and

report directly as

a secondary
product.
The minus 0.7 mm fraction is

directed to a Jameson cell flotation

circuit for processing. The concentrate

from
the flotation

circuit is

pre-thickened via

classifying cyclones

before reporting

to horizontal

belt vacuum

filters
and

screen

bowls

for

further

dewatering

prior

to

being

conveyed

to

the

primary

product

conveyor.

The
classifying

cyclone

overflow

is

directed

to

a

coal

thickener,

where

the

thickened

product

material

is

then
combined with the horizontal belt vacuum filter feed.

These

processing

methods

are

typical

of

what

is

used

at

other

coal

mines

throughout

the

Bowen

Basin

in
Central Queensland, the technology is tried and proven.
CPP 2 has a

documented nameplate capacity of 1200

t/h (as received) with

a capability of up

to 1350 t/h when
processing selected feed types.
CPP2 largely mirrors CPP 1 with the following exceptions.
●

Raw coal screens have been installed as an option to separate the plant feed material into a plus and minus

12

mm

size

fraction.

This

functionality

directs

the

higher

ash,

coarse

fraction

directly

to

the
secondary dense medium circuit reducing the circuit loading

of the primary circuit.
●

A spirals circuit has

been included in

the plant to reprocess

the flotation tailings

stream. The product
stream from

the spirals

circuit is

directed to

a splitter

box which

allows the

recovered product

to be
diverted to either the primary

product or secondary product streams via

the screen-bowls or fine coal
centrifuges respectively.

Figure 14-1: Aerial view of the CHPP facilities and associated infrastructure

14.1.0

Raw Coal Handling
The

22

km

overland

conveyor

from

Curragh

North

is

an

integral

component

of

the

coal

transportation

and
logistics system at

the Curragh operation.

The two ROM

systems are important

features of the

mine operations
to ensure blending of the ROM coals for

the CPPs. A series of conveyors, a ROM crushed

stockpile and small
ROM bins allows flexibility in the operations of the two

CPPs.
14.1.1

Product Handling
Product

coal

is

stockpiled

on

to

either

the

primary

or

secondary

product

stockpiles.

Two

stockpiles

of
approximately

190,000

tonnes

each

are

available

for

metallurgical

and

thermal

coal

products.

Multiple
stockpiles of differing quality

can be built on the

overall stockpile footprint and

reclaimed discretely by means
of the

4400 t/h

bucket wheel

reclaim system.

The two

installed product

stackers have

the capability

to slew
180

degrees

and

stack

to

an

emergency

stockpile

area.

The

emergency

stockpile

area

is

not

able

to

be
recovered directly but is transferred by truck and loader operation to the main stockpiling area to be reclaimed
by the bucket wheel reclaim system.
14.1.2

Train Loadout
The processed coal is loaded onto trains via a single dedicated bucket wheel reclaimer which loads two 580 t
capacity bins,

designed to

load both

thermal and

metallurgical coal.

In an

emergency,

there is a

dozer push
loading

system

in

place

should

there

an

electrical

outage

at

the

mine

site,

which

reduces

the

risk

of

train
loading system.
14.1.3

Reject and Tailings
Coarse reject is conveyed from each CPP to a common

reject bin for collection by mine trucks and deposited
in the allocated

reject dump, as

capping material

for the tailings

dam or as

part of the

rehabilitation process.
Flotation

tailings

material

is

passed

through

thickening

cyclones

with

the

underflow

directed

to

a

fine

coal
dewatering

screen

for

dewatering.

The

screen

overflow

is

combined

with

the

coarse

reject

material

and
conveyed to

the reject

bin. The

remaining flotation

tailings material

from either

CPP is

directed to

dedicated
tailings thickeners

with the

underflow pumped

to the

tails storage

facility (TSF).

The LOM TSF

is currently

a
project in progress assessing

the use of the

void at Pit B.

Water recovered

from the in-pit

TSF is included as
part of the site water balance model and is reused within the site to offset the volume of purchased raw water.
14.1.4

Operating performance
The two

processing plants

have a

nominal nameplate

throughput capacity

of 2300

t/h on

a combined

basis,
with

a

surge

capacity

on

selected

coal

feeds

to

2350t/h.

Applying

the

nominal

throughput

capacity

with

a
planned 7400 operating

hours per annum

the capacity

of the CHPP’s

at Curragh

would be as

seen in Table
14.1. This is consistent with the LOM plan annual production rates planned from the combined Open Cut and
Underground mining complex at Curragh.
Table 14.1: CHPP Capacity
CHPP Nameplate
Feed (t/hr)
Operating
Hours (per
year)
Feed Capacity
(Mtpa)
Forecast
Yield (%)
Total Product
Capacity(Mtpa)
1 1,100 7,400 8.1 79 6.4
2 1,200 7,400 8.9 79 7.0
TOTAL 2,300 7,400 16.5 79 13.4
Historical operating performance

indicates that the

combined facilities

have achieved a

maximum processed
throughput of 15.2 Mtpa ROM

feed in recent years and would

require further increases in

utilised hours to be
achieved to exceed

this value. The

ability to bypass

selected raw feed

material directly

as a thermal

product
is considered an accepted site practice

and where quality shortfalls are

realised can be blended with washed
thermal product to achieve the required product specification and the required annual product volumes.

Infrastructure

Curragh

owns

and

operates

the

necessary

coal

load-out

system

for

dispatches

via

rail

line

to

the

port

at
Gladstone or the

Stanwell Power Plant.

Moreover,

the mine has

maintenance facilities

for the fleet

of mining
equipment as well as office buildings for the mine

staff and personnel.

15.1.0

Water
Curragh obtains its water requirement from two main

sources:
Pursuant to

a supply

agreement with

SunWater

Ltd (“SunWater”)

from the

Bedford Weir

and Fairburn

Dam.
Curragh

is

permitted

to

draw

up

to

708

M

gallons

per

year

through

a

take

or

pay

offtake

agreement

with
SunWater.

Mine

water

recycling

can

significantly

reduce

the

need

for

importing

purchased

water

into

the
stored mine water inventory.

Pollution control dams and old pit voids capture rainfall and mine affected water from pit dewatering activities.
15.1.1

Power
Curragh has a dedicated

66kv power supply

to support the

mining operations with

a capacity of up

to 57MW
sourced from the main

grid power.

The substation is

located on the southwest

corner of the lease

and both
66kv and

22kv distribution

networks to

supply

the draglines,

shovel and

CHPP’s.

Part of

the site

electrical
system was upgraded in 2015 at the time of upgrading

the ROM crushing station.
The electrical

power requirements for

the Underground Mine

have been

determined. Studies have

shown there
is adequate

power on

site

for establishing

the

underground

mine and

commencing

the first

two continuous
miner Units, however

upgrades to

the site infrastructure

for full underground

production with four

continuous
miner units is required.
A load

study is

being undertaken

for Curragh

site to

determine the

required upgrades

for the

Open Cut

and
Underground

LOM.

Once

completed,

the

required

66kv

power

line

and

infrastructure

upgrades

must

be
completed before full underground production to sustain safe and effective underground operations
15.1.2

Roads
Curragh

has

a

network

of

haul

roads

and

ramps

connecting

the

various

working

areas

of

the

operation.

Established

national

highways

such

as

Route

A4

(Capricorn

Highway)

connect

nearby

regional

towns

of
Blackwater

and

Emerald

to

the

regional

city

of

Rockhampton

to

the

East.

Site

access

from

the

Capricorn
Highway is via sealed road to the Curragh Mine Industrial Area main carpark.
15.1.3

Rail
Curragh

is

linked

to

the

main

Blackwater

rail

link

to

the

Port

of Gladstone’s

RG

Tanna

Coal

Terminal

(RG
Tanna)

and Wiggins Island Coal Export Terminal

(WICET) coal terminals by dedicated rail balloon loop with a
Marketable Coal

capacity of

14 million tonnes

per year.

Train

capacity averages

8,500 tonnes

at a

loading
capacity of 4,400 t/h with an average 28 trains loaded

every week (with a maximum capacity of 36 trains).
Curragh is located

290 km from

the Port of

Gladstone.

Under an existing

agreement, CCPL

has the right

to
rail up to 11.0 Mtpa, plus surge

of rail capacity on the

Blackwater system.

This network is operated by Aurizon
and links Central Queensland mines from the Bowen

Basin to two export terminals at the Port of Gladstone

–
RG Tanna

and WICET,

under two long term rail haulage agreements with Aurizon.
Domestically, Curragh’s steam coal is railed 160 km to the Stanwell Power Station near Rockhampton.

Under
the Stanwell Coal Supply Agreement, Stanwell is responsible for the transport of the steam coal from Curragh to the power station and pays for the railing costs.

ROM
CHPP 2
REJECTS BIN
CHPP OFFICES
CHPP 1
LABORATORY
CHPP WORKSHOP
DIESEL TANK
MINING OFFICES
CONTRACTOR OFFICES
ELECTRICAL WORKSHOP
TYRE & LUBE BAY
HV & LV WORKSHOP
TRAIN LOAD OUT
RAW WATER DAM
SEWER PLANT
CURRAGH MAIN HELIPAD
Latitude
Longitude
TRAINING CENTRE
MAGAZINE
CURRAGH MIA
AUGUST 2021

15.1.4

Port
Curragh’s export coal is

shipped either from RG

Tanna or WICET terminals at Gladstone.

The coal is

blended
at the port to meet market requirements.
There are agreements in place for approximately 8.6

million tonnes per year in exports from RG Tanna

and a
take

or pay

agreement

with

WICET

for

1.5 million

tonnes

per year.

There

is

sufficient

capacity

to

increase
these capacities as required.
Figure 15-1: Curragh Preparation Plant Infrastructure

Market studies

16.1

Market Description
Coronado maintains a specialist

corporate marketing team

that focusses on

direct sales of Curragh

products
to steel mills in

all major international

markets.

Curragh coals are widely

technically tested and

approved for
use

in

coke

making

blends,

with

product

positioning

optimised

over

many

years

(40

years)

in

the
market.

Curragh

coals

are

widely known

for their

low

ash, low

to mid

volatile

matter,

low

Sulphur

and

low
Phosphorous content. Curragh

Metallurgical Coal products

are also

known for their

consistent delivered quality
which supports a consistent offtake across

a diversified market base.
Table 16.1: Coal Quality for Washed Products
Seam
Primary

Yield (%)
Secondary
Yield (%)
CSN
Primary Comments
Cancer ~30 @ 9% Ash 30 7 - 8
~0.5m thick.

Typically,

a Coking Coal blend
Aries ~50 @ 9% Ash 20 - 30 6 - 7
Aries Lower

has better

Coking Coal

properties
and

higher

CSN

than

Aries

Upper,

also

has
fluidity

50-100

ddpm.

Aries

Upper

typically
produces a high-ash blend PCI.
Castor Lower 45 - 50 @ 8% Ash 30 - 35 7 - 8
A

high

quality

coking

coal

seam

with

strong
swelling

and

plastics

and

an

important

coking
coal

blend component.

Good middlings

blend
product for steam coal.
Pollux ~45 @ 7% Ash 30 - 35 6.5 - 7.5
A

low

ash

Coking

coal

blend

coal,

Pollux

has
low plastic properties. The

middlings product is
a key high Ash PCI blend component.
Pisces Working
Section
UWS:

~80 @ 9%
Ash, mainly PCI
- <3
Split

into

upper

working

section

(UWS)

and
lower

working

section

(LWS).

The

UWS
products a

low ash

PCI product

for PCI

blend.
The

LWS

middlings

typically produces

a

high-
ash (12%) PCI.
LWS:

~45 @ 7.5%
Ash 30 - 35 6.5 - 7.5

16.2

Price Forecasts
In selecting forward

prices for Curragh’s

products, Coronado has

had regard to

price index forward

curve as
well

as

prices

forecasts

prepared

by

several

brokers

and

coal

industry

analysts.

For

the

purpose

of

this
analysis, Coronado has

adopted price benchmark

forecasts from a reputable

coal market research

company
as base

case. The

projected index

price benchmark

was then

adjusted to

reflected realised prices

for Curragh’s
products taking into account historical price relativities,

recent price negotiations and the product mix strategy
expected to be pursued over the mine life.

Domestic thermal sales tonnes are sold to Stanwell based on the Stanwell Coal Supply Agreement described in 16.3
Average realised product coal price projections

over the LOM for Curragh are set out in Table

16.2.

Table 16.2: Coal Pricing (Real US$/t sold)
16.3

Contract Requirements
Material contracts considered in the economic evaluation

of Curragh include:
Stanwell
Coronado

are

party

to

contractual

arrangements

with

Stanwell,

including

a

Coal

Supply

Agreement,

or

the
CSA, and the Curragh Mine New Coal Supply Deed, dated August

14, 2018, or the Supply Deed.
Under

the

CSA,

Coronado

deliver

thermal

coal

from

Curragh

to

Stanwell

at

an

agreed

price

and

quantity.
Stanwell may

vary the

quantity of

thermal coal

purchased each

year so

the total

quantity to

be delivered

to
Stanwell each year cannot be precisely

forecast. The coal that Coronado

supplies to Stanwell constitutes the
majority of the thermal coal production from Curragh. The cost of supplying coal to Stanwell has been greater than the contracted price paid by Stanwell during the year

ended December 31, 2023 and for prior years.

Under the CSA,

Coronado also share

part of the

revenue earned from

export Met coal

sales (from particular
Tenements

(as defined below)) with Stanwell through

various rebates. The most material rebate is

the export
price rebate, which is linked to the realized export coal price for a defined Met coal product, as follows:
●

For

the first

7.0 MMtpa

of export

coal sales:

when

the

12month trailing,

weighted

average realized
export coal

price of

Reference

coal

exceeds

the

Tier 1

Rebate

Coal Floor

Price,

Coronado

pays

a
rebate of

25% of

the difference

between

the realized

export coal

price

and the

Tier 1

Rebate

Coal
Floor Price.
●

For export coal sales above 7.0 MMtpa: when the 12month trailing, weighted average realized export
coal price of Reference

coal exceeds the Tier

2 Rebate Coal Floor

Price, Coronado pays

a rebate of
10% of the difference between the realized

export coal price and the Tier 2 Rebate

Coal Floor Price.

The CSA also provides for:
●
a
tonnage rebate

to Stanwell

per Mt

on the

first 7.0

MMtpa of

export coal

sales

and on

export coal
sales above 7.0 MMtpa; and
●

a rebate on run-of-mine, or ROM, coal mined in the Curragh “Pit U

East Area.”
The total Stanwell

rebate for

the year ended

December 31, 2023,

was $136.5 million

and has been

included
in

the

Consolidated

Statements

of

Operations

and

Comprehensive

Income

included

elsewhere

in

the
Coronado Annual Report on Form 10-K.
The Supply Deed

grants Coronado the

right to mine

the coal reserves

in the Stanwell

Reserved Area, or

the
SRA. In exchange, Coronado agrees

to certain amendments to the CSA and to enter into a New Coal Supply
Agreement, or

the NCSA

upon the

expiration of

the CSA

(which is

expected to

occur in

2027).

On July 12,
2019, Coronado entered into the NCSA with Stanwell.

The following are the key terms under the NCSA:
●

Coronado’s supply obligation will commence

on the earliest of:
-

the day after final delivery date under the NCSA;
-

the date ate of termination of the CSA, if it does so prior

to final delivery date; and
-

January 1, 2029;

●

The

term

of

the

NCSA

is

expected

to

be

10

years,

and

Coronado

will

supply

to

Stanwell

2 million
‘Tonnes

Equivalent’ of

thermal coal per

annum (based

on a nominal

gross calorific

value of 25.6GJ)
at

a

fixed

contract

price

that

varies

in

accordance

with

agreed

formulae,

inclusive

of

all

statutory
charges and royalties in respect of coal sold and delivered

under the NCSA;
●

The export rebates which were payable under the CSA are not

payable during the term of NCSA;
The supply

term, the

contract

tonnage and

the contract

price under

the NCSA

are subject

to adjustment

in
accordance

with

a

financial

model

agreed

between

Stanwell

and

Coronado.

In

summary,

Coronado

have
agreed that the total value of

the discount received by Stanwell on

coal supplied to it under the

NCSA should
(by the expiry date of

the NCSA) be equal to

the net present value of

$155.2 million (A$210.0 million) as at the
date of the Supply Deed, using a

contractual pre-tax discount rate of

13% per annum.

The net present value
of the deferred

consideration was

$277.4million as

of December 31,

2023. On

January 18, 2021,

the Option
Coal Supply Agreement, or the OCSA, contemplated

by clause 5 of the NCSA was entered into,

in respect of
the supply of certain additional coal to Stanwell during the term of the NCSA.
Logistics
Curragh typically sells

export coal

FOB, with

the customer paying

for transportation from

the outbound

shipping
port. The majority of Curragh’s export Met coal is railed approximately 300 kilometers to the Port of Gladstone
for export via two

main port terminals,

RG Tanna

Coal Terminal,

or RGTCT,

and Wiggins Island

Coal Export
Terminal,

or WICET.

Curragh also has capacity available to stockpile

coal at the Port of Gladstone. For sales
of thermal coal to Stanwell, Stanwell is responsible for

the transport of coal to the Stanwell Power Station.

Rail Services
Curragh is linked to the Blackwater rail line of the Central Queensland Coal

Network, or CQCN, an integrated
coal haulage rail system

owned and operated by

Aurizon Network Pty Ltd.,

or Aurizon Network.

Curragh has
secured annual rail

haulage capacity of

up to 12.0

MMtpa (plus surge

capacity) under long-term

rail haulage
agreements with

Aurizon Operations

Limited, or

Aurizon Operations, and

Pacific National

Holdings Pty

Limited,
or Pacific National.

The RGTCT Coal

Transport Services Agreement with Aurizon

Operations is for

8.5 MMtpa of

haulage capacity
to

RGTCT.

Curragh

pays

a

minimum

monthly

charge

(components

of

which

are

payable

on

a

take-or-pay
basis),

which

is

calculated

with

reference

to

the

below-rail

access

charges,

haulage/freight

charges,

a

minimum

annual

tonnage

charge

and

other

charges.

The

RGTCT

Coal

Transport

Services

Agreement
terminates on June 30, 2030.

The Coal Transport Services Agreement with Pacific National is for

1.0 MMtpa of haulage capacity to

RGTCT.
Curragh pays a minimum monthly charge (components of which are payable on a take-or-pay basis), which is calculated

with

reference

to

the

below-rail

access

charges,

haulage/freight

charges,

a

minimum

annual
tonnage charge and other

charges. The Coal Transport

Services Agreement with Pacific

National terminates
on July 31, 2029.

The Wiggins

Island Rail

Project, or

WIRP,

Transport

Services Agreement

with Aurizon

Operations is

for 2.0
MMtpa of

capacity to

WICET.

This contract

is effectively

100% take-or-pay

(for a

portion of

the rail

haulage
and all capacity access charges). This agreement expires

on June 30, 2030.
Port Services
Curragh exports coal through

two terminals at the

Port of Gladstone, RGTCT

and WICET. At RGTCT,

Curragh
and Gladstone

Port Corporation

Limited, or

GPC,

are

parties to

a coal

handling

agreement that

expires

on
June 30,

2030.

The

agreement

may

be

renewed

at

our

request

and,

subject

to

certain

conditions, GPC

is
required to

agree to

the extension

if there

is capacity

at RGTCT

to allow

the extension.

Coronado currently
have the right to export between 7.7 MMtpa and 8.7 MMtpa at Coronado’s nomination on a take-or-pay basis.
Coronado have a

minority interest in

WICET Holdings Pty Ltd, whose

wholly-owned subsidiary, Wiggins Island
Coal Export Terminal

Pty Ltd, or WICET Pty Ltd, owns WICET.

Other coal producers who export coal through
WICET also hold

shares in

WICET Holdings

Pty Ltd. In addition,

Coronado and

the other coal

producers (or
shippers) have take-or-pay agreements with WICET Pty Ltd and pay a terminal handling charge to

export coal
through WICET,

which is calculated by reference to WICET’s annual operating costs, as well as finance costs associated

with

WICET

Pty Ltd’s

external

debt

facilities.

Coronado’s

take-or-pay

agreement

with

WICET
Pty Ltd,

or

the

WICET

Take

-or-Pay

Agreement,

provides

Curragh

with

export

capacity

of

1.5

MMtpa.

The
WICET Take

-or-Pay Agreement is an “evergreen” agreement, with rolling ten-year terms. If we inform WICET
Pty Ltd that we do not wish to continue to roll the term

of the WICET Take

-or-Pay Agreement, the term would
be set at nine

years and the terminal handling charge payable

by us would be increased so

that our proportion
of WICET Pty Ltd’s debt is amortized to nil

by the end of that nine-year term.
Under

the

WICET

Take

-or-Pay

Agreement,

Coronado

are

obligated

to

pay

for

that

capacity

via

terminal
handling charges, whether utilized or not.

The terminal handling charge payable by Coronado

can be adjusted
by WICET Pty Ltd if our share of WICET Pty Ltd’s operational and finance costs increases, including because of increased

operational costs

or because

another shipper

defaults and

has its

capacity reduced

to nil.

The
terminal handling charge

is subject to a

financing cap set out in

the terminal handling charge methodology and
has already

been reached

and is

in force.

If another

shipper defaults

under its

take-or-pay agreement,

each
remaining shipper is effectively proportionately liable to pay that defaulting shipper’s share of WICET Pty Ltd’s
costs going forward, in the form of increased terminal handling charges.
If

Coronado

default

under

the

WICET

Take

-or-Pay

Agreement,

Coronado

would

be

obligated

to

pay

a
termination

payment

to

WICET

Pty Ltd.

The

termination

payment

effectively

represents

our

proportion

of
WICET

Pty Ltd’s

total

debt

outstanding,

based

on

the

proportion

of

our

contracted

tonnage

to

the

total
contracted

tonnage

of shippers

at WICET

at the

time

the payment

is triggered.

Shippers

can also

become
liable to

pay the

termination payment

where there

is a

permanent cessation

of operations

at WICET.

Since
WICET began

shipping export tonnages

in April

2015, four

WICET Holdings

Pty Ltd shareholders have

entered
into

administration

and

Take

-or-Pay

Agreements

subsequently

terminated,

resulting

in

the

aggregate
contracted tonnage of shippers decreasing from 27 MMtpa

to 15.5 MMtpa.
Under the WICET Take

-or-Pay Agreement, Coronado is required to

provide security (which is provided in the
form of a

bank guarantee). The amount

of the security must

cover Coronado’s estimated liabilities as

a shipper
under

the

WICET

Take

-or-Pay

Agreement

for

the

following

twelve-month

period.

If

Coronado

is

in

default
under the WICET Take-or-Pay Agreement and are subject to a termination payment, WICET Pty Ltd can draw
on the security and apply it to amounts owing by Coronado

.

Thiess Mining Services Contract
Thiess Pty

Ltd has

provided mining

services to

Curragh at

Curragh North

since 2004

and currently

operate
five excavator fleets.

The current contract expires

at the end

of December 2025.

The mining services contract
includes overburden removal and haulage, mining, equipment

maintenance and pit dewatering.

Golding Mining Services Contract
Golding Contractors Pty

Ltd has

provided mining services

to Curragh at

Curragh Main since

2014 and

currently
operate six excavator fleets.

The current contract expires at the end of December 2026.

The mining services
contract includes overburden removal and haulage, mining

and equipment maintenance.

Environmental studies, permitting, and plans, negotiations,
or agreements with local individuals or groups

17.1

Results of Studies
Prior to securing the existing relevant

Queensland and Commonwealth approvals

for Curragh, the necessary
environmental

and

cultural

heritage

studies

have

been

completed.

Additional

environmental

studies

are
progressing to support relevant approval requirements

for future underground mining.
Besides mining,

the area

affected

by the

Curragh project

is used

essentially

for low

intensity

cattle grazing
plus some

amount of

dryland cropping.

Most of

the land

within the

area is

currently disturbed

as a

result of
historical

grazing

and

mining

activities.

The

property

has

been

the

subject

of

extensive

activities

prior

to
Curragh.
Curragh

has

complied

with

environmental

and

heritage

requirements

under

relevant

Queensland

and
Commonwealth legislation

and adheres to

standard practices

for environmental

management set

for all coal
mines

in

central

Queensland,

including

mitigation

of

impacts

on

cultural

heritage.

There

have

been

some
adverse incidents, however, the main ones being spills of diesel fuel (87,000 litres in 2016 and 25,000 litres in
2017), as

well occasions

of minor

uncontrolled or

non-compliant

water releases.

Corrective measures

have
remediated these incidents where required.

Remediation of the main diesel spills is ongoing.
17.2

Requirements and Plans for Waste Disposal
General and

Hazardous (Regulated)

solid waste

at Curragh

is the

object of

a mandatory

management plan
under the environmental

license. General

waste is

disposed at

an approved

landfill site

at Curragh,

while all
regulated waste is

transported and treated offsite in

an environmentally appropriate manner and

in compliance
with

the

Queensland

regulations.

The

mine

infrastructure

includes

two

Sewage

Treatment

Plants

(STP)
subject

to conditions

in the

environmental

license

and

with the

necessary

site procedures

in

place.

These
STPs process effluents from all office and

camp/accommodation facilities.

Industrial

waste

(tailings)

from

the

CHPP

is

disposed

of

in

regulated

structures.

There

are

three

TSF’s

at
Curragh, two in-pit and one conventional above ground

TSF.

The above ground TSF is the original, complete
and

non-operational

facility.

In-pit

TSF

is

the

process

of

backfilling

abandoned

pits,

this

is

currently

the
preferred method by

the regulator.

Pit A TSF

has limited remaining

capacity and

is non-operational

while Pit
B TSF is

an active facility

with storage

capacity of

significant volume

remaining

and thus

provides long-term
security for tailings storage.

These locations are shown in Figure 17-1.

All regulated structures are subject to
ongoing inspection by

Curragh and annual

inspections by an

independent Registered

Professional Engineer
of Queensland (RPEQ).

Figure 17-1: Mine Waste Disposal Areas
17.3

Permit Requirements and Status
All applicable environmental licenses and permits under

both the Queensland and Commonwealth legislation
have

been

secured

and

are

in

place

for

approved

open-cut

operations.

Work

is

in

progress

to

meet

the
approved open-cut pre-mining requirements for ML’s

700006, 700007, 700008, and 700009.

An amendment

to the

state-based Queensland

Environmental Authority

is required

for underground

mining.
Preparation

for

an

Environmental

Authority

amendment

application

lodgement

is

progressing.

No
Commonwealth based approvals

are expected. There

are no perceived

issues expected to

prevent securing
any future permits.

17.4

Local Plans, Negotiations or Agreements
Curragh has five environmental management areas that are requirements of conditions of approval under the
two

separate

referrals

under

the

Commonwealth

EPBC

Act

1999

Under

Commonwealth

requirements,
Curragh

has

also

provided

a

biodiversity

offset

at

Mt.

Flora,

near

Nebo

in

Central

Queensland.

Further
biodiversity

offsets

are

required

under

obligations

related

to

the

Commonwealth

and

State

approvals

for
ML700007 and ML700008 and are in progress.
Curragh negotiated a CHMP in 2012.

This plan was subsequently repealed and replaced by the 2017 CHMP with the

statutory Aboriginal

parties for

the area

to allow

access for

mining activities.

A Services

Agreement
signed in December 2017 details the fee schedule for services such as cultural heritage survey and mitigation prior to mining

and exploration

activities by Curragh.

These agreements

comply with

the legislation

and are
within industry standards.

All cultural heritage sites are protected and subject to

mitigation, however there are
currently no identified sites of significant cultural heritage value.

With reference to

native title, the

Queensland Government

coordinates the

application process

for Resource
authorities and advises on

land that may

be subject to native

title.

To date none of the Curragh Mining

Leases,
other than ML80123, require

native title processes

for its grant.

However, most

areas in central Queensland
are subject to

an undetermined

Native Title

Claim and

the determination

of native

title may affect

existing or
future mining activities at Curragh.
17.5

Mine closure plans and associated costs
Queensland

legislation

requires

that

all

mining

activities

approved

through

a

site-specific

environmental
authority develop a Progressive Rehabilitation

and Closure Plan (PRCP).

The main purposes of

the PRCP are
to plan

for how and

where mining activities

will be

carried out in

a way

that maximises progressive

rehabilitation
and to detail the condition to which the land must be rehabilitated prior to relinquishment.

The

Curragh

Project

PRCP

has

been

developed

in

accordance

with

the

legislative

requirements

and

was
submitted

by

Coronado

Curragh

on

21

October

2022

to

the

administering

authority,

the

Department

of
Environment

and

Science

(DES)

for

assessment.

DES

reviewed

and

subsequently

issued

a

Request

for
Information Notice

(RFI). Coronado

Curragh submitted

a response

addressing the

RFI on

the 20

November
2023. DES has

extended the

period for deciding

the application

to 2 February

2024.

The PRCP will

include
post-mining

land

uses,

rehabilitation

methodologies,

community

consultation

requirements,

supporting
technical studies and

a schedule

outlining when rehabilitation

will occur.

The Curragh

Project is approved

to
have residual voids in the post-mining landform.

Estimated

costs

for mine

closure,

including removal

of

infrastructure,

contaminated

land

investigations

and
remediation, reshaping

and rehabilitation

works, monitoring

and maintenance

and a

10% contingency,

have
been undertaken using

a government estimated

rehabilitation cost calculator.

This cost was updated

in 2022
and

as

required

by

legislation;

an

appropriate

financial

provision

contribution

has

been

lodged

with

the
Queensland State Government. Curragh has recognised a

provision for Asset Retirement Obligation (ARO) of
$70.2million based on disturbances to date as disclosed in Coronado’s Form 10K for the fiscal year ending

31
December 2023.
17.6

Commitment to local hiring
Curragh

has

a

long

association

with

the

Blackwater

community.

Since

the

mine

opened

in

1983,

many
employees and their families have lived in Blackwater, and through this connection Curragh has been a major supporter of the Blackwater community.
Curragh’s community

engagement includes

providing support

across community

organisations, health

care,
education,

sport,

culture,

indigenous

communities

and

local

tourism.

Curragh

is

proud

to

support

the
development of a strong, healthy and vibrant Blackwater

community.
Respecting

and

preserving

Indigenous

cultural

heritage

is

important

to

Curragh.

Curragh

holds

regular

co-
ordination meetings with representatives

of the local

Indigenous communities and educates its

employees and
contractors on the importance and significance of Aboriginal heritage and culture.

Coronado has long standing

relationships with the communities

surrounding Curragh. Many

of the Coronado
employees

live

near

Curragh

and

benefit

from

Coronado’s

social

partnerships

and

investments.

As

at

31
October 2023, Curragh employed over 485 permanent employees. The majority of permanent employees are based in nearby Blackwater regional township with

other staff located in the Brisbane office. Additionally, circa
3500 contractor employees regularly supplement the permanent workforce.
17.7

Qualified Person ’s Opinion
It

is

the

Qualified

Person’s

opinion

(Daniel

Millers)

that

the

approach

taken

to

manage

environmental
compliance,

community impacts and

permitting is sufficient

to not raise any

concerns with the

open cut LOM
plan and Coal

Reserve estimate in this

TRS. There are some

secondary approvals required as

outlined in 17.3
above,

that

will

need

to

be

in

place

before

overburden

waste

stripping

commences

in

the

X

and

Z

pit
development areas. This is currently planned in this LOM

plan for 2030 and 2031 respectively.

It is the Qualified Person’s opinion (Chris Wilkinson) that

appropriate approvals for underground mining will be
obtained based on the feedback provided by Coronado.

The planned workings

of the Southern

area of the underground

project in the Mammoth

Seam extend under
the environmental offset area within ML 80123. A

major amendment will be made

to current Environmental
Authority

(EPML00643713)

for

the

inclusion

of

underground

mining

activities.

This

major

amendment

is
supported

by

an

Environmental

Assessment

Report

(EAR)

which

will

be

submitted

to

the

Department

of
Environment and Science (DES) in early 2024. It is anticipated that the approval of the major EA amendment
to support project commencement will be achieved in December 2024.

Capital and Operating Costs
18.1

Capital Cost Estimate
The production

sequence

selected

for a

property

must

consider the

proximity

of

each reserve

area

to coal
preparation

plants,

and

railroad

loading

points,

along

with

suitability

of

production

equipment

to

coal

seam
conditions.

Existing

in-place

infrastructure

was

evaluated,

and

any

future

needs

were

planned

to

a

level
suitable for economic

reserves production including assessment

of sustaining and

development capex to

allow
entry into new open pit mining areas.
A summary of the estimated capital costs

for the Property is provided in Figure 18-1 below.

Figure 18-1: CAPEX US$ million (nominal)
Exploration,

development

and

expansion

capital

expenditure

for

the

period

between

2024

and

2026

are
associated

primarily

with

the

underground

project

(c.

US$

105 million)

and

planned

boxcut

development

(c
US$ 31million).

From 2028

to 2032,

exploration, development

and expansion

capex are

associated with

the
developments of X and Z pits in the open cut mine

plan (c. US$ 319 million).
The

development

and

expansion

capital

cost

estimates

for

both

the

open

cut

and

underground

mines

at
Curragh are

currently completed

to a

Pre-Feasibility

Study level

at +/-25%

level of

accuracy.

The proposed
startup location for the

underground mine in the

Mammoth seam has a

more detailed capital development

cost
estimate undertaken at a Feasibility level of study with

an accuracy level of +/-15%.

18.2

Operating Cost Estimate
Curragh’s costs

estimates are

based on

expected operational

productivity and

associated fixed

and variable
costs

which have

been projected having

regard to

a number

of factors

including existing and

estimated contract
rates for

both upstream

and downstream

costs, forecast

exchange rate,

impact of

inflation on

costs, among
other macroeconomic conditions impacting the business.

Unit rates by activities are assessed in detail for site
budget preparations

and long

term averages

adjusted for

inflation are applied

to future

periods for

the life of
mine.

Operating

costs

include

calculation

of

Queensland

state

royalties

applied

to

sales

revenue

and
calculated within mandated tiers as well as contractual rebates paid to Stanwell as per the CSA.

The operating

costs for

the open

cut mine

are at

a high

level of

accuracy supported

by supply

contracts for
material goods and

services including offsite

logistics and existing

mining costs

from the open cut

operation.
The forecasted LOM

open cut costs

have been benchmarked

against actuals and

budget costs for

the open
cut operation to

ensure validity in

this LOM financial

model. The level

of accuracy

for the open

cut operating
costs would

be described

as detailed

budget level

costs for

2024 and

2025 years

at +/-

10%. For

2026 and
beyond the LOM open cut operating costs are at a Feasibility

Study level detail at +/- 15% level of accuracy.

The underground LOM operating costs

are project level cost estimates

as there is no existing operating

mine
at

Curragh

to

benchmark

or

reconcile

against.

The

Curragh

underground

operating

costs

are

at

a

Pre-
Feasibility Study level of accuracy of +/-25%.

A summary of nominal operating costs is provided in Figure

18-2.
Figure 18-2 : Curragh Operating Cost Profile (nominal)
19

Economic Analysis
19.1

Assumptions, Parameters and Methods
The

Mine

plan,

productivity

expectations

and

cost

estimates

generally

reflect

historical

performance

by
Coronado and efforts

have been made

to adjust plans

and costs to

reflect future conditions

and comply with
contractual obligations.
The financial model, prepared for

this TRS, was developed to

test the economic viability of

the Coal Reserve
estimate. The results of

this financial model are not

intended to represent a

bankable feasibility study, required
for financing of any current or future mining operations, but are intended to prove the economic viability of the estimated Coal Reserves.

On

an

unlevered

basis,

the

NPV

of

the

project

cash

flows

after

taxes

was

estimated

for

the

purpose

of
classifying Coal Reserves. The project cash flows, excluding debt service, are calculated by subtracting direct and indirect operating

expenses and

capital expenditures

from revenue.

Revenue is derived

from long term
forward price

estimates

observed

at December

2023.

Both upstream

and downstream

costs are

calculated
based on

site knowledge

of costs

profiles and

contractor

obligations. Net

cash flows

incorporate

applicable
state and federal taxes plus progressive reclamation obligations to the end of mine closure. All cash flows are denominated in nominal USD incorporating inflation of 2.5%

in FY24 and 2.0% thereafter.
All figures

are reported in

USD millions unless

otherwise stated and

volume related data

is reported on

a metric
tonne basis. The net present value of the projected cash flows have been calculated adopting a 10% post-tax discount rate.
The projection model also includes

notional income tax calculations at

the Curragh level adopting a

federal tax
rate of

30%. To

the extent

the mine

generates net

operating losses

for tax

purposes, the

losses are

carried
over to offset

future taxable income. The

terms “cash flows”

and “project cash flows”

used in this report

refer
to after tax, unlevered cash flows.

19.2

Results

A base

case NPV

of US$1.1 billion

is based

on life

of mine

average exchange

rate of

0.69 which

has been
assessed

having

regard

to

exchange

rate

forward

curves,

economic

specialists

forecasts

and

broker
consensus as at 31 December 2023.
Annual cash flows based

throughout mine life

to final reclamation

and make good

on assumptions applied

is
provided in Figure 19-1.
Figure 19-1: Project Post Tax Net Cash Flow Summary (Millions)
US$ million
(nominal)
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Rest of
LOM
EBITDA 113 76 133 224 310 364 314 334 318 347 4,509
Payable income tax (5) 0 (7) (43) (63) (78) (59) (63) (57) (73) (1,010)
Change in working capital 5 55 (29) 15 (17) 7 (1) (6) 2 (5) (120)
Capex (105) (99) (92) (64) (115) (123) (153) (151) (148) (80) (921)
Rehabilitation costs (9) (5) (4) (4) (5) (4) (5) (9) (8) (9) (389)
Free cash flow (2) 27 1 128 110 166 96 106 106 179 2,070

The results

of this

financial model

are not

intended to

represent a

bankable feasibility study, as

may be

required
for financing of any current

or future mining operations

contemplated but are intended

to prove the economic
viability of the estimated Coal Reserves.
Cash flows are sufficient to support identified economic

reserves.
19.3

Sensitivity
Sensitivity of the

NPV results

to changes in

the key drivers

is presented in

Table

19.1.

The sensitivity study
shows the

NPV at

the 10%

discount rate

when Base

Case sales

prices and

exchange rates

increased and
decreased in increments of 5%.
Table 19.1: Sensitivity of NPV (USD billions)
Price/FX -5%FX Base +5% FX
+5% Price $1.8 $1.5 $1.2
Base $1.4 $1.1 $0.8
-5% Price $0.9 $0.6 $0.3

Adjacent properties

20.1

Information Used
No Proprietary information associated with neighbouring properties was used as part of this study.

Other relevant data and information

This document applies solely to the Curragh mining operations and no other relevant data or information were
contemplated in its findings.

Interpretation and conclusions

22.1

Conclusion
Upon

completion

of

these

studies

and

analyses

of

the

Curragh

project,

the

authors

have

reached

the
conclusion

that

the

Coal

Resource

and

Reserve

estimates

and

related

findings

presented

in

this

TRS

are
reasonably accurate

and representative

of the property

conditions. The

data has

been interpreted

according
to industry standards,

geostatistics was used

to estimate resource

tonnes and qualities

away from drill

holes
according to the

level of

confidence as drill

hole spacing outlined

in this

report.

Reserve estimates were

derived
from the defined

Coal Resource considering

relevant mining,

processing, infrastructure,

economic (including
estimates

of

capital,

revenue,

and

cost),

marketing,

legal,

environmental,

socio-economic

and

regulatory
modifying factors.
22.2

Significant Risk Factors
The purpose of the characterization of the project risk components is to inform the project stakeholders of key aspects of the

Curragh project

that can be

impacted by

events whose consequences

can affect the

success
of the

venture.

The significance of

an impacted aspect

of the operation

is directly related

to both the

probability
of occurrence and the severity of the

consequences.

Risk can be ranked numerically, derived from the values
assigned to probability and consequence ranging from

very low risk to very high risk.

The

probability

and

consequence

parameters

are

subjective

estimates

made

by

the

Qualified

Persons’
authoring this report.

Consequence estimates are

assigned numerical values from

1 to 5 for which the

value
1

represents

the

highest

consequence,

and

the

value

5

represents

the

lowest.

Probability

estimates

are
assigned

alphabetical

values

from

A

to

E

with

A

representing

the

highest

probability

of

occurrence

and

E
representing the

lowest probability.

The combination

of Consequence

and Probability

rankings are

used to
assign the Risk Level classified from Very

High to Low risk.

22.2.0

Governing Assumptions
The listing

of the

aspects is

not presumed

to be

exhaustive.

Instead that

listing is

presented based

on the
experiences of the contributors to the TRS.

The probability

and

consequence

ratings

are

subjectively

assigned,

and

it

is

assumed

that

this

subjectivity
reasonably reflects the condition of the active and projected mine operations.
The Control Measures shown in

the matrices presented in this

chapter are not exhaustive.

They represent a
condensed collection of

activities that the

author of the

risk assessment section

has observed to

be effective
in coal mining scenarios.

Mitigation

Measures

listed

for

each

risk

factor

of

the

operation

are

not

exhaustive.

The

measures

listed,
however, have been observed

by the author to be effective.

The financial values

used in ranking

the consequences

are generally accepted

quantities for the

coal mining
industry.
22.2.1

Limitations
The risk assessment in

this report is subject to

the limitations of the information

currently collected, tested, and
interpreted at the time of the writing of the report.
22.2.2

Development of the Risk Matrix
Risks have

been identified

for the

technical, operational,

and administrative

subjects addressed

in the

TRS.

The risk

matrix and

risk assessment process

are modelled according

to the Coronado

group Risk Management
Policy.

22.2.2.1

Consequence and Probability Level Tables
The

Likelihood

Table

22.1

was

sourced

from

the

Coronado

Group

Risk

Management

Policy

dated

16th
February 2023.

Table 22.1:

Likelihood/Probability Level Table
Cat. Likelihood Description
A Almost Certain May occur more than once in a year
B Likely May occur over a one to two-year period
C Possible May occur within a five-year period
D Unlikely May occur within a 10-year period
E Rare May occur within a 30-year time period

The Consequence Level Table

22.2 was sourced from the Coronado Group Risk

Management Policy dated 16th February 2023.

Table 22.2; Consequence Level Table
#
FL Category Safety Environment Reputation Production Financial
5
Catastrophic

Multiple fatalities.

Unplanned permanent
environmental impact over
extensive area.

Permanent loss of
ecosystem or extinction of
species.

Serious and long-term
damage to corporate
reputation through the loss
of trust and respect across
all stakeholder groups and
the general public.

Lost production by more
than 2 million tonnes.

Breach of bank covenants.

Unable to make payment to
employees in accordance
with agreed terms.

Reduces revenue or
increases cost by more
than US$ 200 million.

4
Major

Single fatality and/ or

Severe irreversible disability
or impairment (>30% of
body) to one or more
persons.

Severe impact (>20 years)
on ecosystem or
Threatened Species.

Serious and long-term
damage to corporate
reputation through the loss
of trust and respect of one
or more key stakeholder
groups and the general
public.

Lost production of 1 to
2 million tonnes.

Unable to pay contractors in
accordance with agreed
terms

Reduces revenue or
increases cost by between
US$ 100 million to US$
200 million

3 Moderate Severe irreversible disability
or impairment (<30% of
body) to one or more
persons.

Serious or extensive impact
(<20 years) on ecosystem
or Threatened Species.

Short-term corporate
reputation damage through
the loss of trust and respect
limited to one or more key
stakeholder group.

Lost production of 0.5 to
1 million tonnes.

Reduces revenue or
increases cost by between
US$ 50 million to US$
100 million

2 Minor
Lost time injury/ies.

Major impact (<5 years) on
ecosystem or Threatened
Species

Short-term corporate
reputation damage through
the loss of trust and respect
limited to one key
stakeholder group.

Lost production of 0.1 to
0.5 million tonnes.

Reduces revenue or
increases cost by between
US$ 5 million to US$
50 million

1 Insignificant
Medical treatment case(s).

Minor impact (< 3 months)
to non-threatened species
or their habitat

Small impact on corporate
reputation through some
loss of trust and respect –
minor and isolated
expression of concern.

Lost production of less than
0.1 million tonnes.

Reduces revenue or
increases cost by less than
US$ 5 million.

22.2.2.2

Composite Risk Matrix and Color-Code Convention
The risk matrix in Table

22.3 is sourced from the Curragh site Safety

and Health Management System
(SHMS) Workplace

Risk Assessment

and Controls

(WRAC) template

form. This

5x5 matrix

uses the
consequence and

likelihood values

to identify

and colour

code risk

categories from

a Low

(green) to
Very High (red) Risk Rating.

Table 22.3:

Risk Matrix
CONSEQUENCE
Loss Type
1

-
Insignificant
2 - Minor 3 - Moderate 4 - Major
5

-
Catastrophic
Likelihood Risk Rating
A - Almost
Certain
Medium High High Very High Very High
B - Likely Medium Medium High High Very High
C - Possible Low Medium High High High
D - Unlikely Low Low Medium High High
E - Rare Low Low Medium Medium High

22.2.2.3

Risk Assessment
Table 22.4:

Risk Assessment
IDENTIFICATION C L Risk
Ratin
g
RISK
TREATMENT
Discipline
Risk Factors

Consequence
s
Risk

treatment
strategy
Mining Equipment
productivity
assumptions
unrealistic or
cannot be
achieved
Production
schedule
unachievable
and increased
cost/t driving
down project
valuation.
Reserve loss
from this.
3 C H Reconciling
planned
productivities in
LOM plan against
historical actuals
from the
operation.
Significant
flood event
overtopping 1
in 100yr levees
on site –
inundation of
underground
operations
Loss of
production for
duration
required to
dewater
operation
5 E M Site inclement
weather TARP’s
and site SHMS
Unplanned
inrush of water
from
underground
mining under
Blackwater
Creek
Loss of
production for
duration
required to
dewater
operation
5 D H Exploration and
fault delineation
drilling and
modelling and
inclusion in UG
mine plan
Lower than
predicted
permeability
causing
ineffective gas
drainage in
underground
operations

Loss of
Reserves as
cannot be
mined safely or
economically
Potential gas
outburst

4 C H Exploration and
testing – gas
drainage
requirements
Operational
systems – Permit
to Mine etc
Spontaneous
combustion in
underground
work areas
Loss of
production
while
inertisation
takes place to
stabilise spon
com
4 D M Coal samples
tested and contain
low propensity for
spon com.

good ventilation
and management
practices
combined with gas
monitoring and
Inertisation
infrastructure.
Unplanned fall
of ground in
underground
operations

Potential safety
hazard and
suspension of
operations.
Potential loss
of reserves if
areas cannot
be mined
safely.
4 C H Geotechincal
design based on
exploration
samples.
Operational SHMS
and principal
hazard TARPS.

Significant
unplanned
geotechnical
failure on
highwall
impacting flood
protection
levees.

Loss of
production
potentially
safety hazard
5 E H Geotechincal
design based on
exploration
samples.
Operational SHMS
and principal
hazard TARPS.
Significant
safety incident
Loss of license
to operate

5 E H Continue to
adhere to the
SHMS and
operational
discipline
Uncertain soft
floor conditions
encountered in
UG mining
Loss of
Reserves
leaving coal in
floor

3 D M Geotechnical core
investigation for
floor conditions
(slake durability
etc) include in UG
mine planning.
Control of mine
water.
Unexpectedly
high frictional
ignition
propensity of
roof, floor or
partings
material in UG
operation
Health and
safety risk in
operations
4 D H Gas control in
operations –
ventilation etc
when mining in
areas which may
exhibit this
harzard
Geology/Geotechnica
l
Unexpected
geological
complexity in
underground
Higher
operational
costs of mining.
Loss of reserve
3 B H

JORC
Reserve allows for
up to 15%
geological risk in
Reserve estimate

Plan mine
orientation to
consider faulting.

Plan mine
orientation to
consider joints.

Continue
geotech drilling
and modelling.

UIS drilling
ahead of mining.
Unexpected
geological
complexity in
open cut
Planned
reserve not
recovered
2 C M

Plan mine
orientation to
consider faulting.

Plan mine
orientation to
consider joints.

Continue
geotech drilling
and modelling.

In-fill
drilling ahead of
mining.
Incorporation of
highwall structural
mapping into the
short-term
geological model.

Product yields
or coal quality
data
significantly
lower than
estimated

Lower revenue
than planned
affecting
project
valuation

3 C H

Coal
quality core drilling
and washability
simulation ahead
of mining.
Unexpected
igneous
intrusions

Loss of
Reserve
3 D M

Geological
exploration
including seismic
studies, UIS and
SIS drilling ahead
of mining in UG

Unexpected
seam splitting
Loss of
Reserve
Increased ROM
dilution

Reduced
operational
productivity
2 C M

Exploratio
n drilling and
seismic
investigations
Excessive
stress,
magnitude and
direction
Reduced
roadway widths
in UG,
increased
ground support
requirements
Reduced
productivity and
loss of Reserve
3 D M

Insitu
stress testing
investigations

Core
breakout analysis

Pillar and
roof monitoring
Geological
uncertainty in
UG below
existing out of
pit waste
dumps

Loss of
Reserve
Unexpected
geotechnical
conditions
4 D H

UIS and
spoil drilling
exploration
Infrastructure Failure of
CHPP
structures due
to age of
infrastructure
Increased
operating costs
and potential
for production
loss in
unplanned
downtime
4 D H

Continue
to maintain the
structural
maintenance
programme
CHPP yield
below planned
recoveries
Loss of
production
revenue due to
failure to
achieve
forecast
production
recoveries
3 C H

Ongoing
monitoring of plant
operations to
improve
recoveries
Insufficient HV
power available
for UG
development
project at
Curragh
Production
delays due to
insufficient
supply
available to full
planned UG
production fleet
3 C H

Load study
in progress in
2024 to determine
requirements .
Upgrades
undertaken in time
for underground
production build
up.
Environmental Environmental
Authority
amendment for
UG operation
not approved in
time to meet
planned
production
profile
Production
delays
4 E M

CCPL
working with
regulatory bodies
through the EA
amendment
process

Non
subsidence mining
method planned in
UG mine plan
Environmental
complaints
from sensitive
receptors for
new open cut
development
areas (Z pits)

Loss of reserve
if
Environmental
Authority
conditions
cannot be met
(noise/dust etc)
4 D H

Curragh
Expansion Project
EIS

Stakehold
er management of
external
stakeholders
Restriction to
exploration
activities in
biodiversity
offset areas

Increased
geological
uncertainty to
UG mine plan
in these areas
causing
potential loss of
Reserves
3 C H

Stakehold
er relationships
with regulator

UIS drilling
ahead of mining.
Economics Price forecast
reducing
significantly or
foreign
exchange rate
fluctuation
impacting
revenue
negatively

Reserve
reduction and
potential
business asset
value write
down
5 C H

Review
mining method
and cost
assumptions in
financial model

Review
capex
assumptions

Underestimate
d capital costs
for operation
Lower return on
investment
3 D M Review capital
plan and re-
engineer to suit
business
requirements
Underestimate
d operating
costs for
operation
Lower return on
investment

4 D H

Reconcilin
g planned
operating costs in
LOM plan against
historical actuals
from the
operation.

Undergrou
nd costs
calculated from
first principles and
benchmarked
against industry

Recommendations

Coronado

is

continuing

to

work

both

internally

and

with

outside

assistance

to

further

define

their
resource base and to optimize the open cut LOM plan.

The current primary focus

for exploration for the

underground mine is concentrated in

the southern area
where production is planned

to commence. Various

techniques including 2D and

3D Seismic surveys,
exploration bore holes

and both Surface

to In

Seam (SIS) and

Underground in Seam

(UIS) gas drainage
bore holes will provide additional definition of

the resource and mining predicted mining conditions. The
results obtained

and experience

gained will

then be

used to

derive appropriate

exploration programs
for the

remaining areas

of the

underground. Exploration

techniques and

strategies appropriate

to the
requirements of

the planned

mining method

and LOM

plan will

need to

be considered

where surface
access is limited due to open cut waste dumps and restricted access areas.
A major amendment will

be made to

current Environmental Authority (EPML00643713) for the

inclusion
of underground mining

activities. This major

amendment is supported

by an Environmental

Assessment
Report (EAR)

which will

be submitted

to the

Department of

Environment and

Science (DES)

in early
2024. It is anticipated that the approval of the major EA amendment to support project commencement will be achieved in December 2024.

References

Publicly available information from various State and Federal agencies was used where relevant.
25

Reliance on information provided by the registrant
Portions

of

this

report

has

been

prepared

by

Qualified

Persons

for

Coronado.

The

information,
conclusions, opinions, and estimates contained herein

are based on:
●

Information available to Qualified Persons at the time of preparation of this report,
●

Assumptions, conditions, and qualifications as set forth in

this report, and
●

Data, reports, and other information supplied by Coronado

and other third-party sources.
For the

purpose of

this report,

the Qualified

Person for

Resources has

relied on

information provided
by Coronado and other third-party sources,

specifically for Sections 7.2 & 7.3 & 10 & 11.5

.

For the purpose of

this report, the Qualified

Persons for Reserves

have relied on information

provided
by Coronado and other third-party sources, specifically

for Sections 12 and 13.
The

Qualified

Persons

for

Reserves

have

relied

on

information

provided

by

Coronado

for

property
control,

marketing,

material

contracts,

environmental

studies,

permitting,

infrastructure,

product
washability yield simulation data and macro-economic

assumptions as stated in:
●

Section 1 – Executive Summary
●

Section 3.2 – Titles, Claims or Leases
●

Section 15 – Infrastructure
●

Section 16 – Market Studies
●

Section 17 – Environmental Studies and Permitting
●

Section 18 – Capital and Operating Costs
●

Section 19 – Economic Analysis
As

the

mine

has

been

in

operation

for

forty

years,

Coronado

has

considerable

experience

in

those
areas.

The

Qualified

Persons

have

relied

on

Coronado

for

guidance

on

applicable

taxes,

royalties,
government interests,

revenue assumptions,

projected capital

costs and

operating cost

data from

the
mine in the Executive Summary and Sections

18 and 19.

The Qualified Persons have taken all appropriate steps, in their professional opinion, to ensure that the
above information from Coronado or its third-party sources

is sound.
Except for the purposes

legislated under applicable securities

laws, any use of

this report by any

third
party is at that party’s sole risk.

Glossary of Abbreviations and Definitions

Abbreviation Definition
AUD Australian Dollar
AUD:USD Australian Dollar to US Dollar currency conversion rate
CHPP Coal Handling and Processing Plant
CM Continuous Miner
DOC Depth of Cover
EBITDA
Earnings Before Interest Tax

Depreciation & Amortization
FS Feasibility Study
Kt Kilo tonnes; Units in thousands
LHD Load haul dump
LOM Life Of Mine
m3/t Cubic meters per tonne
Mbcm Million bank cubic meters
MIA Mine Industrial Area
MDL Mineral Development Licence
Metallurgical Coal Coal used in the steel making process
ML Mining Lease
MMt Million Metric Tonne
Mt Million Tonnes
NPV Net present value
P&L Profit and loss
PCI Pulverised Coal Injection
PFS Pre Feasibility Study
Prdt Product Tonne
QLD Queensland
ROM Run Of Mine, Coal mined
t Metric tonnes
tph
Tonnes

per hour
UNSW University of New South Wales
USD US Dollar
WACC Weighted average cost of capital as a percentage